SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant ☒   Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Preliminary proxy statement

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

FIRST NILES FINANCIAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

$46.04

(2)	Form, Schedule or Registration Statement no.:

Schedule 13E-3

(3)	Filing Party:

First Niles Financial, Inc.

(4)	Date Filed:

June 29, 2006

FIRST NILES FINANCIAL, INC.

55 North Main Street

Niles, Ohio 44446-5097

(330) 652-2539

November 17, 2006

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of First Niles Financial, Inc. (“First Niles” or the “Company”), which will be held at 3: 30 p.m. local time on December 14, 2006, at our main office located at 55 North Main Street in Niles, Ohio. I hope that you will be able to attend the meeting, and I look forward to seeing you.

At the meeting, shareholders will vote on a proposed amendment to the Company’s certificate of incorporation (the “Articles of Amendment”). The Articles of Amendment will add a new Article FOURTEENTH to the Company’s certificate of incorporation that will provide for the reclassification of shares (the “Reclassification”) of our common stock held by shareholders who are the record holders of 300 or fewer shares of common stock into shares of Series A Preferred Stock, on the basis of one share of Series A Preferred Stock for each share of common stock held by such shareholders. Shareholders receiving Series A Preferred Stock in the Reclassification will receive no additional consideration for their common shares. All other shares of common stock will remain outstanding and will be unaffected by the Reclassification.

Generally, the Series A Preferred Stock has a dividend and liquidation preference compared to our common stock and participates equally and votes with the common stock in a sale or change in control of the Company; however, the Series A Preferred Stock will not have voting rights with respect to any other matter subject to a vote of shareholders.

The primary effect of the Reclassification will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws. This transaction is known as a Rule 13e-3 going-private transaction under the Securities Exchange Act of 1934 (the “Securities Exchange Act”). This Rule 13e-3 transaction will allow us to realize significant cost savings because we will no longer have reporting obligations under the Securities Exchange Act and will avoid annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007. Also, after the Reclassification, neither our common stock nor our Series A Preferred Stock will be quoted or traded on the Nasdaq Capital Market which will adversely affect the already limited market liquidity of our common stock and result in limited liquidity for the Series A Preferred Stock. However, following the Reclassification, we plan to list our common stock on another automated quotation system such as the Over the Counter Bulletin Board or the Pink Sheets, but we cannot guarantee that we will be successful in listing our common stock on either system. If our common stock is listed on the Over the Counter Bulletin Board or the Pink Sheets, we will have no direct control over the number of record shareholders of our common stock. Therefore, if we have 300 or more record shareholders on any future January 1st, we will have to re-register our common stock with the Securities Exchange Commission and will lose the benefits of the Reclassification.

Our principal reasons for effecting the Reclassification are the estimated direct and indirect cost savings of approximately $142,500 per year, plus an additional $81,000 in annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007, that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act. We also believe that while our shareholders will lose the benefits of holding registered stock that is listed on the Nasdaq Capital Market, such as a reduction in the amount of publicly available information about the Company and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act and from Nasdaq listing standards, these benefits are outweighed by the costs relating to the registration of our common stock. These costs and benefits are described in more detail in the enclosed proxy statement.

We plan to effect the Reclassification by filing the Articles of Amendment as soon as possible after we obtain shareholder approval to do so. The date on which we file the Articles of Amendment will also serve as the record date for determining the ownership of shares for purposes of the Reclassification.

As a result of the Reclassification, shareholders receiving preferred shares will receive no additional compensation, will lose their ability to vote on any matter other than a transaction which would result in a change in control of the Company, will receive securities that are less liquid than those they currently own and will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act.

The board of directors has established November 10, 2006 as the record date for determining shareholders who are entitled to notice of the special meeting and to vote on the matters presented at the meeting. Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and return it in the envelope provided in time for it to be received by December 12, 2006. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

The board of directors has determined that the Reclassification is fair to our unaffiliated shareholders and has voted in favor of the approval of the Articles of Amendment. On behalf of the board of directors, I urge you to vote FOR approval of the Articles of Amendment.

Sincerely,

/s/ William L. Stephens
Chairman of the Board, President and Chief Executive Officer

FIRST NILES FINANCIAL, INC.

55 North Main Street

Niles, Ohio 44446-5097

(330) 652-2539

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 14, 2006

A special meeting of shareholders of First Niles Financial, Inc. will be held at 3: 30 p.m. local time on December 14, 2006, at our main office located at 55 North Main Street in Niles, Ohio, for the following purposes:

(1)	To vote on the Articles of Amendment providing for the Rule 13e-3 transaction of each share of First Niles common stock held by record holders of 300 or fewer shares into one share of Series A Preferred Stock;

(2)	To vote on the adjournment of the special meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of the Articles of Amendment or attendance at the meeting; and

(3)	To transact any other business as may properly come before the meeting or any adjournment of the meeting.

The board of directors recommends that you vote FOR the above proposals.

The board of directors has set the close of business on November 10, 2006 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ William L. Stephens
Chairman of the Board, President and Chief Executive Officer

November 17, 2006

FIRST NILES FINANCIAL, INC.

55 North Main Street

Niles, Ohio 44446-5097

(330) 652-2539

PROXY STATEMENT

For Special Meeting of Shareholders

To Be Held on December 14, 2006

The board of directors of First Niles Financial, Inc. is furnishing this proxy statement in connection with its solicitation of proxies for use at a special meeting of shareholders. At the special meeting, shareholders will be asked to vote on a proposed amendment to the company’s certificate of incorporation providing for a reclassification of certain shares of the First Niles common stock into Series A Preferred Stock. Because Securities and Exchange Commission rules classify the reclassification as a “the Rule 13e-3 transaction,” we will use that term in referring to this transaction.

The Rule 13e-3 transaction is designed to reduce the number of First Niles common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended. As a result of the Rule 13e-3 transaction, our common stock will no longer be listed on the Nasdaq Capital Market. The board of directors has determined that it is in the best interests of First Niles and its shareholders to effect the Rule 13e-3 transaction because the Company will realize significant cost savings as a result of the termination of its reporting obligations under the Securities Exchange Act, including avoiding annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007. The board of directors believes these cost savings and the other benefits of deregistration described in this proxy statement outweigh the loss of the benefits of registration and Nasdaq listing to our shareholders, such as a reduction in publicly available information about the Company, the elimination of the limited market that exists for our common stock and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act and Nasdaq listing standards. Following the 13e-3 transaction, the Company will not attempt to control transfers of its common stock or the Series A Preferred Stock; therefore, it is possible that in the future the Company would again have 300 holders of its common stock, requiring re-registration with the Securities and Exchange Commission.

In the Rule 13e-3 transaction, shareholders who are the record holders of 300 or fewer shares of First Niles common stock will receive one share of First Niles Series A Preferred Stock for each share of common stock they own on the date we file the Articles of Amendment with the Delaware Secretary of State, which we anticipate will be shortly after the special meeting. We will refer to this filing date as the “effective date of the Rule 13e-3 transaction.” No cash will be paid to shareholders as consideration for their shares – only Series A Preferred Stock will be issued. All other shares of common stock will remain outstanding and will be unaffected by the Rule 13e-3 transaction.

The Series A Preferred Stock has limited voting rights, dividend and liquidation rights and preferences generally equal to or in excess of similar rights and preferences of our common stock, and participates equally with the common stock on a sale or change in control of First Niles. See “Terms of the Series A Preferred Stock to be Issued in the Rule 13e-3 Transaction” on page 41 for a detailed description of these features.

As a result of the reclassification, shareholders receiving preferred shares will receive no additional compensation, will lose their ability to vote on any matter other than a transaction which would result in a change in control of the company, will receive securities that are less liquid than those they currently own and will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act.

This proxy statement provides you with detailed information about the proposed reclassification. We encourage you to read this entire document carefully.

The board of directors has determined that the Rule 13e-3 transaction is fair to our unaffiliated shareholders and has approved the Articles of Amendment. The transaction cannot be completed, however, unless the proposed amendment is approved by a majority of the votes entitled to be cast on the proposal. Our current directors and executive officers beneficially own approximately 17.0% of our outstanding shares of common stock and have indicated that they intend to vote their shares in favor of the Articles of Amendment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Rule 13e-3 transaction or the transactions contemplated thereby or has determined if this proxy statement is truthful or complete. The Securities and Exchange Commission has not passed upon the fairness or merits of the Rule 13e-3 transaction or the transactions contemplated thereby, nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

The date of this proxy statement is November 16, 2006.

We first mailed this proxy statement to our shareholders on or about November 17, 2006.

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SUMMARY TERM SHEET

The following is a summary of the material terms of the Rule 13e-3 transaction. We urge you, however, to review the entire proxy statement and accompanying materials carefully.

•	Structure of the Rule 13e-3 Transaction. The Articles of Amendment provide for the reclassification of shares of First Niles Financial, Inc. (“First Niles” or the “Company”) common stock into shares of Series A Preferred Stock. In the Rule 13e-3 transaction, shareholders who are the record holders of 300 or fewer shares of First Niles common stock on the effective date of the Rule 13e-3 transaction will receive one share of Series A Preferred Stock for each share of First Niles common stock they own on the effective date of the Rule 13e-3 transaction. All other shares of First Niles common stock will remain outstanding and will be unaffected by the Rule 13e-3 transaction. No cash will be paid to shareholders as consideration for their shares – only shares of Series A Preferred Stock will be issued.

We selected this structure, as opposed to a transaction in which some of our shareholders would receive cash for their shares, principally because it presented a means by which all of our shareholders could retain an equity interest in the Company while enabling us to reduce our common shareholder base to the extent necessary to permit us to terminate our registered status with the Securities and Exchange Commission (the “SEC”).

•	Terms of the Series A Preferred Stock to be Issued in the Rule 13e-3 Transaction. Our certificate of incorporation designates 500,000 shares of our authorized stock as Series A Preferred Stock. The terms of the Series A Preferred Stock are set forth in Appendix A and principally provide as follows:

•	Rank: The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

•	Voting Rights: Unlike the common stock, the Series A Preferred Stock will not have voting rights except under very limited circumstances. Except as provided by law, holders of Series A Preferred Stock are entitled to vote only upon proposals for a consolidation or merger of the Company, a share exchange, or a sale, lease, exchange or transfer of all or substantially all of the Company’s assets (a “Change in Control”) and upon which holders of our common stock are entitled to vote. For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each share held, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Company. When voting on a proposed Change in Control, the holders of Series A Preferred Stock vote together with the holders of common stock and not as a separate class.

•	Dividend Rights: Holders of Series A Preferred Stock are entitled to a 5% preference in the distribution of dividends, when and if declared and paid by First Niles, so that holders of the Series A Preferred Stock are entitled to receive dividends in an amount not less than 105% of that paid to common shareholders prior to the receipt of dividends by the holders of common stock. Although First Niles has historically paid dividends and intends to continue to do so in the future, it is not required to do so and has the right to waive the declaration or payment of dividends. The Company paid dividends totaling $1,735,875.35 during 2004 and 2005 and the latest dividend paid by the Company was $0.16 per share on September 22, 2006. Any dividends waived will not accumulate to future periods and will not represent a contingent liability of First Niles.

•	Conversion Rights: The shares of Series A Preferred Stock automatically convert to shares of common stock immediately prior to a Change in Control, with each share of Series A Preferred Stock being convertible into one share of common stock, subject to antidilution adjustment.

•	Liquidation Rights: Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of the Company in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $11.67 per share.

•	Perpetual Stock: The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

•	Preemptive Rights: Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock of the Company that may be issued in the future.

•	Antidilution Adjustments: If the number of our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock.

•	Redemption Rights: Holders of Series A Preferred Stock have no right to require that the Company redeem their shares.

See page 41 for more information regarding the terms of the Series A Preferred Stock.

•	Series A Preferred Stock Issued in Reliance on Exemption from Registration. We are issuing the shares of Series A Preferred Stock without registration under the Securities Act of 1933 in reliance on an exemption under Section 3(a)(9) of the Securities Act for the exchange by a company of any security with its existing shareholders exclusively, where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange. We believe that exemption is available to the Rule 13e-3 transaction because we are only issuing the Series A Preferred Stock to our holders of common stock, and to no other persons or entities. Further, we are not paying any commission or other remuneration for soliciting the exchange.

•	Determination of Shares “Held of Record.” Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Rule 13e-3 transaction is based on shares held of record without regard to the ultimate control of the shares. A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually; as a joint tenant with someone else; as trustee; and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in “street name” on a shareholder’s behalf are held of record by the broker.

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Avoiding Reclassification by Consolidation or “Street Name” Ownership. In view of the SEC’s shareholder-counting rules described above, a single shareholder with 301 or more shares held in various accounts could receive Series A Preferred Stock in the Rule 13e-3 transaction for all of his or her shares if those accounts individually hold fewer than 301 shares on the effective date of the Rule 13e-3 transaction. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership representing 301 or more shares or acquire additional shares in the market prior to the effective date of the Rule 13e-3 transaction. Alternatively, a shareholder who holds fewer than 301 shares of common stock may place his or her shares into “street name” with a broker holding at least 300 shares of our common stock in such accounts and thereby avoid reclassification of his or her shares. To ensure that the record ownership of the shares will be reflected appropriately on our transfer agent’s records on the effective date of the Rule 13e-3 transaction, shareholders should initiate any transfers of their shares at least three business days prior to the special meeting, as we intend to effect the Rule 13e-3 transaction promptly thereafter and it will take into account only those transfers that have settled by the effective date.

•	Effects of the Rule 13e-3 Transaction. As a result of the Rule 13e-3 transaction:

•	Our number of common shareholders of record, measured as of September 30, 2006, will be reduced from approximately 426 to approximately 185, and the number of outstanding shares of our common stock will decrease from 1,384,553 to approximately 1,347,653, resulting in a decrease in the number of shares of our common stock that will be available for purchase and sale in the market. See page 16.

•	We estimate that approximately 36,900 shares of Series A Preferred Stock will be issued to approximately 242 shareholders of record in connection with the Rule 13e-3 transaction. See page 16.

•	We will be entitled to terminate the registration of our common stock under the Securities Exchange Act, which will mean that we will no longer be required to file reports with the SEC or be classified as a public company. This will greatly reduce the amount of information that is publicly available about the Company and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report of our internal controls and disclosure requirements relating to our audit committee composition, code of ethics and director nomination process. See page 17.

•	Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available. See page 21.

•	We will eliminate the direct and indirect costs and expenses associated with our registration under the Securities Exchange Act, which we estimate will be approximately $142,500 per year, plus an additional $81,000 in annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007. See page 15.

•	We estimate that professional fees and other expenses related to the Rule 13e-3 transaction will be approximately $75,000, which we intend to pay with existing working capital.

•	Neither our common stock nor our Series A Preferred Stock will be quoted or traded on the Nasdaq Capital Market. As a result, the market liquidity of our common stock will be reduced. This will also eliminate certain corporate governance safeguards required by Nasdaq listing standards. See page 25.

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Our actual earnings will not change, but the presentation of earnings will change based on accounting treatment of the reclassification. Basic earnings per share on a pro forma basis will increase from $0.401 per share to $0.413 per share for the nine months ended September 30, 2006, and will increase from $0.79 to $0.82 for the year ended December 31, 2005. Pro forma diluted earnings per share will remain unchanged at $0.399 per share for the nine months ended September 30, 2006 and at $0.79 per share for the year ended December 31, 2005 because the shares of Series A Preferred Stock will be considered common stock equivalents in the computation of diluted earnings per share.

•	Our actual book value will not change, but the presentation of book value will change based on accounting treatment of the reclassification. Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease on a pro forma basis from $11.67 to $11.61 as of September 30, 2006, and will decrease from $11.84 to $11.79 as of December 31, 2005.

•	The percentage ownership of First Niles common stock beneficially owned by our executive officers and directors as a group will increase slightly from approximately 17.0% to 17.5%. We do not anticipate that any of our executive officers or directors will receive Series A Preferred Stock in the Rule 13e-3 transaction. See page 38.

•	The decrease in the number of shares of common stock outstanding, and the relatively small number of shares of Series A Preferred Stock that will be outstanding after the Rule 13e-3 transaction will further reduce the already limited liquidity of our common stock.

•	As a result of the reclassification, shareholders receiving preferred shares will receive no additional compensation, will lose their ability to vote on any matter other than a transaction which would result in a change in control of the Company, will receive securities that are less liquid than those they currently own and will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act.

A more detailed description of these effects and the effects of the Rule 13e-3 transaction on our affiliates and shareholders generally, including those receiving Series A Preferred Stock and those retaining common stock, begins on page 21.

•	Reasons for Reclassification. Our principal reasons for effecting the Rule 13e-3 transaction are:

•	The direct and indirect cost savings of approximately $142,500 per year, plus an additional $81,000 in annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007, that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act, together with the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock;

•	Our belief that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, principally as a result of the thin trading market for our stock; and

•	We have structured this going-private transaction as a reclassification because unlike a cash-out merger or reverse stock split, a reclassification (1) will allow all shareholders to maintain an equity interest in the Company, (2) will not require the Company to finance the purchase of any shares and (3) will not require the approval of the Office of Thrift Supervision. In order to create two separate classes of stock under the Securities Exchange Act, our board of directors determined that the Series A Preferred Stock would not have voting rights other than with respect to a transaction that would result in a change in control of First Niles.

See page 15 for more detailed information.

•	Fairness of the Rule 13e-3 Transaction. Based on a careful review of the facts and circumstances as described beginning on page 24, our board of directors and each of our affiliates believe that the terms and provisions of the Rule 13e-3 transaction and the Series A Preferred Stock are substantively and procedurally fair to our unaffiliated shareholders. Our board of directors approved, and recommends that shareholders vote in favor of, the Rule 13e-3 transaction.

Our affiliates are listed on page 30 and include all of our directors and executive officers. Because of our affiliates’ positions with First Niles, each is deemed to be engaged in the Rule 13e-3 transaction and has a conflict of interest with respect to the transaction because he or she is in a position to structure it in a way that benefits his or her interests differently from the interests of unaffiliated shareholders. At present, each of our directors is a record holder of more than 300 shares of common stock, and we anticipate that they will retain the shares of common stock they beneficially own in the transaction. After the transaction, we anticipate that our directors and executive officers, in the aggregate, will beneficially own approximately 17.5% of our outstanding common shares. See “—Stock Ownership by Affiliates” on page 38 for more information regarding stock owned by our affiliates.

In the course of determining that the Rule 13e-3 transaction is fair to and in the best interests of our unaffiliated shareholders, including both unaffiliated shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Series A Preferred Stock, the board of directors and each of other our affiliates considered a number of positive and negative factors affecting these groups of shareholders in making their determinations. In connection with its fairness determination, the board of directors did not obtain any appraisal, independent valuation or fairness opinion of the Series A Preferred Stock or common because the board believes that the value of the Series A Preferred Stock is equivalent to the value of the common stock such that the actual cash value of the shares in each class is immaterial to the determination of the fairness of the Rule 13e-3 transaction, from a financial point of view, because those values would be the same. The factors considered by the board included:

•	All shareholders will continue to hold an equity interest in the Company, and no shareholder will be forced to involuntarily liquidate his or her equity interest in the Company;

•	Certain shareholders have the opportunity to retain their common stock or receive Series A Preferred Stock by transferring or consolidating their shares or placing them in (or removing them from) “street name” accounts as described above in “Avoiding Reclassification by Consolidation or ‘Street Name’ Ownership”;

•	The board’s belief that although the Series A Preferred Stock has substantially different rights and preferences from our common stock, the value of the Series A Preferred Stock is equivalent to our common stock. Although the Series A Preferred Stock is generally nonvoting, it will enjoy a preference on dividends, which the Company has historically paid and plans to continue to pay in the future. The board determined subjectively and in its business judgment based on its discretionary view of the matter, that the decrease in value based on the nonvoting nature of the Series A Preferred Stock is balanced by an increase in value attributable to the increased dividend flow, particularly in view of the right of the Series A Preferred Stock to vote on a change in control of the Company, which the board viewed as a mitigating factor with respect to the loss of voting power;

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Because shareholders receiving Series A Preferred Stock and shareholders retaining common stock will each lose the benefits of owning stock of a company listed on the Nasdaq and the protections of the Securities Exchange Act, the board does not believe that these factors will impact the relative values of the Series A Preferred Stock and the common stock. The board also believes that while it is possible a market listing will most likely only be available to our common stock in the future, such a listing would provide the same public information to shareholders owning common stock or Series A Preferred Stock and would therefore increase the liquidity of both classes of stock. The board notes that the relative liquidity of the common stock would probably increase more than that of the Series A Preferred Stock in such a situation, but does not expect either class of stock to ever attain significant liquidity such that either class would become more valuable than the other;

•	The Rule 13e-3 transaction will have no effect on diluted earnings per share for the nine months ended September 30, 2006 or the year ended December 31, 2005;

•	Book value per common equivalent share will decrease approximately 0.5% from $11.67 on a historical basis to $11.61 on a pro forma basis as of September 30, 2006; and

•	The Rule 13e-3 transaction should not be a taxable event for any shareholder.

A more detailed description of the factors considered by our board of directors when assessing the fairness of the Rule 13e-3 transaction begins on page 24 and the effects of the Rule 13e-3 transaction on our affiliates and shareholders generally, including those receiving Series A Preferred Stock and those retaining common stock, begins on page 21.

•	Effectiveness of the Rule 13e-3 Transaction. The Rule 13e-3 transaction will not be effected unless the Articles of Amendment are approved by a majority of the votes entitled to be cast. Assuming this occurs, as shortly thereafter as is practicable, we will file the Articles of Amendment with the Delaware Secretary of State and thereby effect the Rule 13e-3 transaction. However, notwithstanding shareholder approval, at any time prior to the effective date of the Rule 13e-3 transaction, the board of directors may abandon the Rule 13e-3 transaction without any further shareholder action. If at any time prior to the effective date of the Rule 13e-3 transaction the board determines that (1) the estimated legal expenses makes the Rule 13e-3 transaction inadvisable or (2) the number of negative votes on the Rule 13e-3 transaction reflects a material negative reaction among a significant portion of the shareholders, the board may elect to abandon the Rule 13e-3 transaction.

We anticipate that the Rule 13e-3 transaction will be effected in the fourth quarter of 2006. We will issue a press release and file a current report on Form 8-K with the SEC in the event that the board of directors decides to not go forward with the Rule 13e-3 transaction. See page 36 for more detailed information.

•	Condition and Regulatory Approvals. Aside from shareholder approval of the Articles of Amendment, the Rule 13e-3 transaction is not subject to any conditions or regulatory approvals.

•	Dissenters’ Rights. Delaware law does not provide shareholders with the right to dissent from the proposed the Rule 13e-3 transaction.

•	Current Market Price of Common Stock. As of November 13, 2006, the market price of First Niles common stock was $13.41.

QUESTIONS AND ANSWERS

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at a special meeting of shareholders.

This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the special meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We first sent this proxy statement, notice of the special meeting and the enclosed proxy card November 17, 2006 to all shareholders entitled to vote. The record date for those entitled to vote is November 10, 2006. On that date, there were 1,384,553 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:	What is the time and place of the special meeting?

A:	The special meeting will be held on December 14, 2006, at our main office located at 55 North Main Street in Niles, Ohio, at 3: 30 p.m. local time.

Q:	Who may be present at the special meeting and who may vote?

A:	All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record as of November 10, 2006 may cast their votes in person or by proxy at the special meeting.

Q:	What is the vote required?

A:	The proposed Articles of Amendment must receive the affirmative vote of the holders of a majority of the votes entitled to be cast. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposal to approve the Articles of Amendment. In addition, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on the proposal, your broker will not be able to vote for you. This will have the same effect as a vote against the proposal to approve the Articles of Amendment.

Q:	What is the recommendation of the board of directors regarding the proposal?

A:	Our board of directors has determined that the Rule 13e-3 transaction is fair to our unaffiliated shareholders, both those retaining their common stock and those receiving Series A Preferred Stock, and that approval of the proposed amendment to our certificate of incorporation is advisable and in the best interests of First Niles and each of these constituent groups. Our board of directors has therefore approved the Rule 13e-3 transaction and recommends that you vote “FOR” approval of the proposed amendment to our certificate of incorporation.

Q:	What do I need to do now?

A:	Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the special meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the special meeting, or attend the special meeting and vote in person. You may not change your vote by facsimile or telephone.

Q:	If my shares are held in “street name” by my broker, how will my shares be voted?

A:	Following the directions that your broker will mail to you, you may instruct your broker how to vote your shares. If you do not provide any instructions to your broker, your shares will not be voted on the proposal to approve the Articles of Amendment.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:	No. Because any shares you may hold in street name will be deemed to be held by a different shareholder from any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust, or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q:	If I am receiving Series A Preferred Stock in the Rule 13e-3 transaction, when will I get my stock?

A:	After the special meeting and the closing of the transaction, we will mail you instructions on how to exchange your First Niles common stock certificate(s) for Series A Preferred Stock. After you sign the forms provided at that time and return your stock certificate(s), we will send you your Series A Preferred Stock.

Q:	I do not know where my stock certificate is. How will I get my Series A Preferred Stock?

A:	The materials we will send you will include an affidavit that you will need to sign attesting to the loss of your certificate. We will require that you provide a bond to cover any potential loss to First Niles.

Q:	Will I have dissenters’ rights in connection with the Rule 13e-3 transaction?

A:	No.

Q:	What if I have questions about reclassification or the voting process?

A:	Please direct any questions about the Rule 13e-3 transaction or the voting process to our Vice President, Lawrence Safarek, or our Corporate Secretary, Dan Csontos, at our main office located at 55 North Main Street, Niles, Ohio 44446, telephone (330) 652-2539.

Q:	Why did the board of directors decide not to obtain a fairness opinion?

A:	The board did not obtain a fairness opinion because the board believes that the value of the Series A Preferred Stock is equivalent to the value of the common stock and therefore the Rule 13e-3 transaction will be fair to shareholders who receive Series A Preferred Stock, from a financial point of view.

Q:	Will the amount of publicly available information regarding First Niles be reduced as a result of the Rule 13e-3 transaction?

A:	Yes. In particular, as a private company, we will no longer be required to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB or proxy statements with the SEC. The Form 10-KSB and proxy statement rules require detailed disclosures regarding executive compensation, corporate governance and management stock ownership, which are not required in our financial reports to the Office of Thrift Supervision or our audited financial statements. Additionally, we will no longer be required to include management’s discussion and analysis of our financial results in annual reports to shareholders or financial reports to the Office of Thrift Supervision.

IMPORTANT NOTICES

We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Rule 13e-3 transaction is effected.

We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

The words “First Niles,” the “Company,” “we,” “our,” and “us,” as used in this proxy statement, refer to First Niles and its wholly-owned subsidiary, Home Federal Savings and Loan Association of Niles, collectively, unless the context indicates otherwise.

SPECIAL FACTORS

Purpose of the Rule 13e-3 Transaction

The primary purpose of the Rule 13e-3 transaction is to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act. Although we intend to keep our common and preferred shareholders informed as to our business and financial status after the Rule 13e-3 transaction as described below, we anticipate that deregistration will enable us to save significant legal, accounting and administrative expenses relating to our public disclosure and reporting requirements under the Securities Exchange Act. As a secondary matter, it is likely to decrease the administrative expense we incur in connection with soliciting proxies for routine special meetings of shareholders since the Series A Preferred Stock will have limited voting rights.

After the Rule 13e-3 transaction, we intend to keep our common and preferred shareholders informed about our business and financial condition by delivering annual audited financial statements to them. Moreover, our business operations are primarily conducted through our banking subsidiary, Home Federal Savings and Loan Association of Niles, which is required to file quarterly financial reports with the Office of Thrift Supervision. These reports are available online at www.fdic.gov.

Although we will still be required to file quarterly financial information with the Office of Thrift Supervision and will continue to provide annual financial information to our shareholders, as a non-SEC registered company our auditing expenses will decrease significantly because we and our auditors will not be required to comply with standards prescribed by the SEC and the Public Company Accounting Oversight Board with respect to our audit and because our auditors will not be required to review the information we must include in our periodic SEC reports as described more fully below. Our other reporting processes will also be significantly simplified because we will no longer be required to comply with disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act. These requirements include preparing and filing current and periodic reports with the SEC regarding our business, financial condition, board of directors and management team, having these reports reviewed by outside counsel and independent auditors, and, commencing in fiscal 2007, documenting, testing and reporting on our internal control structure.

In particular, as a private company, we will no longer be required to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB or proxy statements with the SEC. The Form 10-KSB and proxy statement rules require detailed disclosures regarding executive compensation, corporate governance and management stock ownership, which are not required in our financial reports to the Office of Thrift Supervision or our audited financial statements. Additionally, we will no longer be required to include management’s discussion and analysis of our financial results in annual reports to shareholders or financial reports to the Office of Thrift Supervision. Currently, our external auditors perform detailed reviews of management’s discussion and analysis of our financial results to assure consistency with audited financial statements to ensure we are in compliance with applicable disclosure requirements.

We also incur substantial costs in management time and legal and accounting fees related to the preparation, review and filing of our periodic reports and proxy statements. Unlike the periodic reports that we currently file with the SEC, the quarterly financial information that we file with the Office of Thrift Supervision does not require the review of either our independent accountants or legal counsel. As a result of the elimination of the disclosure and reporting requirements under the Securities Exchange Act, we estimate that we will save approximately $24,000 per year in management time and $73,000 per year in legal and accounting fees before taking into account the effects of the increased internal controls reporting and auditing standards described below. We also expect to save approximately $18,000 annually in administrative costs related to soliciting proxies for routine annual meetings, including printing and mailing costs and transfer agent fees related to the proxy solicitation and $27,500 in Nasdaq listing fees.

Furthermore, as a private company, we will not be required to comply with Section 404 of the Sarbanes-Oxley Act, which would require that we document, test and assess our internal control structure and that our external auditors report on management’s assessment of our internal control structure for fiscal 2007 and subsequent years. As a result of our limited personnel resources, we anticipate that we would need to engage an outside consultant and hire an additional experienced accountant to assist management in documenting and testing our internal control structure. Additionally, we estimate that our external audit fees will increase as a result of Section 404 because our external auditors will be required to perform additional audit procedures in order to report on management’s assessment of our internal control structure. We also anticipate we would incur additional legal fees for advice related to compliance with Section 404. We estimate that we would incur approximately $81,000 annually in consulting, compensation, accounting and legal expenses related to compliance with Section 404 of the Sarbanes-Oxley Act in addition to a one-time consulting charge of approximately $174,000 for our first year of required compliance relating to the initial implementation of the necessary procedures. If our SEC reporting obligations cease prior to the effective date of Section 404 of the Sarbanes-Oxley Act, we will not need to incur these expenses; therefore, it is essential that the effective date of the Rule 13e-3 transaction occur in 2006.

We are required to comply with many of the same securities law requirements that apply to large public companies with substantial compliance resources. Our resources are more limited, however, and as is shown above, these compliance activities represent a significant administrative and financial burden to a company of our relatively small size and market capitalization. We also incur less tangible but nonetheless significant expenditure of management’s time and attention that could otherwise be deployed toward revenue-enhancing activities.

In summary, our estimated cost of compliance with the Securities Exchange Act and the Sarbanes-Oxley Act is substantial, representing an estimated direct and indirect annual cost to us of approximately $223,500, including the expected effect of Section 404 of the Sarbanes-Oxley Act. Our anticipated cost savings are also summarized under “—Reasons for the Rule 13e-3 Transaction.”

As of September 30, 2006, we had approximately 426 common shareholders of record, but approximately 97.3% of the outstanding shares as of that date were held by approximately 185 shareholders. Of our 426 common shareholders, approximately 242 held 300 or fewer shares, or an aggregate of approximately 2.7% of our outstanding common stock, as of September 30, 2006. Our common stock is listed under the symbol “FNFI” on the Nasdaq Capital Market; however, trading of our stock is infrequent, the trading volume is low, and the board of directors believes there is little likelihood that a more active market will develop. However, because we have more than 300 shareholders of record and our common stock is registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act.

In light of the limited market for our common stock, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts by the Company to raise additional capital or to acquire other business entities. We believe the Rule 13e-3 transaction will provide a more efficient means of using our capital to benefit our shareholders by allowing us to save significant administrative, accounting, and legal expenses incurred in complying with the disclosure, reporting and compliance requirements described above. Moreover, we believe that our limited trading market and the resulting inability of our shareholders to realize the full value of their investment in our common stock through an efficient market has resulted in little relative benefit for our shareholders as compared to the costs of maintaining our registration. Finally, the Rule 13e-3 transaction will give all of our shareholders the opportunity to retain an equity interest in First Niles and therefore to participate in any future growth and earnings of the Company and in any future value received as a result of the sale of the Company.

Alternatives Considered

In making our determination to proceed with the Rule 13e-3 transaction, we considered other alternatives. We rejected these alternatives because we believed the Rule 13e-3 transaction would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

Cash-Out Merger. The board considered the reorganization of the Company through a merger with a new corporation formed solely to effect a reorganization. In a cash-out merger, shareholders owning fewer than 300 shares of First Niles common stock would receive cash equal to the fair value of the common stock in exchange for their shares, and all other shares of First Niles common stock would have remained outstanding. Accordingly, a cash-out merger would not offer all shareholders an opportunity to retain an equity interest in First Niles, to participate in future growth and earnings of the Company, or to benefit from any future value received as a result of the sale of the Company. While shareholders could consolidate their accounts or acquire sufficient shares to meet or exceed the 300-share threshold in order to retain an equity interest in the Company, the board preferred to structure a transaction that would allow shareholders to retain an equity interest without being required to pay for additional shares or consolidate their holdings in a way that might not otherwise be advantageous for them. Additionally, the receipt of cash in exchange for shares of common stock would generally result in a negative tax consequence for those shareholders receiving cash. Because the involuntary termination of shareholders’ equity interests in the Company was a dispositive factor in the board’s rejection of this alternative, the board did not consider the potential capital cost of such a transaction.

Reverse Stock Split. The board considered declaring a reverse stock split at a ratio of 1-for-300, with cash payments to shareholders who would hold less than one share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders holding any resulting fractional shares. Like the cash-out merger described above, a reverse stock split would not have offered all shareholders an opportunity to retain an equity interest in our company. As a result, a reverse stock split was rejected for the same reasons as the cash-out merger alternative.

Issuer Tender Offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. Additionally, if a sufficient number of shares were tendered, we estimate the cost of this alternative would be approximately the same as the cash-out merger. Therefore, this alternative also would require the Company to incur debt to finance. As a result, we also rejected this alternative.

Expense Reductions in Other Areas. While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business or impeding our opportunity to grow. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed. We believe the expense savings a reclassification would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Rule 13e-3 transaction.

Business Combination. In the summer of 2004, we engaged an investment banker to represent the Company in a possible sale of the Company. On our behalf, the investment banker solicited and we received three indications of interest in purchasing the Company. As a result of further negotiations, in March, 2005, one of the bidders presented a definitive merger proposal to the board. Under the terms of the proposal, our shareholders would have received 0.85 shares of the acquiror’s stock for each share of First Niles common stock that they owned. The proposal did not include any price protections in case the acquiror’s stock price fell prior to consummation of the proposed merger. As of the date of the proposal, the offer represented a premium of approximately 6.75%

over the then-trading price of First Niles common stock based on the trading price of the acquiror’s shares. After careful deliberations, the board determined in its business judgment that the proposal was not in the best interest of the Company or our shareholders and rejected the proposal. Our board did not seek any additional proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. The board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate and expenses will be reduced.

Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined below, of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in the best interests of the Company or its unaffiliated shareholders.

Background of the Rule 13e-3 Transaction

We have filed reports under the Securities Exchange Act since 1998. These reports include annual, quarterly and current reports presenting and analyzing our business, financial condition, results of operations and management structure; ongoing reports regarding insiders’ stock transactions and potential short-swing profit liability; and proxy statements disclosing information about our directors and executive officers, their compensation and our corporate governance process. Although our public reporting obligations have existed for several years, the Sarbanes-Oxley Act has added several reporting and procedural requirements that have become effective during the past two years. As a result of the Sarbanes-Oxley Act, we have become subject to heightened compliance and documentation requirements in a variety of areas, including disclosure and internal controls, internal and external audit relationships, and the duties and qualifications of our board committees. We have also become subject to expanded disclosure requirements relating to our corporate and trading activities. As a result of these new requirements, the cost of compliance has increased significantly, particularly relative to our limited personnel resources and market capitalization. In addition to the substantial indirect costs in management time, costs associated with our reporting obligations include securities counsel fees, auditor fees, costs of printing and mailing shareholder documents, and specialized word processing and filing costs. We anticipate further increases resulting from the upcoming requirement under Section 404 of the Sarbanes-Oxley Act that we document, test and assess our internal control structure and that our external auditors report on management’s assessment of our internal control structure. See “—Reasons for the Rule 13e-3 Transaction” on page 15.

As a result of these expanding requirements under the Sarbanes-Oxley Act, in January 2005, William L. Stephens, our president and chief executive officer, and Lawrence Safarek, our vice president and treasurer, began discussing generally the relative benefits, costs and effects, both direct and indirect, relating to continuing the registration of our common stock under the Securities Exchange Act. Management had been aware of the possibility of deregistration since going public in 1998 as an eventual cost saving strategy, but had not seriously explored its implications before. These discussions continued for several months and expanded to include directors of the Company. In April 2005, Director Zuzolo formally introduced the prospect of going private to the full board of directors. At this point, the board of directors appointed a committee, headed by Director Zuzolo and to be assisted by management, to explore various cost saving measures, including the prospect of going private.

Director Zuzolo held several informal meetings with various members of management about going private. Director Zuzolo died in August, 2005 without ever formally completing a report to board of directors regarding his committee assignment. Management continued with gathering information on the process of privatization and continued monitoring the effective date for complying with the expanded requirements of the Sarbanes-Oxley Act. Subsequently, at the December 5, 2005 board meeting, Directors Stephens, Kramer and Eddy, along with members of management present expressed their belief that the benefits to shareholders of remaining a reporting company were outweighed by the costs associated with doing so and that it was their belief that deregistering First Niles’ common stock was essential to achieving First Niles’ future financial goals. The board also discussed the relative costs and benefits to shareholders of remaining a reporting company as well as specific cost estimates related to compliance with reporting obligations under the Securities Exchange Act, as summarized in “—Reasons for the Rule 13e-3 Transaction” below and the alternatives described under “—Alternatives Considered” on page 13. The board also discussed:

•	the benefits and disadvantages of the Rule 13e-3 transaction as described below under “—Reasons for the Rule 13e-3 Transaction” and “—Potential Disadvantages of the Rule 13e-3 Transaction”; and

•	the effects of the Rule 13e-3 transaction as described as described under “—Effects of the Rule 13e-3 Transaction on First Niles” on page ,16, “—Effects of the Rule 13e-3 Transaction on Affiliates” on page 21 and “—Effects of the Rule 13e-3 Transaction on Shareholders Generally” on page 19.

The board determined that a reclassification was a better alternative than a cash-out merger because, unlike a cash-out merger, a reclassification (1) would allow all shareholders to maintain an equity interest in the Company, (2) would not require the Company to finance the purchase of any shares, and (3) would not require approval of the Office of Thrift Supervision. Accordingly, by a 3-to-1 vote, the board approved pursuing a stock reclassification rather than a cash-out merger.

At the June 19, 2006 board meeting, pursuant to Article FOURTH of the Company’s certificate of incorporation, the board approved the terms of the Series A Preferred Stock, which are described under “—Terms of the Series A Preferred Stock to be Issued in the Rule 13e-3 Transaction” on page 41, and authorized the executive officers of the Company to file articles of amendment to the Company’s certificate of incorporation to establish such series of preferred stock. The board also unanimously approved articles of amendment to the Company’s certificate of incorporation which provide for the reclassification of each share of the Company’s common stock held by a shareholder who is the record holder of 300 or fewer shares into a share of the Company’s Series A Preferred Stock.

At the June 5, 2006 board meeting, the board considered each of the factors described under “—Recommendation of the Board of Directors; Fairness of the Rule 13e-3 Transaction” on page 23. After a thorough discussion of these factors, the board, including those directors who are not employees of First Niles, determined that the Rule 13e-3 transaction was fair, from a substantive and procedural point of view, to our unaffiliated shareholders receiving Series A Preferred Stock in the Rule 13e-3 transaction and to those retaining their shares of common stock. In reaching this conclusion, the board considered the potential benefit of liquidity to unaffiliated shareholders receiving cash for their shares in a cash-out merger, but determined that the benefit of liquidity would be diminished due to the taxable nature of a cash-out merger on shareholders receiving cash.

Reasons for the Rule 13e-3 Transaction

As described above in “—Purpose of the Rule 13e-3 Transaction,” the Rule 13e-3 transaction will allow us to save the administrative, accounting and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act and, secondarily, to decrease the administrative expense we incur in connection with soliciting proxies for routine annual meetings of shareholders since the Series A Preferred Stock will have limited voting rights. We estimate that we will save approximately $142,500 per year as a result of the reduction in the number of common shareholders and the elimination of registration of our common stock under the Securities Exchange Act, as listed below:

Direct Costs
Legal fees	$55,000
Independent auditor fees	18,000
Nasdaq Listing	27,500
Edgar conversion, printing and mailing expenses	18,000

118,500
Indirect Costs
Management and staff time	24,000

Total Non-404 Savings	$142,500

We expect to save the following fees and expenses related to compliance with the requirements under Section 404 of the Sarbanes Oxley Act beginning in 2007:

Annual Consulting Fees and Internal Audit	$35,000
Legal Fees	20,000
Independent Auditor Fees	20,000
Indirect Management and Staff Time	6,000

Total Estimated Annual Savings	$81,000

Additional Fiscal 2007 One-Time Consulting Fee for First Year of Required Compliance	$174,000

As is noted above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff spend an average of 10% of their time (equating to approximately ten days per quarter) on activities directly related to compliance with federal securities laws such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing our disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders’ stock ownership, and consulting with external auditors and counsel on compliance issues. If we do not deregister our common stock, we estimate our management and staff will spend an additional ten days per quarter, or an average of 10% of their time, on activities related to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal year 2007. We decided to initiate the going-private transaction at this time to avoid costs related to remaining an SEC-reporting company going forward, and to avoid incurring additional professional fees beginning in fiscal year 2007 related to compliance with Section 404 of the Sarbanes-Oxley Act. We believe that effecting the Rule 13e-3 transaction is essential to achieving our future financial goals.

In addition, our common stock has historically been very thinly traded. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily. We also do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency. As a result, we do not believe that the registration of our common stock under the Securities Exchange Act has benefited our shareholders in proportion to the costs we have incurred, and expect to incur, as a result of this registration.

As described above in “—Background of the Rule 13e-3 Transaction,” we have structured this going-private transaction as a reclassification because a reclassification (1) will allow all shareholders to maintain an equity interest in the Company, (2) will not require the Company to finance the purchase of any shares and (3) will not require the approval of the Office of Thrift Supervision.

Effects of the Rule 13e-3 Transaction on First Niles

The Rule 13e-3 transaction is designed to reduce the number of First Niles common shareholders of record below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act. Based on information as of September 30, 2006, we believe that the Rule 13e-3 transaction will reduce our number of common shareholders of record from approximately 426 to approximately 185. We estimate that approximately 36,900 shares held by approximately 242 common shareholders of record will be exchanged for Series A Preferred Stock in the Rule 13e-3 transaction and that approximately 1,347,653 shares of our common stock will be issued and outstanding after the Rule 13e-3 transaction. In addition to the exchange of shares of our common stock for shares of our Series A Preferred Stock, we believe the Rule 13e-3 transaction will have the following effects on First Niles:

Positive Effects

•	Elimination of Securities Exchange Act Registration. After the Rule 13e-3 transaction, our common stock will not be registered under the Securities Exchange Act, nor will we be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. Additionally, we will maintain our existing internal control procedures and continue to evaluate them for potential improvements but will not be required to document, test and report on our internal control structure as required by Section 404 of the Sarbanes-Oxley Act. We expect to eliminate direct and indirect costs and expenses associated with the Securities Exchange Act registration, which we estimate would be up to approximately $142,500 on an annual basis, plus an additional $81,000 in annual costs related to compliance with Section 404 of the Sarbanes-Oxley Act beginning in 2007. Additionally, as a non-SEC reporting company, we believe our management team, which currently spends a significant amount of time on activities related to compliance with the Securities Exchange Act, will have significantly more time to devote to business development and revenue-enhancing activities. See “—Background of the Rule 13e-3 Transaction” and “—Reasons for the Rule 13e-3 Transaction” for a discussion of the nature of the information we will no longer be required to provide.

•	Avoidance of Additional Fiscal 2007 One-Time Consulting Fee. If the effective date of the Rule 13e-3 transaction occurs in 2006, we will avoid a one-time consulting fee of $174,000 associated with constructing a system to document, test and report on our internal control structure.

•	Improved Basic Earnings Per Share. Basic earnings per share will increase 3.0% from $0.401 per share on a historical basis to $0.413 per share on a pro forma basis for the nine months ended September 30, 2006, and will increase 3.8% from $0.79 per share on a historical basis to $0.82 per share on a pro forma basis for the year ended December 31, 2005. Diluted earnings per share will not change from $0.399 per share for the nine months ended September 30, 2006 or from $0.79 per share for the year ended December 31, 2005 because the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share.

•	Elimination of Liability Under Section 18 of the Securities Exchange Act. Because the Company will no longer be required to file any reports under the Securities Exchange Act, it will no longer be subject to liability under Section 18 of the Securities Exchange Act. Generally, Section 18 provides that if the Company makes a false or misleading statement with respect to any material fact in any of its filings pursuant to the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company will be liable to any person who purchases or sells a security at a price that is affected by the statement.

Negative Effects:

•	Effect on Market for Shares. Only approximately 36,900 shares of Series A Preferred Stock will be outstanding and available for purchase after the Rule 13e-3 transaction, resulting in a limited third-party market for the shares. Additionally, our common stock will no longer be quoted or traded on the Nasdaq Capital Market. As a result, holders of both common and Series A Preferred Stock may lose liquidity in their current investment in the Company, which is a factor that, taken alone, decreases the market value of the stock. However, following the Rule 13e-3 transaction, we plan to list our common stock on another automated quotation system such as the Over the Counter Bulletin Board or the Pink Sheets.

•	Decrease in Book Value Per Common Equivalent Share. Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease 0.5% from $11.67 on a historical basis to $11.61 on a pro forma basis as of September 30, 2006.

•	Financial Effects of the Rule 13e-3 Transaction. We estimate that professional fees and other expenses related to the transaction will total approximately $75,000. We estimate these expenses will be as follows:

SEC filing fees	$240
Legal fees	65,000
Accounting Fees	6,500
Printing and mailing costs	2,500
Miscellaneous	760

Total	$75,000

We plan to pay these fees and expenses out of our existing working capital and do not expect that the payment of these expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations, or cash flow.

•	Elimination of Protection Under Section 16 of the Securities Exchange Act. Because neither our common stock nor Series A Preferred Stock will be registered under the Securities Exchange Act, beginning 90 days after the effectiveness of the Rule 13e-3 transaction, the Company will no longer be entitled under Section 16 of the Securities Exchange Act to any “short-swing” profits realized by its directors, officers or 10% shareholders on purchases and sales of the Company’s securities that occur within a six-month period.

Other Effects:

•	Conduct of Business After the Rule 13e-3 Transaction. We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

•	Raising Additional Capital and Obtaining Financing After the Rule 13e-3 Transaction. In light of the limited market for our common stock and the availability of capital from sources other than public markets, we believe the termination of our status as an SEC-registered and Nasdaq-listed company will not have a significant impact on any future efforts to raise additional capital. If we need to raise additional capital to support growth in the future, we have several financing alternatives that will not be affected by our status as a private company, including raising additional equity through private offerings, issuing trust preferred securities or borrowing funds from a correspondent bank.

•	Plans or Proposals. Other than as described in this proxy statement, we do not have any current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our board of directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Rule 13e-3 transaction and becoming a non-reporting company. Although management has neither the intention at present to enter into any of the transactions described above nor is involved with negotiations relating to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares, or any other arrangement or transaction we may deem appropriate. We will disclose the terms of such a transaction at the appropriate time upon advice of counsel if such a transaction were to occur.

Effects of the Rule 13e-3 Transaction on Shareholders Generally

The Rule 13e-3 transaction will have the following effects on shareholders regardless of whether they are affiliated or unaffiliated shareholders. We expect, however, that no shares held by our affiliates will be reclassified to Series A Preferred Stock because none of our affiliates will likely hold fewer than 301 shares of common stock of record at the effective time of the Rule 13e-3 transaction. The effects will vary depending on whether the shareholder receives Series A Preferred Stock for some or all of his or her shares of First Niles common stock or does not receive Series A Preferred Stock for any of his or her shares and continues to hold the same number of shares following the Rule 13e-3 transaction. Because a shareholder may own shares in more than one capacity (for example, individually and through an individual retirement account), a shareholder may receive Series A Preferred Stock for some of his or her shares of common stock while retaining ownership of other shares of common stock following the Rule 13e-3 transaction.

The following sections describe the material effects that we expect to result from the Rule 13e-3 transaction with respect to shares that are exchanged for Series A Preferred Stock and shares that are unaffected by the Rule 13e-3 transaction. You may experience a combination of these effects if you receive Series A Preferred Stock for some of your shares while retaining ownership of other shares of common stock. The effects described below assume that 36,900 shares are exchanged for Series A Preferred Stock in the Rule 13e-3 transaction.

Shares Exchanged for Series A Preferred Stock. As to shares of our common stock that are exchanged in the Rule 13e-3 transaction for Series A Preferred Stock, shareholders will experience the following effects:

Positive Effects:

•	Diluted earnings per share will not change from $0.399 per share for the nine months ended September 30, 2006 or from $0.79 per share for the year ended December 31, 2005 because the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share. Additionally, basic earnings per share will increase 3.0% from $0.401per share on a historical basis to $0.413 per share on a pro forma basis for the nine months ended September 30, 2006, and will increase 3.8% from $0.79 per share on a historical basis to $0.82 per share on a pro forma basis for the year ended December 31, 2005, which will provide a greater potential dividend stream.

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Shareholders receiving Series A Preferred Stock will have a 5% preference to the holders of common stock in the distribution of any dividend by the Company. Although we have historically paid cash dividends and anticipate that we will continue to do so, there is no guarantee that we will declare or pay such dividends in the future. Our board of directors, which will be elected by the holders of the common stock after the Rule 13e-3 transaction, has the authority to declare future dividends on our common stock and Series A Preferred Stock. See “—Market for Common Stock and Dividends” for more information regarding our dividend policies.

•	Holders of the Series A Preferred Stock will have a preference to holders of common stock upon any liquidation of the Company in an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common shareholders, or $11.67 for each share of Series A Preferred Stock.

Neutral Effects:

•	The Series A Preferred Stock will automatically convert into shares of common stock immediately prior to a change in control of the Company, on the basis of one share of common stock for each share of Series A Preferred Stock (subject to antidilution protection), and thus holders of the Series A Preferred Stock will participate equally with the holders of common stock in any sale of the Company. The board views this as a neutral effect of the Rule 13e-3 transaction, given that all shareholders will be able to realize the same value upon a change in control, regardless of whether the Rule 13e-3 transaction is effected or of the class of stock they hold.

Negative Effects:

•	The Series A Preferred Stock will not be traded on an exchange or automated quotation system, and fewer shares will be available to its holders for trading after the Rule 13e-3 transaction than were available when the Company had only a single class of stock. This represents a reduction in liquidity for the Series A Preferred shareholders, which may have an adverse effect on its market value.

•	Holders of Series A Preferred Stock will be entitled to vote only upon a change in control of the Company, which generally is business combination resulting in the transfer of a majority of the outstanding common stock, or the acquisition of all or substantially all of the Company’s assets. Holders of Series A Preferred Stock will not be entitled to vote on the election of directors.

•	Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease 0.5% from $11.67 on a historical basis to $11.61 on a pro forma basis as of September 30, 2006.

•	Although we do not believe the issuance of the Series A Preferred Stock will be taxable to recipients, the Internal Revenue Service may not agree and could challenge our characterization. See “—Federal Income Tax Consequences of the Rule 13e-3 Transaction” for more information.

•	As a result of the reclassification, shareholders receiving preferred shares will receive no additional compensation, will lose their ability to vote on any matter other than a transaction which would result in a change in control of the Company, will receive securities that are less liquid than those they currently own and will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act.

Remaining Common Shareholders. As to shares of our common stock that are not exchanged for Series A Preferred Stock in the Rule 13e-3 transaction, shareholders will experience the following positive and negative effects:

Positive Effects:

•	Common shareholders will continue to exercise sole voting control over the Company, except with respect to a change in control of the Company.

•	Shareholders continuing to hold common stock after the Rule 13e-3 transaction will have relatively increased voting control over the Company because the number of outstanding shares of common stock will be reduced.

Negative Effects:

•	Our common stock will rank junior in priority to the Series A Preferred Stock because holders of Series A Preferred Stock will have a 5% preference with respect to the distribution of any dividend by the Company and a preference upon any liquidation of the Company.

•	Fewer shares will be available to its holders after the Rule 13e-3 transaction than were available when the Company had only a single class of stock. This represents a reduction in liquidity for the common shareholders, which may cause a decrease in the market value of our common stock. See “—Effect on Market for Shares” for more information.

Effects of the Rule 13e-3 Transaction on Affiliates

In addition to the effects the Rule 13e-3 transaction will have on shareholders generally, which are described above, the Rule 13e-3 transaction will have some additional positive and negative effects specifically on our executive officers and directors, each of whom may, as a result of his or her position, be deemed an affiliate of First Niles. As used in this proxy statement, the term “affiliated shareholder” means any shareholder who is a director or executive officer of First Niles or the beneficial owner of 10% or more of First Niles’ outstanding shares, and the term “unaffiliated shareholder” means any shareholder other than an affiliated shareholder.

Positive Effects:

•	No Further Reporting Obligations or Restrictions Under Section 16 of the Securities Exchange Act. After the Rule 13e-3 transaction, our common stock will not be registered under the Securities Exchange Act. As a result, beginning 90 days after the effective date of the Rule 13e-3 transaction, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16. After that time, our affiliates may realize “short-swing” profits on purchases and sales of the Company’s securities that occur within a six-month period. Currently, under Section 16 of the Securities Exchange Act, the Company would be entitled to receive any such short-swing profits from the affiliate.

•	No Further Disclosure Obligations Under the Securities Exchange Act. After the Rule 13e-3 transaction, First Niles will no longer be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. As a result, information about our affiliates’ compensation and stock ownership will no longer be publicly available.

•	Consolidation of Management Ownership. As a result of the Rule 13e-3 transaction, we expect that the percentage of beneficial ownership of First Niles common stock held by our directors and executive officers as a group will increase from approximately 17.0% before the Rule 13e-3 transaction to approximately 17.5% after the Rule 13e-3 transaction. See “Information About First Niles and Its Affiliates—Stock Ownership by Affiliates” for information about the number of shares of common stock held by our directors, executive officers and significant shareholders.

•	Improved Earnings Per Share. Because each of our affiliates will retain his or her common stock in the Rule 13e-3 transaction, his or her basic earnings per share will increase 3.0% from $0.401 per share on a historical basis to $0.413 per share on a pro forma basis for the nine months ended September 30, 2006, and will increase 3.8% from $0.79 per share on a historical basis to $0.82 per share on a pro forma basis for the year ended December 31, 2005. Diluted earnings per share will not change from $0.399 per share for the nine months ended September 30, 2006 or from $0.79 per share for the year ended December 31, 2005 because the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share.

•	Elimination of Liability Under Section 18 of the Securities Exchange Act. Because the Company will no longer be required to file any reports under the Securities Exchange Act, our affiliates will no longer be subject to liability under Section 18 with respect to such reports. Currently, if any of our affiliates make a statement in any of the Company’s filings under the Securities Exchange Act that, in light of the circumstances at the time the statement is made, is false or misleading with respect to any material fact, the affiliate may be liable under Section 18 of the Securities Exchange Act to any person that purchases or sells a security at a price that is affected by the statement.

Negative Effects:

•	Decreased Book Value per Share. Because each of our affiliates will retain his or her common stock in the Rule 13e-3 transaction, his or her book value per common equivalent share, which includes the Series A Preferred Stock, will decrease 0.5% from $11.67 on a historical basis to $11.61 on a pro forma basis as of September 30, 2006.

•	Rule 144 Not Available. Because our common stock will not be registered under the Securities Exchange Act after the Rule 13e-3 transaction, executive officers and directors of First Niles will be deprived of the ability to dispose of their shares of First Niles common stock under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of stock by affiliates of an issuer. As a result, they will need to resell their shares in a private transaction, which can result in reduced liquidity for the recipient and a lower purchaser price for the shares.

Other Effects:

William L. Stephens, our president and chief executive officer, Lawrence Safarek, our vice president and treasurer, and Daniel Csontos, our corporate secretary, own shares of our common stock through our Employee Stock Ownership Plan (the “ESOP”). Pursuant to federal law, upon an employee’s termination of employment with the Company for any reason, such employee has the option of selling any shares he or she owns through the ESOP to us for the fair value of such shares, determined by appraisal, unless our common stock is readily tradable. Currently, the Company is not obligated to purchase shares that an employee owns through the ESOP upon termination because our common stock is listed on the Nasdaq Capital Market and therefore deemed to be readily tradable. As a result of the Rule 13e-3 transaction, our common stock will no longer be listed on the Nasdaq Capital Market, but we have plans to make our common stock readily tradable by listing it on the Over the Counter Bulletin Board or the Pink Sheets electronic quotation system. If we are not able to list our common stock with either service, in the event of an employee’s termination of employment with the Company, we will be obligated to purchase any shares that such employee owns through the ESOP for the fair value of such shares if the employee exercises his or her put right.

Historically, the ESOP has independently decided to offer to pay employees or their beneficiaries cash for shares owned though the ESOP upon an employee’s termination or death, but these cash payments were not subject to an appraisal process. Following the Rule 13e-3 transaction, if we are not able to list our shares on the Over the Counter Bulletin Board or the Pink Sheets, our affiliate employees may receive higher or lower payments from the Company for their ESOP shares than they would have been able to obtain from the ESOP if the Rule 13e-3 transaction had not taken place due to the appraisal requirement.

Following the Rule 13e-3 transaction, shareholders who do not own shares through the ESOP will not gain the option of selling their shares to the Company for fair value pursuant to an appraisal process and such shareholders have not had such an option in the past. Because the market for our common stock will continue to be limited following the Rule 13e-3 transaction, these shareholders may have difficulty selling their shares and may not be able to receive a price for our shares that is as high as the price that our employees who own shares through the ESOP can receive upon termination of their employment and exercise of their put right if we are not able to list our common stock on the Over the Counter Bulletin Board or the Pink Sheets.

Effects of the Rule 13e-3 Transaction on Unaffiliated Shareholders

In addition to the effects the Rule 13e-3 transaction will have on shareholders generally, which are described above, the Rule 13e-3 transaction will also have the following negative effects on our unaffiliated shareholders:

Reduction in Publicly Available Information. First Niles will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the Rule 13e-3 transaction. Specifically, we will no longer be required to make public disclosures regarding executive compensation, corporate governance matters, or management stock ownership. As a result, unaffiliated shareholders will have less legally-mandated access to information about our business and results of operations than they had prior to the Rule 13e-3 transaction. Our affiliated shareholders, however, because of their positions as directors and/or executive officers of the Company, will continue to have continuous access to all information regarding our financial condition and other aspects of our business.

Elimination of Protections Under Section 18 of the Securities Exchange Act. Because the Company will no longer be required to file any reports under the Securities Exchange Act, our unaffiliated shareholders will no longer be afforded the protections under Section 18 with respect to false or misleading statements in such reports. Currently, if the Company or any of its affiliates makes a false or misleading statement with respect to any material fact in any of the Company’s filings under the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company or the affiliate may be liable under Section 18 of the Securities Exchange Act to any person who purchases or sells a security at a price that is affected by the statement.

Recommendation of the Board of Directors; Fairness of the Rule 13e-3 Transaction

The board believes that the Rule 13e-3 transaction is substantively and procedurally fair to First Niles’ unaffiliated shareholders who will receive Series A Preferred Stock. The board also believes that the Rule 13e-3 transaction is substantively and procedurally fair to unaffiliated shareholders who will retain their shares of common stock following the transaction. The board of directors, including those directors who are not employees of First Niles, has approved, and recommends that the shareholders approve, the proposed amendment to the certificate of incorporation, which collectively reflect the terms of the Rule 13e-3 transaction.

Each director and executive officer is deemed a “filing person” in connection with this transaction. As filing persons, they have each determined in their individual capacity that the Rule 13e-3 transaction is substantively and procedurally fair to our unaffiliated shareholders in each of the constituencies described above. No individual filing person, however, is making any recommendation to shareholders as to how to vote. See “—Determination of Fairness by First Niles Affiliates” for information regarding the filing person’s fairness determination.

All of our directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or share voting power) in favor of the proposed amendment to our certificate of incorporation. Our directors and executive officers beneficially own approximately 17.0% of the shares outstanding. Although the board as a whole recommends that the shareholders vote in favor of the proposed amendment for the reasons set forth in “—Reasons for the Rule 13e-3 Transaction,” no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

We considered a number of factors in determining to approve the Rule 13e-3 transaction, including the effects described under “—Effects of the Rule 13e-3 Transaction on First Niles,” “—Effects of the Rule 13e-3 Transaction on Affiliates” and the relative advantages and disadvantages described under “—Reasons for the Rule 13e-3 Transaction” and “—Effect of the Rule 13e-3 Transaction on Shareholders Generally.” The board also reviewed the tax and pro forma financial effects of the Rule 13e-3 Transaction on First Niles and its shareholders.

After the Rule 13e-3 Transaction, First Niles’ common stock will not be registered under the Securities Exchange Act. The board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the board also considered the prospective decrease in the administrative expense we incur in connection with soliciting proxies for routine special meetings of shareholders. Management determined that the Rule 13e-3 transaction would result in the cost savings described in “—Reasons for the Rule 13e-3 Transaction.”

Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the board determined that, even as an SEC-registered company, First Niles has not had an active, liquid trading market for its common stock and that its shareholders derive little relative benefit from its status as an SEC-registered company. The board determined that the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential detriment from eliminating the registration.

We considered alternatives to the proposed going-private transaction but ultimately approved the Rule 13e-3 transaction proposal. Please read the discussion under “—Alternatives Considered” for a description of these alternatives.

Substantive Fairness. The board considered numerous factors, discussed below, in reaching its conclusions that the Rule 13e-3 transaction is substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock and to our unaffiliated shareholders who will retain their shares of common stock. In reaching these conclusions, the board considered all of the factors as a whole and did not assign specific weights to particular factors:

Factors Affecting Shareholders Receiving Series A Preferred Stock and Shareholders Retaining Common Stock

•	Equity Interest in the Company. All shareholders will continue to hold an equity interest in the Company and will continue to have the opportunity to participate in any future growth and earnings, including any future sale or change in control of the Company. The board viewed this factor as supporting its determination of fairness because no shareholders will be forced to involuntarily liquidate their equity interest in the Company, as would be the case in a cash-out merger or a reverse stock split. See “—Alternatives Considered.”

•	Earnings Per Share. Diluted earnings per share will not change from $0.399 per share for the nine months ended September 30, 2006 or from $0.79 per share for the year ended December 31, 2005 because the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share. The board viewed the effect on diluted earnings per share as a factor, among others, that supported its conclusion of fairness of the Rule 13e-3 transaction because the Series A Preferred shareholders will continue to share in the earnings of the Company with the common shareholders. Basic earnings per share on a pro forma basis will increase from $0.401 per share to $0.413 per share for the nine months ended September 30, 2006, and will increase from $0.79 per share to $0.82 per share for the year ended December 31, 2005. Although the board noted basic earnings per share will increase, it did not consider that to be a material factor in determining fairness because earnings will not be available for distribution to the common shareholders unless the Series A shareholders first receive a 5% greater distribution. As a result, the board believes diluted earnings per share is a more meaningful financial ratio because it includes outstanding shares of Series A Preferred Stock.

•	Book Value Per Common Equivalent Share. Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease approximately 0.5% from $11.67 on a historical basis to $11.61 on a pro forma basis as of September 30, 2006. The decrease in book value per common equivalent share is due to transaction costs of approximately $75,000. The board viewed the one percent decrease as nominal and believes the effect on book value supports its determination of fairness, especially because the decrease in book value affects both the shareholders receiving Series A Preferred Stock and those retaining common stock.

•	Tax Consequences. The board noted that the Rule 13e-3 transaction should not result in a taxable event for shareholders receiving Series A Preferred Stock and would not result in a taxable event for shareholders retaining their shares of common stock. These tax consequences contributed to the board’s recommendation and conclusion as to the fairness of the Rule 13e-3 transaction to unaffiliated shareholders who will receive Series A Preferred Stock and those who will retain their shares of common stock following the Rule 13e-3 transaction. The board noted that if the transaction had been structured as a cash-out merger or a reverse stock split, it would have been a taxable event for those shareholders receiving cash. See “—Federal Income Tax Consequences of the Rule 13e-3 Transaction” for more information regarding the tax consequences of the Rule 13e-3 transaction.

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Loss of Benefits of SEC Registration of our Stock. After the Rule 13e-3 transaction, neither our common stock nor our Series A Preferred Stock will be registered under the Securities Exchange Act. This will greatly reduce the amount of information that is publicly available about the Company, including detailed analyses by management of our financial results, current reports of significant corporate events, copies of material contracts involving the Company, and information as to executive and director compensation and stock ownership. It will also eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report on our internal controls and disclosure requirements relating to our audit committee, code of ethics and director nominations process. Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the provisions of Section 16, which allow the Company to recover profits realized by its insiders as a result of their trading in Company securities under certain circumstances. The board noted that while the loss of the benefits of SEC registration was, standing alone, a negative factor in its fairness determination, the fact that detailed financial data about the Company and Home Federal would continue to be publicly available from the Office of Thrift

Supervision and the FDIC after the Rule 13e-3 transaction and that the Company would continue to provide its audited financial statements to shareholders provided offsetting benefits.

•	Loss of Benefits of Listing our Stock on the Nasdaq Capital Market. After the Rule 13e-3 transaction, neither our common stock nor our Series A Preferred Stock will be quoted or traded on the Nasdaq Capital Market. As a result, the market liquidity of our common stock will be reduced. This will also eliminate certain corporate governance safeguards required by Nasdaq listing standards, such as the requirement that our audit committee be composed of persons meeting Nasdaq’s definition of independence, the requirement that the audit committee review our audit committee charter on an annual basis, the requirement that director nominees be selected by a majority of independent directors, the requirement that independent directors approve executive compensation, the requirement that our board of directors be comprised of a majority of independent directors and the requirement that we hold meetings at which only independent directors are present. The board noted that while the loss of the benefits Nasdaq listing was, standing alone, a negative factor in its fairness determination, the fact that detailed financial data about the Company and Home Federal would continue to be publicly available from the Office of Thrift Supervision and the FDIC after the Rule 13e-3 transaction and that the Company would continue to provide its audited financial statements to shareholders provided offsetting benefits. The board also noted that although our common stock is currently traded on the Nasdaq Capital Market, the trading volume is very low and does not correspond to an active, liquid market for our common stock. Also, following the Rule 13e-3 transaction, we plan to list our common stock on another automated quotation system such as the Over the Counter Bulletin Board or the Pink Sheets; however, we cannot guarantee that we will be able our common stock will be listed on either system.

Shareholders Receiving Series A Preferred Stock

In making its determination that the Rule 13e-3 transaction was fair to shareholders receiving Series A Preferred Stock, the board considered the relative advantage and disadvantages of the following terms of the Series A Preferred Stock:

•	Liquidation Preference. In the event of the liquidation or dissolution of the Company, before any payment is made to the holders of the common stock, the holders of the Series A Preferred Stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common holders, or $11.67 per share. As a result, upon the liquidation or dissolution of the Company, the holders of the Series A Preferred Stock will be paid before any payment is made to the common shareholders. Although the board acknowledged that the liquidation preference is not likely to affect shareholders in the near term, it nevertheless viewed it as a benefit to the shareholders receiving Series A Preferred Stock.

•	Dividend Preference. The holders of the Series A Preferred Stock will be entitled to a 5% preference in the distributions of dividends prior to the payment of any dividends to the holders of common stock. This dividend preference means that holders of Series A Preferred Stock will be entitled to receive a full payment of 105% of any dividend declared to the holders of common stock before the common shareholders are entitled to payment. For example, based on our most recent $0.16 per share dividend payment, holders of Series A Preferred Stock would receive a dividend of $0.168 per share before common shareholders could receive any dividend payment. The board viewed the dividend preference as a benefit to the shareholders receiving Series A Preferred Stock.

•	Conversion to Common Stock on a Change in Control. Immediately prior to a change in control of the Company, the Series A Preferred Stock will convert automatically into shares of the Company’s common stock. As a result, holders of the Series A Preferred Stock will participate in any value received as a result of any future sale of the Company at the same value per share as the holders of the common stock. The board viewed the conversion provision as having a neutral effect on the shareholders receiving Series A Preferred Stock, given that all shareholders will be able to realize the same value upon a change in control, regardless of whether the reorganization takes place or of the class of stock they hold.

•	Limited Voting Rights. The holders of the Series A Preferred Stock will be entitled to vote only upon a proposed change in control of the Company. The holders of the Series A Preferred Stock will not be entitled to vote on the election of directors and will therefore have no influence on the future composition of the board of directors or senior management team of the Company. Furthermore, a change in control of the Company is not presently contemplated and may never occur. The board noted, however, that the shareholders receiving Series A Preferred Stock currently have limited influence on shareholder votes, because those shareholders only hold an aggregate of approximately 2.7% of our outstanding common stock as of September 30, 2006. The board viewed the limited voting rights as a negative factor for the shareholders receiving Series A Preferred Stock.

While the board viewed the limited voting rights as a negative factor for the shareholders receiving Series A Preferred Stock, the board concluded that the overall terms of Series A Preferred Stock were fair to the shareholders receiving this stock because the Series A Preferred Stock includes a liquidation preference and a 5% dividend preference to the common stock and a conversion provision and voting rights in the event of a proposed change of control of the Company. Finally, both the common and Series A Preferred shareholders will continue to have an opportunity to participate in any future growth and earnings of the Company.

Shareholders Retaining Shares of Common Stock:

•	Voting Rights. Holders of our common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote, including but not limited to a proposed change in control of the Company and the election of directors. The board viewed these voting rights as a benefit to the shareholders retaining common stock.

•	Junior in Priority to Series A Preferred Stock. The Series A Preferred Stock will rank senior in priority to the common stock with respect to dividend rights and rights related to the liquidation or dissolution of the Company. In the event of the liquidation or dissolution of the Company, before any payment is made to the holders of common stock, the holders of the Series A Preferred Stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common holders, or $11.67 per share. As a result, upon the liquidation or dissolution of the Company, the holders of Series A Preferred Stock will be entitled to payment before any payment is made to the holders of common stock. Additionally, the holders of Series A Preferred Stock will be entitled to a 5% preference in the distribution of dividends prior to the payment of any dividends to the holders of common stock. The board viewed the liquidation and dividend preference of the Series A Preferred Stock as a disadvantage to the shareholders retaining common stock. The board believes the subordination of the common stock to the Series A Preferred Stock is fair to the shareholders retaining common stock because the common shareholders will continue to have unlimited voting rights.

Determination of Exchange Ratio

While the Series A Preferred Stock has limited voting rights, the board determined that the value of the Series A Preferred Stock is equivalent to the value of the common stock because the Series A Preferred Stock converts to common stock immediately prior to a change in control, contains a dividend and liquidation preference to the common stock. This determination was made based on the board’s review of the relative rights and preferences of Series A Preferred Stock as compared to the common stock, and no quantitative analysis of the value of Series A Preferred Stock or common stock was considered. Specifically, the board weighed subjectively the collective advantages of the Series A Preferred Stock—the existence and amounts of the dividend and, to a lesser extent, liquidation preferences—against the relative advantages of the common stock, such as unlimited voting rights and the resulting right to select the Company’s board of directors and thereby determine its strategic direction, and determined that those rights were in balance. It also weighed subjectively the relative disadvantages of the two classes—the general lack of voting power, as mitigated by the right to vote on a proposed change of control, in the case of the Series A Preferred Stock and the subordination in terms of rank, dividends and liquidation preference in the case of the common stock, and determined that the relative drawbacks were also in balance. Finally, it considered the benefits that would be shared by the classes, such as the voting and consideration payable upon a change in control, the ability to benefit from the expense savings of the Rule 13e-3 transaction and share in future growth of the Company, and determined that these represented factors that would have the same immediate and long-term effect on the value of each class. As a result of these analyses, the board determined that the advantages and disadvantages of the terms of the Series A Preferred Stock were in balance compared to those of our common stock and that a one-for-one exchange ratio was therefore appropriate.

Although the Series A Preferred Stock has substantially different rights and preferences from our common stock, the board believes that the value of the Series A Preferred Stock is equivalent to our common stock. Although the Series A Preferred Stock is generally nonvoting, it will enjoy a preference on dividends, which the Company has historically paid and plans to continue to pay in the future. The board determined subjectively and in its business judgment based on its discretionary view of the matter, that the decrease in value based on the nonvoting nature of the Series A Preferred Stock is balanced by an increase in value attributable to the increased dividend flow, particularly in view of the right of the Series A Preferred Stock to vote on a change in control of the Company, which the board viewed as a mitigating factor with respect to the loss of voting power. The liquidation preference, while an advantage for the Series A Preferred Stock, is not as significant in the banking industry as it is in others, and the board therefore gave it less weight than the other factors it considered in determining the relative balance of the value of the two classes of stock. Because the board believes the value of the Series A Preferred Stock is equivalent to the value of the common stock, the actual cash value of the Shares in each class is immaterial to the determination of the fairness of the Rule 13e-3 transaction because those values would be the same. Additionally, an appraisal of the Series A Preferred Stock was not necessary for tax purposes because the Company determined that the Rule 13e-3 transaction should not be taxable to shareholders receiving Series A Preferred Stock or to shareholders retaining common stock. As a result, the board decided not to seek an independent valuation or appraisal of the Series A Preferred Stock or the common stock from a financial advisor.

In reaching its conclusion that the Rule 13e-3 transaction is substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock and who will retain their shares of common stock, the board did not consider the current or historical market price of our common stock, our net book value ($11.67 per share at September 30, 2006), our going concern value, or the liquidation value of our assets to be material because shareholders are not being “cashed out” in connection with the Rule 13e-3 transaction. Shareholders receiving Series A Preferred Stock will continue to hold an equity interest in the Company and will participate equally with the holders of common stock on the sale or a change in control of the Company. Additionally, the board determined that the overall terms of the Series A Preferred Stock were fair to all of our unaffiliated shareholders. In the board’s opinion, the qualitative advantages and disadvantages of the terms of the Series A Preferred Stock are balanced as compared to the rights related to our common stock. Therefore, the board determined no quantitative analysis, such as a review of the current, historical or repurchase prices of our common stock, our net book value or going concern value, or the liquidation value of our assets, was necessary and did not undertake a quantitative analysis. For the same reasons, the board also did not request or receive any reports, opinions or appraisals from any outside party relating to the value of the Series A Preferred Stock.

The board is not aware of any material contracts, negotiations or transactions, other than as described in “—Background of the Rule 13e-3 Transaction” on page 14, during the preceding two years for (1) the merger or consolidation of First Niles into or with another person or entity; (2) the sale or other transfer of all or any substantial part of the assets of First Niles; (3) a tender offer for any outstanding shares of First Niles common stock; or (4) the election of directors to our board.

Procedural Fairness. The board of directors (including directors who are not employees of First Niles), has approved the Rule 13e-3 transaction and the proposed Articles of Amendment and is seeking shareholder approval of the proposed amendment. All of our affiliates, which includes all of our directors and executive officers, participated in the board discussions regarding pursuing a transaction designed to allow the Company to deregister its common stock. Each of our affiliates potentially has a conflict of interest with respect to the Rule 13e-3 transaction because he is in a position to structure the Rule 13e-3 transaction in a way that benefits his interests differently from the interests of the unaffiliated shareholders. As described under “—Effects of Rule 13e-3 Transaction on Affiliates” on page 21, the Rule 13e-3 transaction will have various positive effects on our affiliates that it will not have on unaffiliated shareholders. In particular, we anticipate that no shares of common stock held by our affiliates will be reclassified to Series A Preferred Stock in the Rule 13e-3 transaction. Because there will be fewer outstanding shares of common stock after the Rule 13e-3 transaction, the affiliates will own a larger relative percentage of the outstanding common stock after the Rule 13e-3 transaction, and the common stock will continue to have voting rights as compared to the Series A Preferred Stock, which will have limited voting rights.

The affirmative vote of a majority of the votes eligible to be cast will be required to approve the Articles of Amendment. Approval by a majority of unaffiliated shareholders is not required. The board considered such a provision unnecessary in light of the facts that: (i) the provisions of the Rule 13e-3 transaction apply regardless of whether a shareholder is an affiliate; (ii) First Niles’ affiliates collectively own less than 20% of the outstanding common stock; and (iii) a majority of the outstanding shares eligible to vote must vote in favor of the Rule 13e-3 transaction in order to effect it.

The board also noted that shareholders who wish to increase their record holdings in order to avoid the exchange of their First Niles common stock for Series A Preferred Stock may do so by purchasing shares of First Niles common stock from other shareholders prior to the effective time of the Rule 13e-3 transaction or placing them in “street name” with a broker holding at least 300 shares. Conversely, shareholders who wish to receive Series A Preferred Stock but hold more than 300 shares of common stock may subdivide or sell their common stock before the Rule 13e-3 transaction is effected. In either case, shareholders may have difficulty finding buyers or sellers of our common stock because the market for our stock is limited. First Niles’ shareholder list is available for inspection by shareholders in accordance with state law, as described more fully below, and shareholders wishing to buy common stock in order to retain ownership in that class or holders of more than 300 shares wishing to sell in order to obtain Series A Preferred Stock may review the list or contact our chief executive officer or vice president to authorize them to provide their names to potential counterparties requesting such information.

No unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Rule 13e-3 transaction or preparing a report covering its fairness was retained by First Niles or by a majority of directors who are not employees of First Niles. The board concluded that the retention of an unaffiliated shareholder representative was not necessary. We expect, however, that no shares held by our affiliates will be reclassified to Series A Preferred Stock because all of our affiliates will likely hold more than 300 shares of record at the effective time of the Rule 13e-3 transaction. After consideration of the factors described above, the board believes that the Rule 13e-3 transaction is procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement or unaffiliated representative.

We have not made any provision in connection with the Rule 13e-3 transaction to grant unaffiliated shareholders access to our corporate files, except as provided under the Delaware General Corporation Law. Section 220 of the Delaware General Corporation Law permits shareholders to inspect and copy, upon five days’ prior written notice and during regular business hours at our main office, the following: (1) our stock ledger, (2) a list of our shareholders, and (3) our other books and records. The board determined that these access provisions, together with the disclosure contained in this proxy statement and First Niles’ other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Rule 13e-3 transaction.

In addition, the board did not consider it necessary to obtain legal counsel for unaffiliated shareholders or to obtain an independent appraisal of our common stock for such shareholders at our expense. Because there is not a cash component of the Rule 13e-3 transaction and for the reasons described in “—Determination of Exchange Ratio” above, the board did not deem it necessary to obtain an appraisal of the common or Series A Preferred Stock when it was setting the terms of the Series A Preferred Stock and the Rule 13e-3 transaction.

In deciding not to adopt these additional procedures, the board also took into account factors such as First Niles’ size and the cost of such procedures. While these procedures would provide additional procedural protections for shareholders, the board determined that they were not necessary to ensure the procedural fairness of the Rule 13e-3 transaction because, in its view, the ability of the shareholders to vote on the transaction as a single class, the majority approval requirement, the relatively low percentage of our stock held by affiliates, and the time and means afforded to shareholders to obtain their desired consideration in the Rule 13e-3 transaction were sufficient to support the board’s determination that the transaction is procedurally fair to each shareholder constituency.

After consideration of the factors described above, the board of directors has determined that the Rule 13e-3 transaction is procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at First Niles’ expense, to First Niles’ unaffiliated shareholders who will receive Series A Preferred Stock in the reclassification. The board has also determined that the Rule 13e-3 transaction is procedurally fair to unaffiliated shareholders who will retain their shares of common stock. Additionally, the board believes that the Rule 13e-3 transaction is substantively fair to these constituencies. Finally, the board has determined that the Rule 13e-3 transaction is substantively and procedurally fair to affiliated shareholders for the same reasons specified as to unaffiliated shareholders, given that its terms do not distinguish between these groups.

Determination of Fairness by First Niles Affiliates

Our affiliates consist of our directors and executive officers:

William L. Stephens	P. James Kramer
Lawrence Safarek	Robert I. Shaker
Daniel E. Csontos	William S. Eddy

These affiliates are deemed to be “filing persons” for purposes of this transaction.

For each of our affiliates, their purpose and reasons for engaging in the Rule 13e-3 transaction, alternatives considered and analyses regarding substantive and procedural fairness of the Rule 13e-3 transaction to unaffiliated shareholders receiving Series A Preferred Stock in the Rule 13e-3 transaction and to those retaining their shares of common stock were the same as those of the board of directors, and each of these affiliates adopted the analyses of the board of directors with respect to these issues. Based on these factors and analyses, each of our affiliates has concluded that the Rule 13e-3 transaction is procedurally and substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock and to its unaffiliated shareholders who will retain their shares of common stock.

Federal Income Tax Consequences of the Rule 13e-3 Transaction

Presented below are the material federal income tax consequences of the Rule 13e-3 transaction to: (1) shareholders (including any affiliated shareholders) who will receive Series A Preferred Stock in the Rule 13e-3 transaction, (2) shareholders (including any affiliated shareholders) who will retain shares of First Niles common stock after the Rule 13e-3 transaction, and (3) First Niles itself.

The discussion does not address all U.S. federal income tax considerations that may be relevant to certain shareholders in light of their particular circumstances. The discussion assumes that the First Niles shareholders hold their shares of common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the Rule 13e-3 transaction. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including:

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to mark-to-market;

•	persons that hold First Niles common stock as part of a hedge, straddle or conversion transaction;

•	persons who are considered foreign persons for U.S. federal income tax purposes;

•	persons who acquired or acquire shares of First Niles common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

•	persons who do not hold their shares of First Niles common stock as a capital asset.

No ruling has been or will be obtained from the Internal Revenue Service (the “IRS”) as to the tax consequences of the Rule 13e-3 transaction. In addition, the IRS is not obligated to follow the tax consequences as described herein and may conclude that different tax consequences apply to a shareholder with respect to the exchange of his or her stock in the Rule 13e-3 transaction.

Accordingly, we recommend that shareholders consult their own tax advisors as to the specific tax consequences of the Rule 13e-3 transaction, including applicable federal, foreign, state and local tax consequences to them of the Rule 13e-3 transaction in light of their own particular circumstances.

Federal Income Tax Consequences to Shareholders Receiving Series A Preferred Stock in the Rule 13e-3 Transaction. The Rule 13e-3 transaction will be treated as a “recapitalization,” which is considered a “tax-free” reorganization for federal income tax purposes. Accordingly, a shareholder who receives Series A Preferred Stock in the Rule 13e-3 transaction should not recognize any gain or loss. Further, the shareholder’s basis in the Series A Preferred Stock should be the same as such shareholder’s basis in his or her common stock surrendered in the Rule 13e-3 transaction and the period such shareholder is considered to have held the Series A Preferred Stock should include the period the shareholder held his First Niles common stock surrendered in the Rule 13e-3 transaction.

Although the Rule 13e-3 transaction will be treated as a “tax-free” reorganization and the exchange of Series A Preferred Stock for common stock should not result in the recognition of gain or loss, no assurance can be given that the IRS will agree and/or will not challenge such characterization for federal income tax purposes. While ordinarily the receipt of stock, such as the Series A Preferred Stock, in a transaction such as the Rule 13e-3 transaction would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as “nonqualified preferred stock” may not be exchanged “tax-free” in a reorganization.

The term “nonqualified preferred stock” is “preferred stock” in which (1) the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within 20 years of the date of issue of such stock; (2) the issuer (or a related person) is required to redeem or purchase such stock within 20 years of the date of issue of such stock; (3) the issuer (or a related person) has the right to redeem or purchase the stock within 20 years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not that such right will be exercised; or (4) the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices or similar indices. Further, “preferred stock” means stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent. Stock shall not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the corporation.

The Series A Preferred Stock should not be considered to be “preferred stock” for federal income tax purposes (and therefore should not be considered “nonqualified preferred stock”) because the Series A Preferred Stock is not limited as to dividends vis-à-vis the common stock and is able to participate in corporate growth to the same extent as the common due to the fact that:

•	the amount distributed with respect to a share of the Series A Preferred Stock in the event of a liquidation cannot be less than the amount distributed with respect to one share of First Niles common stock; and

•	the Series A Preferred Stock automatically will convert on a share-for-share basis in the event of a transaction that results in a change in control of the Company.

Nevertheless, if the IRS were to successfully contend that the Series A Preferred Stock should be treated as “nonqualified preferred stock” for federal income tax purposes, the receipt of the Series A Preferred Stock would be treated the same as the receipt of cash in the Rule 13e-3 transaction.

Federal Income Tax Consequences to Shareholders Who Do Not Receive Series A Preferred Stock in the Rule 13e-3 Transaction. Affiliated and unaffiliated shareholders who remain common shareholders following the Rule 13e-3 transaction will not recognize gain or loss as a result of the Rule 13e-3 transaction. The Rule 13e-3 transaction will not affect the adjusted tax basis or holding period of any shares of First Niles common stock that a shareholder continues to own after the Rule 13e-3 transaction.

Federal Income Tax Consequences to First Niles and Home Federal Savings and Loan Association of Niles. Neither First Niles nor Home Federal Savings and Loan Association of Niles will recognize gain or loss for U.S. federal income tax purposes as a result of the Rule 13e-3 transaction.

Backup Withholding. Non-corporate shareholders of First Niles may be subject to backup withholding at a rate of 28% on cash payments received in the Rule 13e-3 transaction. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the IRS.

The preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the Rule 13e-3 transaction. Thus, shareholders are urged to consult their own tax advisors as to their specific tax consequences of the Rule 13e-3 transaction, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Pro Forma Effect of the Rule 13e-3 Transaction

The following selected pro forma financial data illustrates the pro forma effect of the Rule 13e-3 transaction on First Niles’ financial statements as of September 30, 2006, for the nine months ended September 30, 2006, and for the year ended December 31, 2005. Management has prepared this information based on its estimate that 36,900 shares of First Niles common stock will be reclassified into the same number of shares of Series A Preferred Stock in the Rule 13e-3 transaction and that the transaction expenses related to the Rule 13e-3 transaction will be $75,000. Please see “Pro Forma Consolidated Financial Information” for the complete pro forma financial information relating to this transaction.

Selected Pro Forma Consolidated Financial Data (Unaudited)

(in thousands except per share data)	As of and for the nine months ended September 30, 2006	As of and for the year ended December 31, 2005

Net interest income	$2,058	2,717
Provision for loan losses	100	—
Other income	267	584
Other expense	1,430	1,814
Income tax expense	260	441

Net income	$535	1,046

PER COMMON SHARE
Basic earnings per share	$0.401	$0.82
Diluted earnings per share	$0.399	$0.79
Book value	$11.67	$11.79

AT PERIOD END
Assets	$100,973	$98,441

Shareholders’ equity	$16,154	$16,321
Common shares outstanding	1,347,653	1,347,653
Series A Preferred shares outstanding	36,900	36,900

Weighted average shares outstanding	1,384,553	1,384,553

INFORMATION REGARDING THE

SPECIAL MEETING OF SHAREHOLDERS

Time and Place of Meeting

We are soliciting proxies through this proxy statement for use at the special meeting of First Niles shareholders. The special meeting will be held at 3: 30 p.m. on December 14, 2006, at our main office at 55 North Main Street, Niles, Ohio 44446.

Record Date and Mailing Date

The close of business on November 10, 2006 is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about November 17, 2006.

Number of Shares Outstanding

As of the close of business on the record date, First Niles had 6,000,000 shares of common stock authorized, of which 1,384,553 shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

Proposals to be Considered

Shareholders will be asked to vote on the following proposals:

•	an amendment to our certificate of incorporation providing for a stock reclassification pursuant to which shareholders of record who own 300 or fewer shares of common stock on the effective date of the Rule 13e-3 transaction will receive one share of Series A Preferred Stock for each share of common stock held by such shareholder; and

•	any other business as may properly come before the meeting or any adjournment of the meeting.

The Articles of Amendment are attached as Appendix A.

Procedures for Voting by Proxy

If you properly sign, date, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR approval of the proposed Articles of Amendment and in the best judgment of the persons appointed as proxies on all other matters that are unknown to us as of a reasonable time prior to this solicitation and that are properly brought before the special meeting.

You can revoke your proxy at any time before it is voted by delivering to First Niles’ Corporate Secretary, 55 North Main Street, Niles, Ohio 44446, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the special meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of First Niles common stock are represented in person or by valid proxy. Based on the 1,384,553 shares outstanding as of the record date, a quorum will consist of 692,277 shares represented either in person or by proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Approval of the proposed Articles of Amendment, as well as any other matter that may properly be brought before the meeting, requires the affirmative vote of a majority of the votes entitled to be cast on the proposal. First Niles’ directors and executive officers have the power to vote 194,960 shares, representing approximately 14.1% of the outstanding shares of common stock. Every director and executive officer has indicated that he intends to vote his shares in favor of the Articles of Amendment.

Abstentions. Although abstentions do not count as votes in favor of or against a given matter, they will have the effect of negative votes because approval is based on a percentage of the votes eligible to be cast, as opposed to votes actually cast.

Broker Non-Votes. Generally, brokers who hold shares for the accounts of beneficial owners must vote these shares as directed by the beneficial owner. If, after the broker transmits proxy materials to the beneficial owner, no voting direction is given by the beneficial owner, the broker may vote the shares in his or her own discretion, if permitted to do so by the exchange or other organization of which the broker is a member. Brokers may not vote in their own discretion with respect to the proposed Articles of Amendment. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote, with respect to a proposal for which the broker has no discretionary voting authority, does not count as a vote in favor of or against that particular proposal. Based on the same reasoning that applies to abstentions as discussed above, broker non-votes will have the effect of votes against the proposals presented at the special meeting.

Solicitation of Proxies

Proxies are being solicited by our board of directors, and First Niles pays all costs for such solicitation. In addition, our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation materials to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL: APPROVAL OF THE RECLASSIFICATION OF SHARES

The proposal contains a proposed amendment to our certificate of incorporation that will effect a reclassification of our capital stock through an exchange of shares of common stock for shares of Series A Preferred Stock as described more fully below. The board recommends that you vote FOR this proposal.

Structure. The proposal provides for the reclassification of First Niles common stock into shares of Series A Preferred Stock. Shareholders who are record holders of 300 or fewer shares of First Niles common stock on the effective date of the Rule 13e-3 transaction will receive one share of Series A Preferred Stock for each share of common stock they own on the effective date of the Rule 13e-3 transaction, which is the date on which Articles of Amendment containing the proposed amendment to our certificate of incorporation are filed with the Delaware Secretary of State. All other shares of common stock will remain outstanding.

Determination of Shares “Held of Record.” Shareholders who are the record holders of 300 or fewer shares of First Niles common stock will receive one share of Series A Preferred Stock for each share of First Niles common stock they own on the effective date of the Rule 13e-3 transaction. A record holder of more than 300 shares will be unaffected. Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the proposal is based on the number of shares held of record without regard to the ultimate control of the shares.

A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds four separate certificates (individually, as a joint tenant with someone else, as trustee, and in an IRA), those certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in “street name” on a shareholder’s behalf are held of record by the broker.

As a result, a single shareholder with more than 300 shares held in various accounts could receive Series A Preferred Stock in the Rule 13e-3 transaction for all of his or her shares if those accounts individually hold 300 or fewer shares on the effective date of the Rule 13e-3 transaction. To avoid this, the shareholder could either consolidate his or her ownership into a single form of ownership representing at least 301 shares, or acquire additional shares in the market prior to the effective date of the Rule 13e-3 transaction, or place all of the shares into a “street name” account with a holder holding at least 300 shares.

Legal Effectiveness. As soon as practicable after shareholder approval, we will file Articles of Amendment to our certificate of incorporation with the Delaware Secretary of State and will send a Letter of Transmittal to all record holders of First Niles common stock who are entitled to receive Series A Preferred Stock in the Rule 13e-3 transaction directing them to submit their common stock certificates for exchange. The Rule 13e-3 transaction will be effective upon the filing of the Articles of Amendment with the Delaware Secretary of State. We anticipate that this will occur in the fourth quarter of 2006.

On the effective date of the Rule 13e-3 transaction, each shareholder who is a record holder of 300 or fewer shares of record immediately prior to the Rule 13e-3 transaction will not have any rights as a First Niles common shareholder and will instead have the rights of a Series A Preferred shareholder.

Exchange of Stock Certificates for Series A Preferred Stock. The Letter of Transmittal will provide the means by which shareholders will surrender their First Niles common stock certificates and obtain the Series A Preferred Stock certificates to which they are entitled. If certificates evidencing First Niles common stock have been lost or destroyed, First Niles may, in its sole discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to First Niles in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder will be required to submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying First Niles and all other persons against any losses incurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact First Niles as soon as possible. Additional instructions regarding lost or destroyed stock certificates will be included in the Letter of Transmittal that will be sent to shareholders after the Rule 13e-3 transaction becomes effective.

Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their common stock certificates for Series A Preferred Stock certificates in the Rule 13e-3 transaction. First Niles will bear these costs.

The Letter of Transmittal will be sent to shareholders promptly after the effective date of the Rule 13e-3 transaction. Do not send in your common stock certificates until you have received the Letter of Transmittal. Assuming you submit your common stock certificates promptly thereafter, we expect that you will receive your Series A Preferred Stock certificates approximately four weeks after the effective date of the Rule 13e-3 transaction.

INFORMATION ABOUT FIRST NILES AND ITS AFFILIATES

Directors and Executive Officers

The following table sets forth for each director and executive officer of the Company: (1) the person’s name and age at September 30, 2006; (2) the year he was first elected as a director of the Company; and (3) his position(s) with the Company, other than as a director, and his other business experience for the past five years.

Name (Age)	Director Since	Position with the Company And Business Experience
William L. Stephens (74)	1969	Chairman of the Board, President, and Chief Executive Officer of Home Federal and First Niles

Lawrence Safarek (57)	—	Treasurer and Vice President of Home Federal and First Niles

Daniel E. Csontos (44)	2006	Corporate Secretary of First Niles. Mr. Csontos also currently serves on the Board of Directors of Pioneer Savings Bank, Cleveland, Ohio

P. James Kramer (50)	1994	President of William Kramer & Son, a heating and air conditioning company, located in Niles, Ohio

Robert I. Shaker (43)	2006	Attorney with the law firm Shaker & Shaker LLP, in Niles, Ohio

William S. Eddy (51)	2002	President of the Clinic of Osteopathic Medicine, Inc., located in Niles, Ohio

During the past five years, none of the above-named persons have been convicted in a criminal proceeding or have been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him or her from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Stock Ownership by Affiliates

The following table sets forth the number of shares of the Company’s common stock that, as of September 30, 2006, were beneficially owned by (a) each director of the Company and (b) all executive officers and directors, as a group. The information shown below is based upon information furnished to the Company by the named persons. Unless otherwise indicated, each person is the record owner and has sole voting and investment power with respect to his or her shares. Additionally, the address of each person is 55 North Main Street, Niles, Ohio 44446.

Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts set forth in the rules promulgated under the Securities Exchange Act. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of a security, or “investment power,” which includes the power to dispose or to direct the disposition of a security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

Name	Number of Shares	% of Class		Nature of Beneficial Ownership
		Before	After
		Reclassification
William S. Eddy	1,149	*	*	All of Mr. Eddy’s shares of common stock are held jointly with his spouse.

P. James Kramer	4,781	*	*	All of Mr. Kramer’s shares of common stock are held jointly with his spouse.

Lawrence Safarek	89,962	6.5%	6.7%	Includes options to purchase 31,148 shares of First Niles common stock that are currently exercisable or exercisable within 60 days.

William L. Stephens	109,652	7.9%	8.1%	Includes 53,940 shares of common stock held jointly with Mr. Stephens’ spouse and options to purchase 11,148 shares of First Niles common stock that are currently exercisable or exercisable within 60 days.

Robert I. Shaker	17,708	1.3%	1.3%

Daniel E. Csontos	12,456	*	*

All directors and executive officers as a group (6 persons)	235,708	17.0%	17.5%

*	Less than 1% of class

Recent Affiliate Transactions in First Niles Stock

There have been no purchases of our common stock by the filing persons during the past 60 days.

Purchases of First Niles Stock During Prior Two Years

At the time this proxy statement was mailed, First Niles had not repurchased any of its common stock during the prior two years. We have no plans to purchase additional shares of our common stock prior to the effective date of the Rule 13e-3 transaction. There were no other transactions in First Niles common stock among First Niles and any of its directors or executive officers during the prior two years

Related Party Transactions

Our directors, officers and their affiliates, including members of their families or businesses and other organizations with which they are associated, have banking and other transactions in the ordinary course of business with Home Federal Savings and Loan Association of Niles. It is our policy that any loans or other transactions with those persons or entities (a) are made in accordance with applicable law and Home Federal’s lending policies; (b) are made on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated parties of similar standing; and (c) do not involve more than the normal risk of collectibility or present other unfavorable features to the Company and Home Federal. In addition, all future transactions with our directors, officers and their affiliates are intended to be on terms no less favorable than could be obtained from an unaffiliated third party, and must be approved by a majority of our directors, including a majority of the directors who do not have an interest in the transaction.

Market for Common Stock and Dividends

The following table shows the quarterly high and low trading prices and cash dividends for the First Niles common stock for the periods indicated. Our common stock is traded on The Nasdaq Capital Market under the symbol “FNFI.” Following the Rule 13e-3 transaction, we plan to list our common stock on another automated quotation system such as the Over the Counter Bulletin Board or the Pink Sheets, but we will no longer be required to file reports under the Securities Exchange Act. Since September 30, 2004, we have paid aggregate dividends of $1,772,228.17.

	Quarter	High ($)	Low ($)	Dividend
2006
	Fourth (through November 13, 2006)	$15.09	$13.04	—
	Third	$15.59	$12.02	$0.16
	Second	$15.70	$13.55	$0.16
	First	$16.98	$13.63	$0.16

2005
	Fourth	$15.98	$12.00	$0.16
	Third	$17.32	$14.00	$0.16
	Second	$18.00	$14.50	$0.16
	First	$18.29	$14.69	$0.16

2004
	Fourth	$19.90	$17.14	$0.16
	Third	$20.70	$16.85	$0.15
	Second	$19.30	$16.51	$0.15
	First	$18.25	$16.67	$0.15

2003
	Fourth	$17.90	$16.43	$0.15
	Third	$17.25	$15.19	$0.14
	Second	$16.43	$15.19	$0.14
	First	$16.60	$15.60	$0.14

Description of Common Stock

Common Stock. We are authorized by our certificate of incorporation to issue 6,000,000 shares of common stock, $.01 par value. As of the record date, we had 1,384,553 shares of common stock issued and outstanding and held by approximately 426 shareholders of record.

All shares of common stock are entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the board of directors, and upon liquidation or dissolution of the corporation, whether voluntary or involuntary, to share equally in the assets of the corporation available for distribution to shareholders. Each holder of common stock is entitled to one vote for each share on all matters submitted to the shareholders.

There is no redemption right, sinking fund provision, or right of conversion in existence with respect to the common stock. Our certificate of incorporation does not provide for preemptive rights to acquire additional shares of common stock when issued. All of the outstanding shares of common stock are fully paid and non-assessable.

Protective Provisions

General. Delaware General Corporation Law and the Company’s certificate of incorporation and bylaws govern shareholders’ rights and related matters. The Company’s certificate of incorporation and bylaws contain several provisions, which are summarized below, that may have an “anti-takeover” effect in that they could prevent an acquisition of the Company unless a potential acquiror has obtained the prior approval of the board of directors of the Company. These provisions may make it more difficult for the Company’s shareholders to replace the board of directors or management, which may tend to perpetuate the incumbent board.

Preferred Stock. The existence of preferred stock could impede a takeover of the Company without the approval of its board of directors. This is because the board of directors could issue shares of preferred stock to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of the Company through a proxy contest, tender offer, merger or otherwise. In addition, the issuance of shares of preferred stock with voting rights may adversely affect the rights of the holders of common stock and, in certain circumstances, could decrease the market price of the common stock.

Indemnification

The Company’s certificate of incorporation contains indemnification provisions which provide that directors and officers of the Company (collectively, the “insiders”) will be indemnified against expenses that they actually and reasonably incur if they meet the applicable standard of conduct set forth in the Delaware General Corporation Law in any proceeding to which the insider was made a party because he or she was a director or officer of the Company.

The Company’s certificate of incorporation also provides that the indemnification rights contained in the certificate of incorporation do not exclude other indemnification rights to which an insider may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. The Company cannot indemnify an insider for liability arising out of circumstances that would cause the insider to remain liable for his or her actions as described under “—Limitation of Liability” below.

Our certificate of incorporation specifically provides that we may purchase and maintain insurance on behalf of any insider against any liability asserted against and incurred by him or her in his or her capacity as an insider, whether or not the Company would have had the power to indemnify against the liability.

Limitation of Liability

Article ELEVENTH of the Company’s certificate of incorporation eliminates, with some exceptions, the potential personal liability of a director for monetary damages to the Company and to its shareholders for breach of a duty as a director. There is no elimination of liability for the following:

•	a breach of duty involving appropriation of a business opportunity of the Company;

•	an act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

•	a transaction from which the director derives an improper material tangible personal benefit; or

•	any payment of a dividend or approval of a stock repurchase that is illegal under the Delaware General Corporation Law.

Article ELEVENTH does not eliminate or limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

Delaware General Corporation Law allows Delaware corporations to include in their certificate of incorporation a provision eliminating or limiting the liability of directors, except in the circumstances described above. As a result, the Company included Article ELEVENTH in its certificate of incorporation to encourage qualified individuals to serve and remain as directors of the Company. While the Company has not experienced any problems in locating directors, it could experience difficulty in the future as its business activities increase and diversify. The Company also adopted Article ELEVENTH to enhance its ability to secure liability insurance for its directors at a reasonable cost. The board of directors believes that Article ELEVENTH will enable the Company to secure this insurance on terms more favorable than if it were not included in the certificate of incorporation.

Terms of the Series A Preferred Stock to be Issued in the Rule 13e-3 Transaction

General. The shares of Series A Preferred Stock to be issued in the Rule 13e-3 transaction will be fully paid and nonassessable shares of stock.

Rank. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks senior to the common stock and to all other classes and series of equity securities of the Company, other than any classes or series of equity securities that the Company subsequently issues ranking on a parity with, or senior to the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

Dividend Rights. Holders of Series A Preferred Stock are entitled to a 5% preference in the distribution of dividends, when and if declared and paid by First Niles, so that holders of the Series A Preferred shares are entitled to receive dividends in an amount not less than 105% of that paid on common shares prior to the receipt of dividends by the holders of common stock. For example, based on our most recent $0.16 per share dividend payment, holders of Series A Preferred Stock would receive a dividend of $0.168 per share before common shareholders could receive any dividend payment. First Niles is not required to pay any dividends on the Series A Preferred Stock unless it pays a dividend on the common stock, and has the right to waive the declaration or payment of dividends. Any dividends waived by First Niles will not accumulate to future periods and will not represent a contingent liability of First Niles.

Perpetual Stock. The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

Voting Rights. Unlike the common stock, the Series A Preferred Stock will not having voting rights except under very limited circumstances. Except as otherwise provided by law, holders of Series A Preferred Stock are entitled to vote with the common shareholders only upon proposals for (i) a merger, share exchange, consolidation or other business combination of the corporation with any other “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (ii) an agreement for the sale or disposition by the corporation of all or substantially all of the corporation’s assets (a “Change in Control”). For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with First Niles’ bylaws. When voting on a proposed Change in Control, the holders of Series A Preferred Stock will vote together with the holders of common stock and not as a separate class.

Conversion Rights. The shares of Series A Preferred Stock convert automatically to shares of common stock immediately prior to the consummation of a Change in Control, with each share of Series A Preferred Stock convertible into one share of common stock, subject to antidilution adjustment as described below.

Liquidation Rights. Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of First Niles in the event of any liquidation, dissolution or winding-up of First Niles, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $11.67 per share.

Preemptive Rights. Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock of First Niles that may be issued in the future.

Antidilution Adjustments. If the number of our outstanding shares of common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock.

Redemption Rights. Holders of Series A Preferred Stock have no right to require that First Niles redeem their shares.

Legal Proceedings

On September 1, 2006, Leonard T. Gantler, Patricia A. Cetrone, John Gernat, Patricia Gernat, Paul Mitchell and Marsha Mitchell filed a complaint in the Court of Chancery of the State of Delaware (CA No. 2392-N) naming the Company, William L. Stephens, P. James Kramer, William S. Eddy, Daniel E. Csontos, Robert I. Shaker and Lawrence Safarek as defendants. The complaint seeks to enjoin the Rule 13e-3 transaction, and asks for attorney’s fees and unspecified monetary damages for alleged breaches of fiduciary duty. The plaintiffs allege that the defendants’ breached their fiduciary duties by preferring their own interests over the non-affiliated shareholders by, among other things, terminating the Company’s exploration of sale opportunities without consummating a transaction, by filing a misleading proxy statement to effectuate a going-private transaction, and by recommending to shareholders approval of the Rule 13e-3 transaction. The defendants disagree with the allegations and believe the lawsuit fails to state a claim upon which relief may be granted and, as a result, have filed a motion asking the court to dismiss the three-count complaint.

Shareholder Communications

Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, First Niles Financial, Inc., P.O. Box 311, Niles, Ohio 44446. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to a committee of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

Other Matters

The board of directors of the Company knows of no other matters that may be brought before the special meeting. If any other matter or matters incidental to reclassification should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders. If you cannot be present in person at the special meeting, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

November 17, 2006

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following historical financial data is derived from, and qualified by reference to, our Consolidated Financial Statements and the Notes thereto included in our Annual Report on Form 10-KSB for the year ended December 31, 2005 and our Quarterly Report on Form 10-QSB for the nine months ended September 30, 2006. You should read the selected financial data set forth below in conjunction with the foregoing financial statements and notes and in the context of “Management’s Discussion and Analysis” included in the reports listed above. The portions of our annual and quarterly reports described above are attached as Appendices B and C to this proxy statement.

(In thousands except per share data)	As of and for the nine months ended September 30, 2006	As of and for the year ended December 31, 2005
Net interest income	$2,058	2,717
Provision for loan losses	100	—
Other income	267	584
Other expense	1,430	1,814
Income taxes	260	441

Net income	$535	1,046

PER COMMON SHARE
Basic earnings per share	$0.40	0.79
Diluted earnings per share	0.40	0.79
Cash dividends declared	0.48	0.64
Book value	$11.67	11.84

AT PERIOD END
Loans, net	$50,559	47,180
Earning assets	97,912	95,435
Assets	100,973	98,516
Deposits	59,466	60,802
Shareholders’ equity	$16,154	16,396
Common shares outstanding	1,384,553	1,384,553

AVERAGE BALANCES
Loans	$49,347	45,594
Earning assets	96,399	97,989
Assets	99,222	100,008
Deposits	59,981	60,925
Shareholders’ equity	$16,080	16,293
Weighted average shares outstanding	1,384,553	1,384,553

KEY PERFORMANCE RATIOS
Return on average assets (annualized)	0.72%	1.05%
Return on average shareholders’ equity (annualized)	4.44%	6.42%
Net interest margin	2.82%	2.77%
Dividend payout ratio	120.00%	81.01%
Average equity to average assets	16.21%	16.29%
Ratio of earnings to fixed charges (including interest paid on deposits)	1.14	1.24
Ratio of earnings to fixed charges (excluding interest paid on deposits)	2.38	2.43

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet as of September 30, 2006 (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 (collectively, the “Pro Forma Statements of Operations”) show the pro forma effect of the Rule 13e-3 transaction. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Rule 13e-3 transaction occurred at September 30, 2006, while the pro forma adjustments to the Pro Forma Statements of Operations are computed as if the Rule 13e-3 transaction were consummated on January 1, 2005, the earliest period presented. The following financial statements do not reflect any anticipated cost savings that may be realized by First Niles after consummation of the Rule 13e-3 transaction.

The pro forma information does not purport to represent what our results of operations actually would have been if the Rule 13e-3 transaction had occurred on January 1, 2005.

FIRST NILES FINANCIAL, INC.

Pro Forma Consolidated Balance Sheet

September 30, 2006

(Unaudited)

(Dollars in Thousands)

	First Niles Historical		Pro-Forma Adjustments		Pro-Forma Combined
			Debit	Credit
Assets
Cash and due from banks	$1,278	(1)		75	1,203
Interest-bearing deposits in banks	869				869
Securities held to maturity	13,063				13,063
Securities available-for-sale, at fair value	32,170				32,170
Other investments	56				56
Loans, net	50,559				50,559
Premises and equipment	314				314
Other assets	2,664				2,664

Total assets	$100,973				100,898

Liabilities and Stockholders’ Equity

Deposits	$59,466				59,466
Federal Home Loan Bank Advances	24,500				24,500
Other liabilities	853				853

Total liabilities	$84,819				84,819

Shareholders’ equity
Series A Preferred Stock	—	(2)		1	1
Common stock	18	(2)	1		17
Paid in Capital	7,015	(1)	75		6,940
Retained earnings	14,421				14,421
Accumulated other comprehensive income	(5,183)				(5,183)

Total stockholders’ equity	$16,154				16,079

Total liabilities and stockholders’ equity	$100,973				100,898

(1) Cost of the transaction including $75,000 in filing, legal and other fees
(2) Assumes the issuance of 36,900 shares of Series A Preferred Stock, issued in exchange of 36,900 shares of common stock

Shares outstanding (common and Series A)	1,384,553				1,384,553
Book Value per common equivalent share	$11.67				11.61

See accompanying notes to pro forma consolidated financial statements.

FIRST NILES FINANCIAL, INC.

Pro Forma Consolidated Statements Of Operations

For the Nine months Ended September 30, 2006

(Unaudited)

(Dollars in Thousands, Except Per Share Data)

	First Niles Historical	Pro-Forma Adjustments	Pro-Forma
Interest income	$3,990		$3,990
Interest expense	1,932		1,932

Net interest income	2,058		2,058

Provision for loan losses	100		100

Other income	267		267
Other expenses	1,430		1,430

Income before income taxes	795		795

Income tax expense	260		260

Net income	535		535

Basic earnings per share	$0.401		$0.413

Diluted earnings per share	$0.399		$0.399

See accompanying notes to pro forma consolidated financial statements.

FIRST NILES FINANCIAL, INC.

Pro Forma Consolidated Statements Of Operations

For the Twelve Months Ended December 31, 2005

(Unaudited)

(Dollars in Thousands, Except Per Share Data)

	First Niles Historical	Pro-Forma Adjustments	Pro-Forma
Interest income	$4,898		$4,898
Interest expense	2,181		2,181

Net interest income	2,717		2,717

Provision for loan losses	—		—

Other income	584		584
Other expenses	1,814		1,814

Income before income taxes	1,487		1,487

Income tax expense	441		441

Net income	1,046		1,046

Basic earnings per share	$0.79		$0.82

Diluted earnings per share	$0.79		$0.79

See accompanying notes to pro forma consolidated financial statements.

FIRST NILES FINANCIAL, INC.

Notes to Consolidated Pro Forma Financial Statements

(1)	The unaudited pro forma consolidated balance sheet as of September 30, 2006 and consolidated statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006 have been prepared based on the historical consolidated balance sheets and statements of operations, which give effect to the Rule 13e-3 transaction as if it had occurred on the earliest date presented.

(2)	In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Copies of these reports and other information may be inspected and copied at the SEC’s public reference facility located at 100 F Street, N.E., Room 1580, Washington, DC 20549, telephone (202) 551-8090. Copies of these reports and other information can also be obtained by mail at prescribed rates from the SEC at the address provided above, via telephone at 1-800-SEC-0330, or via the SEC’s website at www.sec.gov.

We have filed a Schedule 13E-3 under the Securities Exchange Act in connection with the Rule 13e-3 transaction. This proxy statement does not contain all the information contained in the Schedule 13E-3 because certain portions have been omitted in accordance with SEC rules and regulations. The Schedule 13E-3 is available at the SEC for inspection and copying as described above.

APPENDIX A

ARTICLES OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

And

SERIES A PREFERRED STOCK

RELATIVE RIGHTS AND PREFERENCES AND OTHER TERMS

AS DESIGNATED BY THE BOARD OF DIRECTORS

ARTICLES OF AMENDMENT

to the

CERTIFICATE OF INCORPORATION

of

FIRST NILES FINANCIAL, INC.

I.

The name of the corporation is FIRST NILES FINANCIAL, INC.

II.

Effective the date hereof, the following Article FOURTEENTH shall be added to the Certificate of Incorporation of the Corporation:

“FOURTEENTH: Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder who is the record holder of 300 or fewer shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holder thereof, hereafter be reclassified as Series A Preferred Stock, on the basis of one share of Series A Preferred Stock for each share of Common Stock so reclassified, which shares of Series A Preferred Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable. Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder who is the record holder of more than 300 shares of Common Stock shall not be reclassified and shall continue in existence as a share of Common Stock.”

III.

The board of directors of the Corporation unanimously adopted this resolution on June 19, 2006. The shareholders of the Corporation duly adopted this resolution on December 14, 2006 in accordance with the provisions of Section 242 of Delaware General Corporation Law.

IV.

All other provisions of the Certificate of Incorporation of the Corporation shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be the “Amended and Restated Certificate of Incorporation” to be signed by its duly authorized officer, this [    ] day of [                    ], 2006.

FIRST NILES FINANCIAL, INC.

By:
William L. Stephens
President and Chief Executive Officer

FIRST NILES FINANCIAL, INC.

SERIES A PREFERRED STOCK

Relative Rights and Preferences and Other Terms

As Designated By the Board of Directors

1. Designation and Initial Number. The class of shares of Preferred Stock hereby authorized shall be designated the “Series A Preferred Stock.” As used hereinafter, the term “Preferred Stock” without designation shall refer to shares of Series A Preferred Stock. The initial number of authorized shares of the Preferred Stock shall be 100,000 shares.

2. Rank. The Preferred Stock, with respect to dividend rights and rights of liquidation, dissolution or winding up of the corporation, ranks senior to the Common Stock and all of the classes and series of equity securities of the corporation, other than any classes or series of equity securities of the corporation subsequently issued ranking on a parity with, or senior to, the Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the corporation. The relative rights and preferences of the Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities of the corporation designated by the Board of Directors. The Preferred Stock is junior to indebtedness issued from time to time by the corporation, including notes and debentures.

3. Voting Rights. Except as provided by law, the holders of the Preferred Stock shall have limited voting rights, and shall be entitled to vote only upon any proposal for a consolidation or merger of the corporation, a share exchange or a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety (a “Change of Control”). On those matters in which the holders of Preferred Stock are entitled to vote, the holders shall have the right to one vote for each share of Preferred Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters in accordance of the Bylaws of the corporation, and shall be entitled to vote in such manner as provided by law. Except as provided by law, the holders of Preferred Stock shall vote together with the holders of Common Stock as a single class, and not as a separate class.

4. Dividend Rights. The holders of shares of Series A Preferred Stock shall be entitled to a preference in the distribution of dividends, when and as declared by the Board of Directors, and shall receive out of any assets of the Corporation legally available therefore, dividends in a per share amount of at least 5% more than the dividends per share paid on the shares of Common Stock prior to the payment of any dividends to the holders of the Common Stock, with any amounts in excess of the 5% premium described above being payable at the discretion of the Board of Directors. The shares of Series A Preferred Stock shall be non-cumulative with respect to dividends, and the Corporation shall have the right to waive the declaration of payment of dividends. Any dividends waived by the Corporation shall not accumulate to future periods and shall not represent a contingent liability of the Corporation.

5. Redemption Rights. None.

6. Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A Preferred Stock shall be entitled to be paid in full (on a per share basis) the greater of the net book value of the shares of

Series A Preferred Stock as determined under generally accepted accounting principles, the amount paid to the holders of Common Stock or the sum of $11.67 per share. To the extent such payment shall have been made in full to the holders of the Series A Preferred Stock and any parity stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series A Preferred Stock, and all other shares on a parity with the Series A Preferred Stock, then the holders of Series A Preferred Stock and all other shares on a parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither a Change of Control nor any purchase or redemption of stock of the Corporation of any class shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 2(d).

7. Convertibility. The Preferred Stock shall automatically convert into shares of the corporation’s Common Stock, on the basis of one share of Common Stock for each share of Preferred Stock, immediately prior to the closing of a Change of Control; provided, however, that such conversion shall be conditioned upon the closing of any such Change of Control, and the holder entitled to receive the Common Stock upon conversion of the Preferred Stock shall be deemed to have converted such shares of Preferred Stock immediately prior to the closing of such Change of Control. If the shares of Preferred Stock shall be converted into Common Stock pursuant to this Section 7, the shares which are converted shall be cancelled and shall not be issuable by this corporation thereafter.

8. Antidilution Adjustments. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the corporation in the number, and relative terms, of the shares of Preferred Stock.

9. Registration Rights. None.

10. No Implied Limitations. Nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to divide any or all of the shares of any preferred or special classes into series and, within the limitations set forth in the Delaware General Corporation Law , to fix and determine the relative rights and preferences of the shares of any series so established, to the full extent provided in the Certificate of Incorporation of the corporation.

11. General Provisions. In addition to the above provisions with respect to the Preferred Stock, such Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the corporation’s Certificate of Incorporation with respect to preferred stock generally.

12. Definitions. As used herein with respect to the Preferred Stock, the following terms have the following meanings:

a. The term “parity stock” means all series of preferred stock (including but not limited to Preferred Stock) and any other class of stock of the corporation hereafter authorized ranking on a parity with the Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the corporation.

b. The term “junior stock” shall mean the Common Stock and any other class of stock of the corporation hereafter authorized over which preferred stock, including without limitation the Preferred Stock, has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the corporation.

13. Notices. All notices required or permitted to be given by the corporation with respect to the Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Preferred Stock at their last addresses as they shall appear upon the books of the corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock.

APPENDIX B

FINANCIAL STATEMENTS AND MANAGEMENT’S DISCUSSION

AND ANALYSIS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

(In thousands, except share data)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents:
Noninterest bearing	$1,278	$1,488
Interest bearing	869	3,103

Total cash and equivalents	2,147	4,591
Securities available for sale - at market	32,170	30,859
Securities to be held to maturity - at cost	13,063	13,094
Loans receivable, net of allowance for loan losses of $843 and $743	50,559	47,180
Accrued interest receivable	739	579
Federal Home Loan Bank stock, at cost	1,251	1,199
Real estate investment, limited partnership - at equity	56	87
Real estate owned	—	35
Prepaid expenses and other assets	376	302
Prepaid federal income taxes	56	119
Deferred federal income taxes	242	141
Premises and equipment, at cost less accumulated depreciation	314	330

TOTAL ASSETS	$100,973	$98,516

LIABILITIES
Deposits	$59,466	$60,802
Accrued interest payable	183	152
Accounts payable and other liabilities	670	666
Federal Home Loan Bank advances	24,500	20,500

TOTAL LIABILITIES	84,819	82,120
SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, authorized 500,000 shares; none outstanding	—	—
Common stock, $.01 par value, authorized 6,000,000 shares; 1,754,411 shares issued	18	18
Paid in capital	7,015	7,015
Retained earnings	14,421	14,523
Net unrealized gains on securities available for sale	273	413
Common stock purchased by the Employee Stock Ownership Plan	(390)	(390)
Treasury stock - 368,858 shares in each period	(5,183)	(5,183)

TOTAL SHAREHOLDERS’ EQUITY	16,154	16,396

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$100,973	$98,516

SEE ACCOMPANYING NOTES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

(In thousands, except share data)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Interest income:
First mortgage loans	$778	$664	$2,214	$1,968
Consumer and other loans	53	37	147	104
Mortgage-backed and related securities	120	147	379	494
Investments	410	339	1,210	969
Interest-bearing deposits	11	32	40	105

TOTAL INTEREST INCOME	1,372	1,219	3,990	3,640

Interest expense:
Deposits	404	311	1,103	875
Borrowings	314	252	829	724

TOTAL INTEREST EXPENSE	718	563	1,932	1,599

NET INTEREST INCOME	654	656	2,058	2,041

Provision for loan losses	100	—	100	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	554	656	1,958	2,041
Noninterest income:
Gain on sale of securities	63	77	233	478
Service fees and other income	11	7	34	32

TOTAL NONINTEREST INCOME	74	84	267	510

Noninterest expense:
Equity in loss of limited partnership	6	5	31	15
Loss on Sale of Real Estate Owned	—	—	8	—
Compensation and benefits	263	246	764	748
Occupancy and equipment	27	27	84	75
Federal deposit insurance premiums	2	2	6	6
Legal and audit	41	26	130	151
Franchise taxes	52	48	155	145
Other operating expense	79	80	252	237

TOTAL NONINTEREST EXPENSE	470	434	1,430	1,377

INCOME BEFORE INCOME TAXES	158	306	795	1,174

Federal income taxes	54	87	260	351

NET INCOME	$104	$219	$535	$823

EARNINGS PER SHARE	$0.08	$0.17	$0.40	$0.63

DILUTED EARNINGS PER SHARE	$0.08	$0.16	$0.40	$0.62

SEE ACCOMPANYING NOTES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Net income	$535	$823
Other comprehensive income:
Unrealized gains (losses) on securities:
Unrealized gains (losses) arising for period	2	(638)
Related income tax (benefit)	1	(217)

Reclassification adjustment:
Gain included in net income	(214)	(133)
Related income tax	73	46

	(141)	(87)
Other comprehensive income (loss)	(140)	(508)

COMPREHENSIVE INCOME	$395	$315

SEE ACCOMPANYING NOTES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$535	$823
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(28)	(17)
Depreciation	33	22
Amortization of deferred loan fees and costs	(37)	(31)
Amortization of discounts and premiums on investments and mortgage-backed and related securities	8	28
Gain on sale of securities	(233)	(478)
Equity in loss of limited partnership	31	15
Provision for loan losses	100	—
Federal Home Loan Bank stock dividends	(52)	(41)

	357	321
Net increase in accrued interest receivable, prepaid expenses and other assets	(137)	(407)
Net increase in accrued interest, accounts payable and other liabilities	36	59

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	256	(27)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of securities available for sale	236	151
Purchase of securities available for sale	(2,987)	(4,500)
Proceeds from maturity of securities available for sale	—	2,000

Proceeds from principal payments on mortgage-backed and related securities - held to maturity	31	45

Proceeds from principal payments on mortgage-backed and related securities - available for sale	1,453	3,447
Net decrease in interest-bearing deposits with banks	2,234	2,325
Net increase in loans	(3,442)	(3,845)
Proceeds from sale of Intrieve stock	—	344
Additions to premises	(17)	(74)

NET CASH USED IN INVESTING ACTIVITIES	(2,492)	(107)

CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in savings accounts, money market deposit accounts and negotiable order of withdrawal accounts	(3,893)	(1,920)
Net increase in certificates of deposit	2,556	788
Purchase of Treasury shares	—	—
Cash dividends paid on common stock	(637)	(629)
Proceeds from Federal Home Loan Bank Advances	6,300	2,000
Repayment of Federal Home Loan Bank Advances	(2,300)	—
Incentive stock options exercised	—	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,026	239

NET INCREASE (DECREASE) IN CASH	(210)	105
CASH AT BEGINNING OF PERIOD	1,488	1,075

CASH AT END OF PERIOD	$1,278	$1,180

Cash paid during the period for:
Interest	$1,851	$1,588
Income taxes	$225	$417

SEE ACCOMPANYING NOTES

NOTES TO FINANCIAL STATEMENTS

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

September 30, 2006 and 2005 (Unaudited)

NOTE A — SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies followed by First Niles Financial, Inc. (“First Niles”) and its wholly owned subsidiary, Home Federal Savings and Loan Association of Niles (the “Association”) are in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the savings and loan industry.

The accompanying unaudited financial statements were prepared in accordance with instructions for Form 10-QSB and, therefore do not include information or footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America. Management believes that all normal recurring adjustments that are necessary for a fair presentation of interim period financial information have been reflected in these financial statements. The results of operations for the interim periods discussed herein are not necessarily indicative of the results that may be expected for a full year. These interim financial statements should be read in conjunction with the consolidated financial statements and Notes included in the First Niles Financial, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2005.

NOTE B — STOCK CONVERSION

On October 26, 1998, First Niles began trading as a public company on the Nasdaq SmallCap Market. First Niles issued 1,754,411 shares, $.01 par value common stock, at $10.00 per share, raising $15.5 million, net of shares acquired by the newly formed Employee Stock Ownership Plan (the “ESOP”) and net of the costs of the conversion. Home Federal Savings and Loan Association of Niles converted to a federal stock savings and loan association and simultaneously received proceeds of $8.5 million in exchange for all of its common stock to First Niles. This transaction was accounted for using historical cost in a manner similar to that in a pooling of interests.

NOTE C — EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the weighted-average shares outstanding, during the period, less weighted-average shares in the ESOP that are unallocated and not committed to be released. Diluted earnings per share reflect the potential effect of stock options and is calculated using the treasury stock method. At September 30, 2006, the market price of First Niles stock exceeded the exercise price of all outstanding options; the resulting dilution, is presented in the following table, as rounded to the nearest whole cent.

The following table sets forth the computation of earnings per share for the three and nine month periods ended September 30, 2006 and September 30, 2005 (income in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income	$104	$219	$535	$823
Earnings applicable to basic earnings per share	$104	$219	$535	$823
Average common shares	1,384,553	1,384,553	1,384,553	1,384,553
Less average unallocated ESOP shares	48,146	64,226	52,026	68,347
Average common shares outstanding - basic	1,336,407	1,320,327	1,332,527	1,316,206

Average common shares outstanding - diluted	1,342,868	1,329,247	1,339,272	1,327,328

Earnings per share - basic	$0.08	$0.17	$0.40	$0.63

diluted	$0.08	$0.16	$0.40	$0.62

Management’s Discussion and Analysis

Executive Overview

First Niles Financial, Inc., a Delaware corporation, was formed in July 1998 to act as the holding company for Home Federal Savings and Loan Association of Niles upon the completion of Home Federal’s conversion from mutual to stock form. The conversion was completed on October 26, 1998. References in this Form 10-QSB to “we”, “us”, and “our” refer to First Niles and/or Home Federal as the context requires.

Our principal business consists of attracting retail deposits from the general public and investing those funds primarily in permanent and construction loans secured by first mortgages on owner-occupied, one-to-four family residences. We also originate, to a lesser extent, loans secured by first mortgages on non-owner-occupied one-to-four family residences, permanent and construction commercial and multi-family real estate loans, and consumer loans. Excess funds are generally invested in investment securities and mortgage-backed and related securities. Additionally, we borrow funds from the Federal Home Loan Bank (“FHLB”) and reinvest the proceeds in investment securities at favorable interest rate spreads.

Short-term market interest rates generally remained steady during the third quarter. As a result, the yield curve remained relatively flat. This interest rate environment is likely to have a negative impact on the results of our operations, as our interest-bearing liabilities generally are priced in relation to short-term market interest rates, while our interest-earning assets generally are priced in relation to long-term interest rates. As a result, our spread has generally decreased over the past year. If the trend of a flat yield curve continues, we expect our spread to decrease even further. Additionally, if both short-term and long-term interest rates increase to a similar degree, our spread may still decrease because our interest-bearing liabilities reprice faster than our interest-earning assets.

In order to diminish the effect of the interest rate environment, described above, management has gradually shortened the average life of our investment portfolio and generally focused recent purchases of securities into single step, U.S. agency securities with maturities of six years or less. Typically, these securities have a fixed interest rate for periods ranging from two to three years and are callable by the issuer, at various intervals, during this time. After this initial fixed interest rate period, the security is either called or the interest rate rises significantly and the security is no longer callable. Management has generally limited its purchases of such securities to those with interest rate steps of a least 200 basis points. Management has also attempted to keep the interest rates paid on deposits below market rates during this time. However, this pricing strategy must be balanced against the possibility of losing some deposits. We have lost some deposits, but such losses have been minimal. Additionally, the negative effect of the current interest rate environment has been lessened by an increase in our average balance of loans receivable, which generally have a higher yield than investment securities.

The following discussion compares our consolidated financial condition at September 30, 2006 to December 31, 2005 and the results of operations for the three and nine month periods ended September 30, 2006 with the same periods ended September 30, 2005. This discussion should be read in conjunction with the consolidated financial statements and footnotes included herein.

Comparison of Financial Condition at September 30, 2006 and December 31, 2005

Total assets increased by $2.5 million, or 2.5%, to $101.0 million at September 30, 2006 from $98.5 million at December 31, 2005. This increase was primarily reflected in a $3.4 million increase in net loans receivable, a $1.3 million increase in total investment securities, partially offset by a $2.4 million decrease in total cash and cash equivalents.

The aforementioned increase in assets was primarily related to a $2.7 million increase in total liabilities, partially offset by a $242,000 decrease in shareholders’ equity. During the last nine months, we borrowed an additional $4.0 million from the FHLB for general funding purposes, including deposit withdrawals and loan originations. These additional borrowings were partially offset by a $1.3 million decrease in deposits during this nine month time period. The decrease in deposits was comprised of a $3.9 million aggregate decrease in savings accounts and negotiable order of withdrawal (“NOW”) accounts partially offset by a $2.4 million increase in certificates of deposit and a $126,000 increase in demand account deposits.

Shareholders’ equity at September 30, 2006 was $16.2 million, a $242,000, or 1.5% decrease from December 31, 2005. The decrease in shareholders’ equity was essentially the result of a $140,000 decrease in net unrealized gains on securities available for sale and a $102,000 decrease in retained earnings. Book value per share was $11.67 at September 30, 2006, compared to $11.84 at December 31, 2005, primarily due to the decrease in shareholders’ equity as discussed above. The dividend paid during the first nine months of 2006 totaled $637,000 and was equivalent to $0.16 per common share, per quarter. At both, September 30, 2006 and December 31, 2005, there were 1,384,553 shares of common stock outstanding.

Nonperforming loans, consisting of nonaccruing loans and accruing loans delinquent more than 90 days totaled $762,000 at September 30, 2006, or 0.7% of total assets, compared to $905,000 or 0.9% of total assets as of December 31, 2005. The allowance for loan losses was $843,000 at September 30, 2006, representing coverage of 110.6% of non-performing loans. The allowance for loan losses at September 30, 2006 represented 1.7% of net loans receivable. At December 31, 2005, the allowance for loan losses was $743,000 and represented coverage of 82.1% of nonperforming loans and 1.6% of net loans receivable. Management believes that the current level of the allowance for loan losses remains adequate to absorb losses resulting from uncollectible loans. At September 30, 2006 we had no real estate owned as the result of foreclosure. At December 31, 2005 we had $35,000 in real estate owned as the result of foreclosure.

Results of Operations

General. Our results of operations depend primarily on our net interest income, which is determined by (i) the difference between interest earned on interest-earning assets, consisting primarily of mortgage loans, collateralized mortgage obligations, other investments and interest-bearing deposits in other institutions, and interest expense on interest-bearing liabilities, primarily deposits and borrowings, and (ii) the relative amounts of our interest-earning assets and interest-bearing liabilities. The level of non-interest income, such as fees received from customer deposit account service charges and gains on sales of investments, and the level of non-interest expense, such as federal deposit insurance premiums, salaries and benefits, office occupancy costs, and data processing costs, also affect our results of operations. Finally, our results of operations may also be affected significantly by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities, all of which are beyond our control.

Results of Operations for the Three-Month Period Ended September 30, 2006 as Compared to September 30, 2005

Net Income. For the three months ended September 30, 2006, First Niles recorded net income of $104,000 as compared to $219,000 in the comparative 2005 period, a decrease of $115,000, or 52.5%. This net income resulted in an annualized return on average assets of 0.42% as compared 0.87% for the comparative period in 2005. The annualized return on shareholders’ equity for the three months ended September 30, 2006 was 2.63% compared to 5.34% for the three months ended September 30, 2005.

Basic earnings per share and diluted earnings per share for the three months ended September 30, 2006 were $0.08, as compared to basic earnings per share and diluted earnings per share of $0.17 and $0.16, respectively, for the same period in 2005.

Net Interest Income. Net interest income decreased to $654,000, for the three month period ended September 30, 2006 as compared $656,000 in the respective 2005 period. For the three months ended September 30, 2006 our interest rate spread was 2.20% as compared to 2.28% for the comparative period one year prior. The net interest margin for the current three-month period was 2.69% as compared to 2.68% for the same period in 2005. The major factor leading to the relative stabilization in net interest rate spread and net interest margin was an increase in higher yielding assets, specifically loans, despite the general sustained increase in short term market interest rates over the past year.

For the three months ended September 30, 2006, total interest income increased by $153,000, or 12.6%, as compared to the same period in 2005. Specifically, income on loans receivable increased $130,000 on a comparative period basis, primarily due to higher average balances.

Interest income on investment securities and mortgage-backed and related securities increased a collective $44,000 for the three month period ended September 30, 2006 as compared to the same period in 2005, primarily due to higher portfolio yields. Interest from interest-bearing deposits was $21,000 lower on a comparative period basis, due to significantly lower average balances. Overall, the average yield on interest earning assets increased 66 basis points, from 4.96% during the third quarter of 2005 to 5.62% for the third quarter of 2006.

First Niles continues to maintain borrowings from the FHLB. At September 30, 2006, these borrowings totaled $24.5 million. The proceeds from $20.5 million of these borrowings have primarily been reinvested into investment securities (leverage strategy). This strategy was undertaken at a net interest rate spread and net interest margin lower than those related to core operations. The interest rate spread and net interest margin on the leverage strategy was approximately 57 basis points as of September 30, 2006. This leverage strategy requires a negligible amount of administrative expense and is the primary reason that such an activity can be undertaken at a reduced interest rate spread and net interest margin as compared to core operations, while making a significant contribution to net income.

During the third quarter of 2006, $2.0 million in FHLB Advances were obtained for general funding, including loan originations and deposit withdrawals. These borrowings were in the form of two cash management advances (CMAs) that have a rate set daily and a maturity of approximately 90 days. Since the most recent $2.0 million in borrowings were not obtained for direct reinvestment, but rather for general liquidity purposes, they are not included as part of the leverage strategy. A CMA can be prepaid in full or part at any time without penalty, or rolled over for another 90 day term at prevailing market interest rates.

At September 30, 2006, four of our eleven non-CMA FHLB Advances, totaling $8.0 million, were convertible at the option of the FHLB on a specified date and quarterly thereafter to a variable rate based on 3-month LIBOR. At the time of conversion, and quarterly thereafter, each advance may be prepaid without penalty. During the quarter ended September 30, 2006, one convertible advance converted, at the option of the FHLB, from a fixed to a variable rate, based on three-month LIBOR. As a result, five of our eleven non-CMA FHLB Advances, as of September 30, 2006 have been converted to variable rates, based on three-month LIBOR. These LIBOR based advances may be paid off each quarter, without penalty. Another one of our FHLB Advances with a fixed interest rate matured during the quarter ended September 30, 2006 and was refinanced with a CMA with terms similar to those described above.

During the three months ended September 30, 2006, total interest expense increased by $155,000, or 27.5%, as compared to the same three-month period one year prior. Interest on deposits increased $93,000, or 29.9%, from period to period. The average interest rate on deposits for the quarter, which comprised 70.8% of total interest bearing liabilities at September 30, 2006, increased to 2.69%, 64 basis points higher than for the same period one year ago. The average interest rate on FHLB advances, which comprise the remaining portion of interest bearing liabilities, increased to 5.24% for the three months ended September 30, 2006 from 4.45% for the same period of the prior year. Interest expense on FHLB Advances increased to $314,000 for the three months ended September 30, 2006 from $252,000 for the same period of the prior year, due to higher average balances and higher interest rates. The overall cost of funds for the quarter ended September 30, 2006 was 3.42%, 74 basis points higher than for the comparative quarter one year ago.

Provision for Loan Losses. For the three months ended September 30, 2006 there was a $100,000 provision for loan losses, an increase of $100,000 from the comparative period in 2005. An internal review indicated some weaknesses in the credit quality of loans purchased in earlier periods and as a matter of caution, resulted in the provision for loan losses in the third quarter of 2006. All of the subject loans are currently performing in accordance with their contractual loan terms.

The provision for loan losses is a result of management’s periodic analysis of risks inherent in our loan portfolio from time to time, as well as the adequacy of the allowance for loan losses. It is our policy to provide valuation allowances for estimated losses on loans based upon past loss experience, current trends in the level of delinquent and specific problem loans, loan concentrations to single borrowers, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, and current and anticipated economic conditions in our market area. Accordingly, the calculation of the adequacy of the allowance for loan losses is not based directly on the level of non-performing assets.

Management will continue to monitor the allowance for loan losses and make future additions to the allowance through the provision for loan losses as economic conditions dictate. Although we maintain the allowance for loan losses at a level which we consider to be adequate to provide for losses, there can be no assurance that future losses will not exceed estimated amounts or that additional provisions for loan losses will not be required in future periods. In addition, management’s determination as to the amount of the allowance for loan losses is subject to review by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, as part of their examination process, which may result in the establishment of an additional allowance.

Noninterest Income. Noninterest income of $74,000 for the three months ended September 30, 2006 was $10,000 lower than during the same period in 2005. This decrease was essentially the result of a $14,000 decrease in gain on sale of investment securities in the current quarter as compared to previous comparative quarter. The gain on sale of investment securities during the third quarter of 2006 was attributable to the sale of 1,000 shares of Freddie Mac stock. As of September 20, 2006, First Niles still owned 18,500 shares of Freddie Mac Stock with an aggregate market value of approximately $1.2 million. Service fees and other income increased $4,000 on a period to period comparative basis.

Noninterest Expense. Noninterest expense increased $36,000, or 8.3%, for the three months ended September 30, 2006 as compared to the same period in 2005. Legal and audit expense increased $15,000 on a comparative period basis primarily due to First Niles’ implementation of a shareholder proposal for a Rule 13e-3 going-private transaction that if enacted would eliminate the costs associated with the implementation and maintenance of compliance with Sarbanes Oxley, Section 404 and other costs of being a public company. Compensation and benefits increased $17,000 on a comparative quarter basis, due to the hiring of an additional loan officer during the previous quarter.

Federal Income Taxes. The provision for federal income taxes decreased by $33,000 in the three months ended September 30, 2006 as compared to the same period in 2005, resulting in an income tax provision of $54,000. The decrease in the provision for federal income taxes as compared to the same period in 2005 was primarily due to a $148,000 decrease in pre-tax income from period to period. The effective tax rate in the current three month period was 34.2%, as compared to 28.4% one year prior. The above effective tax rates differ from the statutory rate of 34.0% primarily due to our ownership interest in a low income housing tax credit program. The tax credits from this program will expire during 2006.

Results of Operations for the Nine-Month Periods Ended September 30, 2006 as Compared to September 30, 2005

Net Income. First Niles recorded net income of $535,000 for the nine months ended September 30, 2006, as compared to $823,000 for the nine months ended September 30, 2005, a decrease of $288,000, or 35.0%. The decrease in net income was comprised of a $243,000 decrease in noninterest income, a $100,000 increase in the provision for loan losses and a $53,000 increase in noninterest expense, partially offset by a $17,000 increase in net interest income and a $91,000 decrease in federal income tax expense. Our annualized return on average assets for the nine-month period ended September 30, 2006 was 0.72%, compared to 1.10% for the same period one year ago. Our annualized return on average shareholders’ equity was 4.44% for the nine months ended September 30, 2006 as compared to 6.71% for the same period one year ago. Earnings per share, on a basic and diluted basis, for the nine months ended September 30, 2006 was $0.40, as compared to basic earnings and diluted earnings per share of $0.63 and $0.62, respectively, for the same period in 2005.

Net Interest Income. Net interest income increased by $17,000, or 0.8% for the nine months ended September 30, 2006 as compared to the respective 2005 period. For the nine months ended September 30, 2006, total interest income increased by $350,000 and total interest expense increased by $333,000 as compared to the same period in 2005. For the nine months ended September 30, 2006, the interest rate spread was 2.34%, as compared to 2.36% for the nine months ended September 30, 2005. For the nine months ended September 30, 2006 the net interest margin was 2.82% as compared to 2.77% for the nine months ended September 30, 2005. For the nine months ended September 30, 2006, the yield on interest earning assets was 5.48% as compared to 4.95% for the nine months ended September 30, 2006, an increase of 53 basis points. The overall cost of funds was 3.14% for the nine months ended September 30, 2006 as compared to 2.59% for the same period in 2005, an increase of 55 basis points. The primary factor leading to the increase in net interest income and net interest margin was an increase in higher yielding assets, specifically loans. This asset shift counteracted much of the effect of the sustained rise in market interest rates over the past year, which increased the overall cost of our interest bearing liabilities.

Provision for Loan Losses. First Niles had a provision for loan losses of $100,000 for the nine months ended September 30, 2006, a $100,000 increase from the nine months ended September 30, 2005. The entire provision for loan losses occurred during the third quarter of 2006 as previously discussed in the quarterly comparison.

Noninterest Income. Noninterest income totaled $267,000 for the nine months ended September 30, 2006 as compared to $510,000 for the same period in 2005. This decrease was essentially attributable to a $245,000 decrease in gain on sale of investment securities in the current period as compared to the prior comparative period. Approximately $345,000 of the gain on sale of investments during the first nine months of 2005 was attributable to the sale of our stock in Intrieve Incorporated due to its acquisition by Harland Financial Solutions, Inc. Intrieve, Incorporated, which was owned by numerous financial institutions, including the Association, was also the primary data processing service provider to the Association. Harland Financial Solutions, Inc. has continued as the primary data service provider to the Association.

Noninterest Expense. Noninterest expense increased $53,000, or 3.8%, for the nine months ended September 30, 2006 as compared to the same period one year earlier. This increase was primarily attributable to a number of modest increases across several operating expense categories, including $16,000 increase in equity in loss of limited partnership, a $16,000 increase in compensation and benefit, a $15,000 increase in other operating expense, a $9,000 increase in occupancy and equipment, an $8,000 loss on sale of real estate owned and a $10,000 increase in franchise taxes, partially offset by a $20,000 reduction in legal and audit expense.

Federal Income Taxes. The provision for federal income taxes decreased by $91,000 for the nine months ended September 30, 2006 as compared to the same period in 2005. The decrease in the provision for federal income taxes was primarily due to a decrease in pre-tax income of $379,000. The effective tax rate was 32.7% for the nine month period ended September 30, 2006 compared to 29.9% in the same period one year earlier. The above effective tax rates differ from the statutory rate of 34.0% primarily due to our ownership interest in a low income housing tax credit program. The tax credits from this program will expire during 2006.

Liquidity and Capital Resources

Our main source of funds are deposits, and loan and securities repayments. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and loan prepayments are more influenced by interest rates, general economic conditions and competition. Safe and sound banking practices require us to maintain cash and eligible investments at levels that assure our ability to meet demands for deposit withdrawals and the repayment requirements of short-term borrowings, if any. We believe that sufficient funds are available for us to meet our current liquidity needs. Total cash and cash equivalents amounted to $2.1 million at September 30, 2006.

We use our capital resources to meet ongoing commitments to fund various types of deposit withdrawals, to invest in securities, to fund existing and future loan commitments, to maintain liquidity, and to meet operating expenses. At September 30, 2006, we had outstanding commitments to extend credit or purchase securities totaling $4.4 million, including $2.4 million of unused consumer lines of credit.

The Association is required to maintain minimum regulatory capital sufficient to meet tangible, core and risk-based capital ratios of 1.5%, 4.0% and 8.0%, respectively. As of September 30, 2006, Home Federal significantly exceeded its regulatory capital requirements, with tangible, core, and risk-based capital ratios of 15.51%, 15.51% and 37.42%, respectively.

Off-Balance Sheet Arrangements

We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments consist of unfunded loan commitments. Our unfunded loan commitments consist of unfunded mortgage loans, construction loans and home equity lines of credit, which extend for terms of approximately 30 days, 180 days and up to ten years, respectively. The credit risk in issuing unfunded loan commitments is essentially the same as the credit risk associated with loan products that have been funded. An unfunded loan commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. Our exposure to credit loss in the event of nonperformance by the other party to the instrument is represented by the contractual notional amount of the instrument.

Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily reflect future cash requirements. We use the same credit policies in making commitments to extend credit as we do for on-balance sheet instruments. Collateral held for commitments to extend credit varies but may include unimproved and improved real estate, certificates of deposit or personal property.

The following table summarizes our off-balance sheet financial instruments whose contract amounts represent credit risk as of September 30, 2006:

Unfunded mortgage loans, including construction loans	$2.0 million
Home equity lines of credit	$2.4 million
Investment security purchase commitments	$0.0 million

APPENDIX C

FINANCIAL STATEMENTS AND MANAGEMENT’S DISCUSSION

AND ANALYSIS FOR THE YEAR ENDED DECEMBER 31, 2005

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION

Executive Overview

First Niles Financial, Inc. (“First Niles” or the “Company”) is a unitary, non-diversified holding company. First Niles has no significant operations outside those of its wholly-owned operating subsidiary, Home Federal Savings and Loan Association of Niles (“Home Federal” or the “Bank”). References in this Annual Report to “we,” “us,” and “our” refer to First Niles and/or Home Federal as the context requires.

Home Federal is a $98.5 million federally-chartered, stock institution. Our principal business consists of attracting retail deposits from the general public and investing those funds primarily in permanent and construction loans secured by first mortgages on one- to four-family residences. We also originate permanent and construction loans secured by first mortgages on commercial and multi-family real estate. To a much lesser extent, we originate consumer and commercial business loans. Competition from other financial institutions has, however, limited the volume of loans we have been able to originate and place in our portfolio. As a result, our excess funds are invested in short-term, lower-yielding investment and mortgage-backed and related securities. Additionally, we borrow funds from the Federal Home Loan Bank (“FHLB”) and reinvest the proceeds in investment securities at favorable interest rate spreads.

The level of competition in our market area is strong and dominated by commercial banks, with financial institutions of varying sizes and characteristics. In addition, our market area is projected to experience a continuing decrease in population and no meaningful increase in the number of households over the next several years. Niles and Trumbull County have per capita income and median household income lower than the medians for Ohio and the United States and in December 2005, Trumbull County also had an unemployment rate higher than both Ohio and the United States. These economic conditions and strong competition have generally resulted in reduced loan demand which, in turn, has resulted in a high concentration of investment securities and mortgage-backed and related securities in our portfolio compared to other savings institutions. In the event current economic and market conditions persist or worsen, and loan demand remains weak, we cannot give any assurances that we will be able to maintain or increase our mortgage loan portfolio, which could adversely affect our operations and financial results.

Our results of operations depend primarily on net interest income, which is determined by (i) the difference between rates of interest we earn on interest-earning assets, consisting primarily of mortgage loans, collateralized mortgage obligations and other investments, and the rates we pay on interest-bearing liabilities, consisting primarily of deposits and borrowings, and (ii) the relative amounts of our interest-earning assets and interest-bearing liabilities. The level of non-interest income, such as fees received from customer deposit account service charges and gains on sales of investments, and the level of non-interest expense, such as federal deposit insurance premiums, salaries and benefits, office occupancy costs, and data processing costs, also affect our results of operations. Finally, our results of operations may also be affected significantly by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities, all of which are beyond our control.

During 2005, short-term market interest rates generally increased steadily. Longer term interest rates increased at a much slower pace than short-term interest rates, resulting in a flattening of the yield curve. This interest rate environment is expected to prevail for the foreseeable future. This environment is likely to have a negative impact on our results of operations as our interest-bearing liabilities generally are priced in relation to short-term rates, while our interest-earning assets generally are priced in relation to long-term rates. In such a situation, the spread between our interest earning assets and our interest bearing liabilities would be expected to decrease. If both short-term and long-term interest rates increase to a similar degree and the slope of the yield curve remains essentially unchanged, our spread may still decrease because our interest-bearing liabilities reprice faster than our interest-earning assets.

During much of the past two years, management, in order to diminish the effect of the anticipated interest rate environments described above, generally shortened the average life of our investment portfolio and focused new purchases of securities into single step, U.S. agency securities. These securities typically have a fixed interest rate for two to three years and are callable, at various intervals, during this time. After this initial fixed interest rate period, the security is either called or the interest rate rises significantly, and the security is no longer callable. Management has focused its purchases of such securities to those with interest rate steps of at least 200 basis points. During the second half of 2005, in anticipation of an easing in Federal Reserve monetary policy, management began selectively purchasing longer term U.S. Agency securities that have relatively high spreads compared to existing U.S. Treasury issues. These securities generally yield 6.0%, or more, are commonly callable in one year or less and have maturities in the 8 to 15 year range.

As of December 31, 2005, total non-performing loans totaled 1.92% of total loans and .95% of total assets. At such date, our allowance for loan losses to non-performing loans was 82.1% and to net loans receivable was 1.57%. At December 31, 2005, we were in compliance with all applicable regulatory capital requirements and remain a “well capitalized” institution.

The following tables set forth selected consolidated financial information for the periods reported.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

	December 31,
	2005	2004	2003
	(In thousands)
Selected Financial Condition Data:

Total assets	$98,516	$99,229	$100,033
Loans receivable, net	47,180	42,966	38,778
Securities - held to maturity	13,094	18,148	295
Securities - available for sale and FHLB stock	32,058	30,780	52,506
Deposits	60,802	61,458	61,936
Total borrowings	20,500	20,500	20,500
Shareholders’ equity	16,396	16,413	16,630

	Years Ended December 31,
	2005	2004	2003
	(In thousands, except per share amounts)
Selected Operations Data:

Total interest income	$4,898	$4,875	$5,220
Total interest expense	2,181	1,969	2,119

Net interest income	2,717	2,906	3,101
Provision (recovery) for loan losses	—	—	—

Net interest income after provision for loan losses	2,717	2,906	3,101
Fees and service charges	35	36	28
Gain on sales of investment securities	542	283	187
Other non-interest income	7	7	7

Total non-interest income	584	326	222
Total non-interest expense	1,814	1,752	1,810

Income before taxes and extraordinary item	1,487	1,480	1,513
Income tax provision	441	448	455

Net income	$1,046	$1,032	$1,058

Earnings per share – basic	$0.79	$0.79	$0.80
diluted	$0.79	$0.78	$0.79
Dividends per share	$0.64	$0.61	$0.57

	Years Ended December 31,
	2005	2004	2003
Selected Financial Ratios and Other Data:
Performance Ratios:

Return on assets (ratio of net income to average total assets)	1.05%	1.04%	1.06%
Return on equity (ratio of net income to average equity)	6.42	6.39	6.13
Interest rate spread:
Average during year	2.36	2.61	2.70
End of year	2.48	2.43	2.84
Net interest margin (net interest income divided by average interest-earning assets)	2.77	2.99	3.15
Ratio of operating expense to average total assets	1.79	1.75	1.78
Ratio of average interest-earning assets to average interest-bearing liabilities	1.18	1.19	1.21

Quality Ratios:
Non-performing assets to total assets at end of year	0.95%	0.85%	1.00%
Non-performing loans to loans receivable, net, end of year	1.92	1.84	2.58
Allowance for loan losses to non-performing loans, end of year	82.10	93.93	75.82
Allowance for loan losses to loans receivable, net, end of year	1.57	1.73	1.96

Capital Ratios:
Equity to total assets at end of year	16.64%	16.54%	16.62%
Average equity to average assets	16.29	16.34	17.24

Other Data:
Book value per common share outstanding	$11.84	$11.85	$11.88
Dividend payout ratio(1)	81.01%	77.22%	71.25%
Number of full-service offices	1	1	1

(1)	Dividends per share divided by earnings per common share and common share equivalent.

Critical Accounting Policies

Allowance for Loan Losses. The allowance for loan losses is a significant estimate that can and does change based on management’s assumptions about specific borrowers and current general economic and business conditions, among other factors. Management reviews the adequacy of the allowance for loan losses no less frequently than a quarterly basis. The evaluation of adequacy by management includes consideration of past loss experience, changes in the composition of the loan portfolio, the current condition and amount of loans outstanding, identified problem loans, information about specific borrower situations and estimated collateral values, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. Loan losses are charged against the allowance when management believes that the uncollectibility of a loan balance is confirmed.

Securities. Securities are classified as held to maturity or available for sale on the date of purchase. Only those securities classified as held to maturity, and which management has both the intent and ability to hold to maturity, are reported at amortized cost. Available for sale securities are reported at fair value with unrealized gains and losses, net of related deferred income taxes, included in accumulated other comprehensive income on the Consolidated Balance Sheet. The fair value of a security is determined based on quoted market prices. Realized gains and losses are reported within noninterest income in the Consolidated Statements of Income. The cost of securities sold is based on the specific identification method. Available for sale and held to maturity securities are reviewed quarterly for possible other-than-temporary impairment. The review includes an analysis of the facts and circumstances of each individual investment, such as the severity of loss, the length of time the fair value has been below cost, the expectation for that security’s performance, the creditworthiness of the issuer and our intent and ability to hold the security. A decline in value that is considered to be other-than-temporary is recorded as a loss within noninterest income in the Consolidated Statements of Income. We believe that the price movements within our securities portfolio are dependent upon the movement in interest rates, particularly given the negligible inherent credit risk of these securities. We maintain our intent and ability to hold these securities.

Financial Condition

The following discussion compares our consolidated financial condition at December 31, 2005 to December 31, 2004 and the results of operations for the year ended December 31, 2005 with the year ended December 31, 2004. This discussion should be read in conjunction with the consolidated financial statements and footnotes included herein.

Assets totaled $98.5 million at December 31, 2005, a decrease of $713,000, or 0.7%, from total assets of $99.2 million at December 31, 2004. Cash and cash equivalents decreased $1.6 million and total investment securities decreased $3.8 million during 2005. These decreases were partially offset by a $4.2 million increase in net loans receivable. As of December 31, 2005, securities were comprised of $30.9 million in securities available for sale and $13.1 million in securities held to maturity. During the past year securities available for sale increased by $1.2 million and securities held to maturity decreased $5.1 million. Approximately $9.0 million of the $13.1 million of investment securities held to maturity as of December 31, 2005, or 68.7%, mature within five years.

Our loan portfolio increased $4.2 million, or 9.8%, to $47.2 million at December 31, 2005, as compared to $43.0 million at December 31, 2004. During the past year, real estate loans increased by $4.1 million. Specifically, loans secured by residential properties, which included those secured by one-to-four family as well multi-family properties, increased $5.9 million and ended the year with an aggregate balance of $38.2 million. Commercial real estate loans decreased $230,000, ending the year with a balance of $6.4 million. Home equity lines of credit ended the year at $2.2 million, $486,000 more than at December 31, 2004. Loans for construction or development, decreased $1.5 million, ending the year with a balance of $2.3 million. Other consumer loans increased $78,000 during the year ended December 31, 2005 and ended the year with a balance of $314,000. Commercial business loans experienced a $57,000 increase during 2005 and ended with a balance of $224,000. Loans secured by deposits decreased from $113,000 in 2004 to $82,000 during 2005. The allowance for loan losses remained unchanged at $743,000 at December 31, 2005 as compared to December 31, 2004. The balance of the loan portfolio, as well as segments thereof, change for a number of reasons that are beyond our control, including customer demand, local economic conditions, changing demographic patterns, the general level of market interest rates and the terms offered by our competitors, as well as other reasons.

Deposits totaled $60.8 million at December 31, 2005, compared to $61.5 million at December 31, 2004, a decrease of $656,000, or 1.1%. During the year ended December 31, 2005, passbook, statement savings accounts, NOW accounts and money market deposit accounts decreased a collective $1.2 million. This decrease was partially offset by an increase in certificates of deposit of $540,000. The composition of deposits changes for a number of reasons that are beyond our control, as are listed in the above paragraph regarding our loan portfolio.

FHLB advances amounted to $20.5 million at December 31, 2005 and December 31, 2004. These advances were comprised of 12 different contracts, 10 of which have initial fixed rates, followed by variable rate conversion options, exercisable by the FHLB. Maturities of these 10 advances range from December 2010 through August 2011. At any conversion date, and quarterly thereafter, the advances can be prepaid without penalty. One FHLB advance, in the amount of $2.0 million, with an initial fixed rate and variable rate conversion option similar to those described above, converted during 2005 and was immediately paid off, without penalty. One other advance has a fixed rate and a remaining term as of December 31, 2005 of approximately eight months and may have a prepayment penalty if paid prior to maturity, depending on pre-established contractual terms, including the specific advance’s yield in relation to the yield on the investment portfolio of the

FHLB, as well as other factors. Another advance, which was acquired during 2005, has a variable rate set at 265 basis points below the prime rate and a remaining term as of December 31, 2005 of approximately 16 months and may be prepaid on a semi-annual basis without a penalty.

The advances from the FHLB were used to purchase investment securities at a favorable interest rate spread. See Note H of the Notes to Consolidated Financial Statements contained in this Annual Report to Stockholders for additional information on our FHLB advances.

Total equity at December 31, 2005 was $16.4 million, or 16.6% of total assets and was $17,000 lower than at year end 2004. The decrease in total equity during the year was attributable a $401,000 decrease in net unrealized gains on securities available for sale, partially offset by a collective $271,000 increase in retained earnings and paid in capital, and a $113,000 increase in common stock purchased by the Company’s Employee Stock Ownership Plan.

As of December 31, 2005 there was no share repurchase program in progress. At December 31, 2005 and December 31, 2004 there were 1,384,553 shares of common stock outstanding.

Results of Operations

Net Income. We recorded net income of $1.046 million for the year ended December 31, 2005, an increase of $14,000 or 1.4% from the $1.032 million recorded for the year ended December 31, 2004. This increase in net income was due to a $258,000 increase in noninterest income and a $7,000 decrease in the provision for income taxes, partially offset by a $189,000 decrease in net interest income, and a $62,000 increase in noninterest expense.

Our return on average assets was 1.05% for the year ended 2005, compared to 1.04% for the year ended 2004. Return on average equity was 6.42% for 2005, compared to 6.39% for 2004. Average equity to average assets was 16.64% for the year ended 2005, compared to 16.54% for the year ended 2004. During 2005 we paid aggregate, regular quarterly dividends on common stock totaling $839,000, or $0.64 per share. During 2004 we paid $794,000 in aggregate dividends on common stock, or $0.61 per share.

Net Interest Income. Net interest income for the year-ended December 31, 2005 was $2.7 million, a $189,000 decrease from net interest income of $2.9 million for the year-ended December 31, 2004. Our net interest spread during 2005 was 2.36%, a 25 basis point decrease from the 2.61% realized during 2004. Net interest margin decreased to 2.77% during 2005 from 2.99% in 2004, a decline of 22 basis points.

The decrease in net interest margin was caused by an increase in total interest expense of $212,000, or a 10.8% increase on a comparative year basis, partially offset by a $23,000, or 0.5%, increase in total interest income. Average interest-earning assets increased to $98.0 million in 2005 from $97.3 million during 2004, an increase of $698,000 or 0.7%. The increase in average interest-earning assets was primarily comprised of a $5.1 million increase in the average balance of investment securities and $3.7 million increase in average balance of loans receivable, partially offset by a $6.5 million decrease in the average balance of mortgage-backed and related securities and a $1.7 million decline in the average balance of interest bearing deposits from 2004 to 2005.

Total interest income increased from year-end 2004 to year-end 2005, primarily because of the increase in average earning assets. The overall yield on earning assets decreased one basis point, from 5.01% in 2004 to 5.00% in 2005. The decline in asset yield was primarily related to a decline on the yield on investment securities as management continued for much of the year with its strategy to shorten the average maturity of the investment portfolio to counter the effect of rising market interest rates.

The yield on our portfolio of loans receivable increased four basis points during 2005. The yield on our mortgage-backed and related securities portfolio increased by 17 basis points on a year to year basis. During 2004 and 2005, we did not purchase any mortgage-backed and related securities. The decrease in the average balance of these securities was primarily the result of principal paydowns related to regular monthly payments.

Adjustable rate loans comprised approximately 30.5% of our gross loan portfolio at December 31, 2005.

Our $1.1 million increase in interest-bearing liabilities was comprised chiefly of a $1.4 million increase in average borrowings which was partially offset by a $284,000 decrease in average deposits. Total interest expense increased $212,000, or 10.8%, from $2.0 million in 2004 to $2.2 million in 2005. A general increase in market interest rates and an increase in average borrowings were the primary reason for the increase in total interest expense. Overall, our cost of funds increased 24 basis points from 2.40% during 2004 to 2.64% during 2005. During 2005, the weighted average interest rate of our FHLB advances was 4.47%, four basis points lower than in 2004. Our cost of deposits increased 26 basis points, from 1.71% during 2004 to 1.97% during 2005. The average rate paid on our certificate of deposit accounts, our largest category of deposit accounts, increased 39 basis points, from 2.51% in 2004 to 2.90% for 2005. This increase was consistent with the steady rise in market interest rates during the year. The average rate of interest paid on savings deposits and demand and NOW accounts remained unchanged from 2004 to 2005.

See the tables below captioned “Average Balances, Interest Rates and Yields” and “Rate/Volume Analysis of Net Interest Income” for more detailed information regarding our net interest income.

Average Balances, Interest Rates and Yields

The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are computed using monthly average balances.

	Year Ended December 31,
	2005				2004
	Average Outstanding Balance	Interest Earned/ Paid		Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid		Yield/ Rate
	(Dollars in Thousands)
Interest-Earning Assets:
Loans receivable(1)	$45,594	$2,806		6.16%	$41,906	$2,563		6.12%
Mortgage-backed and related securities	13,902	629		4.52	20,399	888		4.35
Investment securities	32,201	1,254		3.89	27,054	1,300		4.81
FHLB stock	1,161	58		5.00	1,112	46		4.14
Interest-bearing deposits	5,131	151		2.94	6,820	78		1.14

Total interest-earning assets(1)	97,989	4,898		5.00	97,291	4,875		5.01

Noninterest earnings assets	2,762				2,261
Allowance for Loan Losses	(743)				(758)

Total Assets	$100,008				$98,794

Interest-Bearing Liabilities:
Savings deposits	$22,054	174		0.79%	$23,403	185		0.79%
Demand and NOW deposits	4,165	21		0.50	4,574	23		0.50
Certificate accounts	34,706	1,007		2.90	33,232	837		2.51
Borrowings	21,919	979		4.47	20,500	924		4.51

Total interest-bearing liabilities	82,844	2,181		2.64	81,709	1,969		2.40

Noninterest-bearing liabilities	871				937

Total Liabilities	83,715				82,646
Shareholders’ Equity	16,293				16,148

Total Liabilities & Equity	$100,008				$98,794

Net interest income		$2,717				$2,906

Net interest rate spread				2.36%				2.61%
Net earning assets	$15,145				$15,582

Net yield on average interest-earning assets				2.77%				2.99%
Average interest-earning assets to average interest-bearing liabilities		1.18	x			1.19	x

(1)	Calculated net of deferred loan fees, loan discounts and loans in process. Includes non-accrual loans.

Rate/Volume Analysis of Net Interest Income

The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and those due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

	Years Ended December 31, 2005 vs. 2004
	Increase/(Decrease) Due to		Total Increase (Decrease)
	Volume	Rate
	(In Thousands)
Interest-earning assets:
Loans receivable	$227	$16	$243
Mortgage-backed and related securities	(296)	37	(259)
Investment securities and FHLB stock	226	(260)	(34)
Interest-bearing deposits and other	(14)	87	73

Total interest-earning assets	$143	$(120)	$23

Interest-bearing liabilities:
Savings deposits	$(11)	$—	$(11)
Demand and NOW deposits	(2)	—	(2)
Certificate accounts	38	132	170
Borrowings	63	(8)	55

Total interest-bearing liabilities	88	124	212

Net interest income	$55	$(244)	$(189)

Provision for Loan Losses. We did not have a net provision for loan losses for the year ended December 31, 2005 or for the year ended December 31, 2004. The lack of a provision for loan losses in each comparative year was primarily related to the overall level of the allowance for loan losses and a stabilization in the overall asset quality of the loan portfolio. Our level of nonperforming loans, consisting of nonaccruing loans and loans delinquent more than 90 days, increased by $114,000 to $905,000 at December 31, 2005 from $791,000 at December 31, 2004. Our nonperforming loans totaled 1.9% of net loans receivable at December 31, 2005, compared to 1.8% of net loans receivable at December 31, 2004. Our allowance for loan losses was $743,000 at December 31, 2005, representing 82.1% of non-performing loans and 1.6% of net loans receivable. At December 31, 2004 the allowance for loan losses was $743,000, representing 93.9% of non-performing loans and 1.7% of net loans receivable.

At December 31, 2005, we had $35,000 in real estate owned compared to $51,000 in real estate owned at December 31, 2004.

It is our policy to provide valuation allowances for estimated losses on loans based upon past loss experience, current trends in the level of delinquent and specific problem loans, loan concentrations to single borrowers, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, and current and anticipated economic conditions in our market area. Accordingly, the calculation of the adequacy of the allowance for loan losses is not based directly on the level of non-performing assets.

Our methodology for determining the sufficiency of our allowance for loan losses focuses on four separate areas of our loan portfolio. The first part of our analysis considers all classified loans as determined by regulatory standards and assigns a specific loss factor to the balance of each classified loan. Minimum, pre-established loss factors are specified by written policy but may be adjusted upwards at management’s discretion. The second part of our analysis reviews all large borrower and “watch list” credit relationships, less any classified loans. A large borrower, for purposes of our analysis, is one that has an aggregate outstanding credit relationship with us of $400,000 or more. Each of these relationships is assigned a potential loss factor based on management’s judgment. Each of these loss factors must be less than the minimum loss factor that can be assigned a classified loan. The third part of our analysis assigns consistent loss factors to the remaining portfolio, segmenting loans into three categories: those secured by 1-4 family residences; those secured by multi-family and commercial real estate loans; and those secured by consumer loans. The fourth part of our analysis considers other factors, including the overall loan portfolio delinquency trend, current and forecasted local economic conditions, management’s adherence to established underwriting guidelines and the level of nonperforming loans in relation to the allowance for loan losses. Depending on management’s determination within a pre-established range, a percentage factor is assigned to each of the other factors in the fourth part of our analysis. This fourth part of the analysis adds between 7% and 32% of the aggregate allocation of parts one and two to the final allowance for loan loss sufficiency determination. All four parts are added together and compared, on a quarterly basis, to our overall allowance for loan losses. Parts one and two are considered specifically allocated to identified loans or lending relationships. Parts three and four are considered unallocated to any specific loans.

We will continue to monitor our allowance for loan losses and make future adjustments to the allowance through the provision for loan losses as economic conditions dictate. Although we maintain our allowance for loan losses at a level which we consider to be adequate to provide for losses, there can be no assurance that future losses will not exceed estimated amounts or that additional provisions for loan losses will not be required in future periods. In addition, our determination as to the amount of the allowance for loan losses is subject to review by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, as part of their examination process, which may result in the establishment of an additional allowance.

Non-interest Income. Non-interest income increased $258,000 to $584,000 for the year ended December 31, 2005 as compared to $326,000 for the year ended December 31, 2004. Gain on sale of investments was the primary contributor to non-interest income in both 2005 and 2004, contributing $542,000 and $283,000 to non-interest income in each respective year. Service fee and other income totaled $42,000 in 2005, as compared to $43,000 in 2004, a decrease of $1,000, or 0.2%. The $258,000 increase in non-interest income was mostly attributable to a $345,000 gain realized from the disposition of the Bank’s interest in Intrieve Incorporated, which was acquired during 2005 by Harland Financial Solutions, Inc. Intrieve Incorporated, which was owned by numerous financial institutions, was also the primary data processing service provider to the Bank. This sale represents a one-time gain that will not be replicated in future periods.

Harland Financial Solutions, Inc. has continued to provide these services as primary data processing service provider. Additionally, during 2005, the Association sold 3,000 shares of Freddie Mac stock, contributing $181,000 to gain on sale of investment securities. The remaining gain on sale of investments of $16,000 in 2005 was due to the closing of covered call positions on Freddie Mac stock that we own as part of our investment portfolio. For comparison, during 2004, we sold 4,000 shares of Freddie Mac stock, contributing $251,000 to gain on sale of investments. The remaining gain on sale of investments in 2004 was derived from the sale of selected interest bearing investment securities. As of December 31, 2005 we owned 22,000 shares of Freddie Mac stock, with an aggregate market value of $1.4 million.

Non-interest Expense. Non-interest expense increased $62,000, or 3.5%, for the year ended December 31, 2005 as compared to the same period in 2004. This increase was primarily due to an $82,000 increase in legal and audit expense on a year to year comparative basis. This increase was primarily due to the Company’s exploration of possible strategic alternatives that could be implemented to mitigate the financial impact of various existing and potential regulatory costs, including the requirements of Sarbanes-Oxley. Additionally, on a comparative period basis, occupancy and equipment expense, other operating expense and equity in loss of limited partnership increased $9,000, $8,000 and $5,000 respectively. These increases were partially offset by a decline in compensation and benefits, our largest category of non-interest expense. On a comparative year to year basis compensation and benefits declined $42,000. This decrease was primarily attributable to lower retirement plan costs related to our Employee Stock Ownership Plan. Franchise taxes were essentially unchanged in 2005 as compared to 2004 because of similar capital levels at the subsidiary Bank. The franchise tax rate remained unchanged in each comparative year.

Federal Income Taxes. The provision for federal income taxes totaled $441,000 for the year ended December 31, 2005, a decrease of $7,000, or 1.7% from the $448,000 provision for 2004. The decrease in the provision for federal income taxes was primarily due to a lower effective tax rate in 2005 as compared to 2004. The effective tax rate decreased to 29.7% for 2005 as compared to 30.3% for 2004. The above effective tax rates differ from the statutory rate of 34% primarily due to our ownership interest in a low income housing tax credit program. The tax credits from this program are expected to last through 2006.

Asset and Liability Management; Market Risk Analysis

As stated above, we derive our income primarily from the excess of interest collected over interest paid. The rates of interest we earn on assets and pay on liabilities generally are established contractually for a period of time. However, market interest rates change over time and our results of operations, like those of many financial institutions, are impacted by these and the interest rate sensitivity of our assets and liabilities. The risk associated with changes in interest rates and our ability to adapt to these changes is known as interest rate risk and is Home Federal’s most significant market risk.

Our operations are also affected by our level of income and expenses. Non-interest income includes service charges and fees and gain on sale of investments. Non-interest expenses primarily include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums, legal compliance and data processing expenses. Our results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policy.

In an attempt to manage our exposure to changes in interest rates and comply with applicable regulations, we monitor Home Federal’s interest rate risk. In monitoring interest rate risk we continually analyze and manage assets and liabilities based on their payment streams and interest rates, the timing of their maturities, and their sensitivity to actual or potential changes in market interest rates.

An asset or liability is interest rate sensitive within a specific time period if it will mature or reprice within that time period. If our assets mature or reprice more rapidly or to a greater extent than our liabilities, then the market value of our portfolio equity and our net interest income would tend to increase during periods of rising interest rates and decrease during periods of falling interest rates. Conversely, if our assets mature or reprice more slowly or to a lesser extent than our liabilities, then the market value of our portfolio equity and our net interest income would tend to decrease during periods of rising interest rates and increase during periods of falling interest rates. Our policy has been to address the interest rate risk inherent in our business of originating long-term loans funded by short-term deposits by maintaining sufficient liquid assets for material and prolonged changes in interest rates. We believe that our liquidity position and capital levels, which are well in excess of regulatory requirements, assist us in reasonably limiting the effects of our interest rate risk exposure.

Our Board of Directors is responsible for reviewing our asset and liability position. The Board performs a quarterly review of interest rate risk and trends, liquidity and capital ratios and related regulatory requirements. In addition, the Board reviews simulations of the effect of interest rates on Home Federal’s capital, net interest income and net income under various interest rate scenarios. Management of Home Federal is responsible for implementing the policies and decisions of the Board of Directors with respect to our asset and liability goals and strategies.

To manage the interest rate risk, we attempt to originate adjustable-rate loans; however, due to the low interest rate environment over the past several years, customer demand for fixed-rate loans has been strong. At December 31, 2005, adjustable-rate mortgage loans, including home equity lines of credit, totaled $15.1 million or 30.5% of our total gross loan portfolio. We also maintain a large portfolio of liquid assets which includes investment securities. Maintaining liquid assets, however, tends to reduce potential net income because liquid assets usually provide a lower yield than other interest-earning assets. Despite these strategies we are still more vulnerable to increases in interest rates than to decreases in interest rates given current market interest rate levels and trends, as illustrated in the table below.

The following table sets forth the change in Home Federal’s net portfolio value at December 31, 2005, based on Office of Thrift Supervision models, and to a lesser extent, internal assumptions, that would occur upon an immediate change in interest rates, with no effect given to any steps that management might take to counteract that change. Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The calculation is intended to illustrate the change in net portfolio value that will occur upon an immediate change in interest rates of at least 200 basis points with no effect given to any steps that management might take to counter the effect of that interest rate movement.

	December 31, 2005
	Net Portfolio Value			Net Portfolio Value as % of Portfolio Value of Total Asset
Change in Rate	Amount	$ Change	% Change	NPV Ratio	BP Change
	(Dollars in Thousands)
+300	$10,857	$(7,700)	(41.5)%	11.84%	(662)
+200	13,356	(5,202)	(28.0)	14.14	(432)
+100	16,167	(2,390)	(12.9)	16.56	(190)
—	18,557	—	—	18.46	—
-100	19,166	609	3.3	18.81	35
-200	18,518	(39)	(0.2)	18.10	(36)
-300	NM	NM	NM	NM	NM

NM = not meaningful because some market interest rates would compute to a rate less than zero.

In the above table, the first column on the left presents the basis point increments of yield curve shifts. The second column presents the overall dollar amount of net portfolio value at each basis point increment. The third and fourth columns present Home Federal’s actual position in dollar change and percentage change in net portfolio value at each basis point increment. The remaining columns present Home Federal’s percentage change and basis point change in its net portfolio value as a percentage of portfolio value of total assets. At December 31, 2005, Home Federal was within interest rate risk policy limits established by its Board of Directors.

Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including interest rates, loan prepayments, deposit decay rates, and the market values of certain assets under the various interest rate scenarios and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in the method of analysis presented in the computation of net portfolio value. Although certain assets and liabilities may have similar maturities or periods within which they reprice, they may react differently to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making the calculations set forth above.

Liquidity and Commitments

Home Federal’s primary sources of funds are deposits, repayments and prepayments of loans and securities and interest income. Although maturity and scheduled amortization of loans and securities are relatively predictable sources of funds, deposit flows and prepayments on loans and securities are influenced significantly by general interest rates, economic conditions and competition. Historically, we have been able to generate sufficient cash through our deposits and have only utilized borrowings to a limited degree. All borrowings incurred during the past year resulted from an opportunity to reinvest the proceeds at favorable interest rate spreads and was not related to liquidity needs.

Liquidity management is an ongoing and long-term function of our asset/liability management strategy. Excess funds generally are invested in interest-bearing overnight deposits at other financial institutions and in short-term investment securities. If we require funds beyond our ability to generate deposits, additional sources of funds are available. Our most liquid assets are cash and cash equivalents. At December 31, 2005, cash and cash equivalents totaled $4.6 million compared to $6.2 million at December 31, 2004. We monitor and review liquidity regularly and maintain a $3.2 million line of credit with a commercial bank which can be accessed immediately. Additionally, we have the ability to borrow funds from the FHLB of Cincinnati. At December 31, 2005, we had $7.2 in unused borrowing capacity from the FHLB of Cincinnati, including an existing $4.0 million cash management line of credit.

At December 31, 2005, we had $482,000 in loan origination commitments and no investment security purchase commitments outstanding, respectively. These commitments are generally expected to be funded within the next 30 days. At the same date, the unadvanced portion of construction and other loans was $1.6 million. These commitments are expected to be funded within the next 180 days. Additionally, the unused portion of home equity lines of credit at December 31, 2005 was $2.0 million. The commitment to fund the unused portion of a home equity line of credit may extend up to ten years. Certificates of deposit scheduled to mature in one year or less at December 31, 2005, totaled $27.0 million. We did not have any investment or mortgage-related securities scheduled to mature in one year or less at December 31, 2005. Based on historical experience, we believe that a significant portion of maturing deposits will remain with us. We believe, based on our current balance sheet structure and our ability to acquire funds from various sources, that our liquidity is adequate.

Capital

Total equity was $16.4 million at December 31, 2005, or 16.6% of total assets on that date. Consistent with our goals to operate a sound and profitable financial organization, we actively seek to maintain a “well capitalized” institution in accordance with regulatory standards. As of December 31, 2005, Home Federal exceeded all capital requirements of the Office of Thrift Supervision. Our regulatory capital ratios at December 31, 2005 were as follows: Tier I (leverage) capital, 15.35%; Tier I risk-based capital, 34.79%; and Total risk-based capital, 37.54%. The regulatory capital requirements to be considered well capitalized are 5.0%, 6.0%, and 10.0%, respectively.

Recent Accounting Pronouncements

Please see Note A of the Consolidated Financial Statements regarding recent accounting pronouncements.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Disclosure Regarding Forward-Looking Statements

First Niles and Home Federal may from time to time make written or oral “forward-looking statements.” These forward-looking statements may be contained in this Annual Report to Shareholders, in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB and the exhibits thereto, in our proxy statement for our annual meeting and in other communications by us, which are made in good faith pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties. The following factors, many of which are subject to change based on various other factors beyond our control, could cause our financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements:

•	the strength of the United States economy in general and the strength of the local economies in which we conduct our operations;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board;

•	inflation, interest rate, market and monetary fluctuations;

•	the timely development of and acceptance of new products and services of Home Federal and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services;

•	the willingness of users to substitute competitors’ products and services for our products and services;

•	our status as a public-reporting company;

•	the success of Home Federal in gaining regulatory approval of its products and services, when required;

•	the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	the impact of technological changes;

•	acquisitions;

•	changes in consumer spending and saving habits; and

•	our success at managing the risks involved in the foregoing.

The foregoing list of important factors is not exclusive. We do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of First Niles or Home Federal.

FIRST NILES FINANCIAL, INC.

NILES, OHIO

CONSOLIDATED FINANCIAL STATEMENTS AND REPORT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Years ended December 31, 2005 and 2004

—oo0oo—

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	PAGE C-21

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION	C-22

CONSOLIDATED STATEMENTS OF INCOME	C-23

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY	C-24

CONSOLIDATED STATEMENTS OF CASH FLOWS	C-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	C-26 - C-48

—oo0oo—

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

First Niles Financial, Inc.

Niles, Ohio

We have audited the consolidated statements of financial condition of First Niles Financial, Inc. and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Niles Financial, Inc. and subsidiary as of December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Anness, Gerlach & Williams

Youngstown, Ohio

February 9, 2006

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

(In thousands, except share data)

	December 31
	2005	2004
ASSETS
Cash and cash equivalents:
Noninterest bearing	$1,488	$1,075
Interest bearing	3,103	5,103

TOTAL CASH AND CASH EQUIVALENTS	4,591	6,178
Securities:
Available-for-sale - at market	30,859	29,639
Held-to-maturity - at cost	13,094	18,148
Loans receivable	47,180	42,966
Accrued interest receivable	579	579
Federal Home Loan Bank stock, at cost (restricted)	1,199	1,141
Real estate investment - limited partnership, at equity	87	113
Prepaid expenses and other assets	337	111
Prepaid federal income taxes	119	65
Deferred federal income tax asset	141	—
Premises and equipment, at cost less accumulated depreciation	330	289

TOTAL ASSETS	$98,516	$99,229

LIABILITIES
Deposits	$60,802	$61,458
Accrued interest payable	152	130
Accounts payable and other liabilities	666	667
Federal Home Loan Bank advances	20,500	20,500
Deferred federal income tax liability	—	61

TOTAL LIABILITIES	82,120	82,816
STOCKHOLDERS’ EQUITY
Stockholders’ equity:
Preferred stock, $.01 par value, authorized 500,000 shares, -0- shares issued and outstanding	—	—
Common stock, $.01 par value, authorized 6,000,000 shares; issued 1,754,411 shares	18	18
Additional paid-in capital	7,015	6,951
Retained earnings	14,523	14,316
Accumulated other comprehensive income:
Net unrealized gains on securities available for sale, net of related tax effects of $213 in 2005 and $420 in 2004	413	814
Common stock purchased by the Employee Stock Ownership Plan	(390)	(503)
Treasury stock - 369,858 shares at cost	(5,183)	(5,183)

TOTAL STOCKHOLDERS’ EQUITY	16,396	16,413

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$98,516	$99,229

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART

    OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF INCOME

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

(In thousands, except share data)

	Year Ended December 31
	2005	2004
Interest income:
Loans receivable:
First mortgage loans	$2,660	$2,424
Consumer and other loans	147	139
Mortgage-backed and related securities	628	888
U.S. Agencies and other securities	1,312	1,346
Interest-bearing deposits	151	78

TOTAL INTEREST INCOME	4,898	4,875
Interest expense:
Deposits	1,202	1,045
Borrowings	979	924

TOTAL INTEREST EXPENSE	2,181	1,969

NET INTEREST INCOME	2,717	2,906

Provision for loan losses	—	—

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	2,717	2,906
Noninterest income:
Gain on sale of securities	542	283
Service fees and other	42	43

TOTAL NONINTEREST INCOME	584	326
Noninterest expense:
Equity in loss of limited partnership	26	21
General and administrative:
Compensation and benefits	1,004	1,046
Occupancy and equipment	105	96
Federal deposit insurance premiums	8	9
State franchise taxes	192	192
Other operating expense	479	388

TOTAL NONINTEREST EXPENSE	1,814	1,752

INCOME BEFORE INCOME TAXES	1,487	1,480

Federal income taxes	441	448

NET INCOME	$1,046	$1,032

EARNINGS PER SHARE - BASIC	$0.79	$0.79

- DILUTED	$0.79	$0.78

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART

    OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

For the years ended December 31, 2005 and 2004

(In thousands, except share data)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Net Unrealized Gains on Securities Available for Sale	Common Stock Purchased by the Employee Stock Ownership Plan	Treasury Stock	Total
Balance January 1, 2004	$18	$6,879	$14,078	$1,003	$(623)	$(4,725)	$16,630

Comprehensive income:
Net income	—	—	1,032	—	—	—	1,032
Other comprehensive income, net of tax:
Change in unrealized gains on securities of $2, net of reclassification adjustment for gains included in net income of $187	—	—	—	(189)	—	—	(189)

Total comprehensive income	—	—	1,032	(189)	—	—	843

Cash dividends - $.61 per share	—	—	(794)	—	—	—	(794)
ESOP shares allocated to employees	—	89	—	—	120	—	209
Purchase of shares for treasury (68,908 shares)	—	—	—	—	—	(1,199)	(1,199)
Exercised stock options, net of tax	—	(17)	—	—	—	741	724

BALANCE DECEMBER 31, 2004	18	6,951	14,316	814	(503)	(5,183)	16,413
Comprehensive income:
Net income	—	—	1,046	—	—	—	1,046
Other comprehensive income, net of tax:
Change in unrealized gains on securities of $269, net of reclassification adjustment for gains included in net income of $132	—	—	—	(401)	—	—	(401)

Total comprehensive income	—	—	1,046	(401)	—	—	645

Cash dividends - $.64 per share	—	—	(839)	—	—	—	(839)
ESOP shares allocated to employees	—	64	—	—	113	—	177

BALANCE DECEMBER 31, 2005	$18	$7,015	$14,523	$413	$(390)	$(5,183)	$16,396

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART

    OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

(In thousands)

	Year Ended December 31
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,046	$1,032
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	5	4
Depreciation	35	29
Amortization of deferred loan fees and costs	(32)	(26)
Amortization of discounts and premiums on investments and mortgage-backed and related securities, net	38	62
Gain on sale of securities	(542)	(283)
ESOP shares allocated	177	209
Equity in loss of limited partnership	26	21
Loss on sale of fixed asset	—	13
Federal Home Loan Bank stock dividends	(58)	(45)

	695	1,016
Increase in accrued interest receivable and prepaid expenses and other assets	(280)	(18)
Increase in accrued interest payable, accounts payable and other liabilities	20	28

NET CASH PROVIDED BY OPERATING ACTIVITIES	435	1,026
CASH FLOWS FROM INVESTING ACTIVITIES
Activity in available-for-sale securities:
Sales	560	1,692
Maturities, prepayments and calls	6,616	33,014
Purchases	(8,500)	(12,999)
Activity in held-to-maturity securities:
Maturities, prepayments and calls	5,054	2,147
Purchases	—	(20,000)
Decrease in interest-bearing deposits with banks	2,000	1,324
Increase in loans receivable	(4,182)	(4,161)
Sale of fixed asset	—	4
Purchase of premises and equipment	(76)	(39)

NET CASH PROVIDED BY INVESTING ACTIVITIES	1,472	982
CASH FLOWS FROM FINANCING ACTIVITIES
Purchases of treasury stock	—	(1,199)
Dividends paid	(839)	(794)
Decrease in savings accounts	(1,195)	(1,054)
Increase in certificates of deposit	540	575
Proceeds of Federal Home Loan Bank advances	2,000	—
Payment of Federal Home Loan Bank advances	(2,000)	—
Proceeds from exercise of stock options	—	679

NET CASH USED IN FINANCING ACTIVITIES	(1,494)	(1,793)

NET INCREASE IN CASH	413	215
CASH AT BEGINNING OF YEAR	1,075	860

CASH AT END OF YEAR	$1,488	$1,075

Cash paid during the period for:
Interest	$2,160	$1,971
Income taxes	$492	$485

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART

    OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

First Niles Financial, Inc. (the “Company”) is a savings and loan holding company whose activities are primarily limited to holding the stock of the Home Federal Savings and Loan Association of Niles (the “Association”). The Association conducts a general banking business in Niles, Ohio which consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer and nonresidential purposes. The Association’s profitability is significantly dependent on its net interest income, which is the difference between interest income generated from interest-earning assets (i.e. loans and investments) and the interest expense paid on interest-bearing liabilities (i.e. customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Association can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of management’s control.

The consolidated financial information presented herein has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and general accounting practices within the financial services industry. In preparing consolidated financial statements in accordance with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates. A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses.

The following is a summary of significant accounting policies which have been consistently applied in the preparation of the accompanying consolidated financial statements.

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and the Association. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investment Securities and Mortgage-Backed and Related Securities:

The Company accounts for investment securities and mortgage-backed and related securities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” SFAS No. 115 requires that investments be categorized as held-to-maturity, trading or available-for-sale. Securities classified as held-to-maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts using methods that approximate the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments, only if the Association has the positive intent and ability to hold these securities to maturity. Trading securities and securities designated as available-for-sale are carried at fair value with resulting unrealized gains or losses recorded to equity. At December 31, 2005 and 2004, the Company’s equity accounts reflected net unrealized gains of $413,000 and $814,000, respectively, on securities designated as available-for-sale. Realized gains or losses on sales of securities are recognized using the specific identification method.

Loans Receivable:

Loans held in portfolio are stated at the principal amount outstanding, adjusted for the allowance for loan losses and unearned income. Interest is accrued as earned, unless the collectibility of the loan is in doubt. Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management’s periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management’s judgment, the borrower’s ability to make periodic interest and principal payments has returned to normal, in which case the loan is returned to accrual status. If the ultimate collectibility of the loan is in doubt, in whole or in part, all payments received on nonaccrual loans are applied to reduce principal until such doubt is eliminated.

At such time that management believes loan collection can only be effected through collateral liquidation, the estimated loan loss is charged off and the residual value is carried as an other asset.

Loan Origination Fees and Costs:

The Association accounts for loan origination fees and costs in accordance with SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” Pursuant to the provisions of SFAS No. 91, all loan origination fees received net of direct origination costs, are deferred and amortized to interest income over the contractual lives of the loans using the level-yield method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits the definition of loan origination costs to the direct costs attributable to originating a loan. Total unamortized fees and costs of $285,000 and $133,000, respectively, are carried with outstanding loan balances at December 31, 2005.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Losses on Loans:

It is the Association’s policy to provide valuation allowances for estimated losses on loans based on past loss experience, current trends in the level of delinquent and specific problem loans, loan concentrations to single borrowers, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and current and anticipated economic conditions in the primary market area. When the collection of a loan becomes doubtful, or otherwise troubled, the Association ascertains if the allowance for losses on loans is sufficient to absorb a loss equal to the difference between the fair value of the property securing the loan and the loan’s carrying value and records an additional loan loss provision if indicated. Major loans and major lending areas are reviewed periodically to determine potential problems at an early date. The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries).

The Association accounts for impaired loans in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.” SFAS No. 114 requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan’s effective interest rate or, as an alternative, at the loan’s observable market price or fair value of the collateral.

A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Association considers its investment in one to four-family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. With respect to the Association’s investment in commercial real estate loans, and its evaluation of impairment thereof, such loans are collateral dependent and, as a result, are carried as a practical expedient at the lower of cost or fair value.

Loans which are more than ninety days contractually delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time. The Association evaluates each impaired loan as to its circumstances to determine if interest recognition is appropriate when payments are received.

At December 31, 2005, the Association identified nine loans with a carrying value of $833,000 as impaired due to uncertain conditions and delinquent payments. Accrual of interest on these loans has been suspended. Contractual interest not recognized for 2005 was $59,000. The portion of the allowance for loan loss relating to the impaired loans at December 31, 2005 totaled $263,000. The average recorded investment in these loans for 2005 was $729,000. The carrying value of loans 90 days past due and still accruing was $72,000 at December 31, 2005.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

At December 31, 2004, the Association identified four loans with a carrying value of $625,000 as impaired due to uncertain conditions and delinquent payments. Accrual of interest on these loans has been suspended. Contractual interest not recognized for 2004 was $54,000. The portion of the allowance for loan loss relating to the impaired loans at December 31, 2004 totaled $265,000. The average recorded investment in these loans for 2004 was $790,000. The carrying value of loans 90 days past due and still accruing was $167,000 at December 31, 2004.

Premises and Equipment:

Premises and equipment are recorded at cost and include expenditures which extend the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation is provided on the straight-line method over the estimated useful lives of the assets, estimated to be forty to fifty years for buildings and three to ten years for furniture and equipment.

Federal Income Taxes:

The Company accounts for federal income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 established financial accounting and reporting standards for the effects of income taxes that result from the Company’s activities within the current and previous years. In accordance with SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in net taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years’ earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management’s estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management’s estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

Deferral of income taxes results primarily from the deferred compensation accrual, Federal Home Loan Bank stock dividends, and book/tax differences in the allowance for loan losses.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents:

For purposes of reporting cash flows, cash includes noninterest bearing cash which includes cash on hand and amounts due from correspondent banks.

Earnings Per Share:

Basic earnings per share is computed based upon the weighted-average shares outstanding during the year less weighted-average shares in the ESOP that are unallocated and not committed to be released. Diluted earnings per share is computed taking into consideration common shares outstanding and potential dilutive common shares to be issued under the Company’s stock option plan.

A reconciliation of the weighted-average common shares outstanding on a basic and diluted basis for 2005 and 2004 is as follows:

	2005	2004
Basic weighted-average shares	1,318,309	1,305,286

Diluted weighted-average shares	1,327,908	1,319,091

At December 31, 2005 and 2004, there were outstanding options to purchase 55,971 of common stock at an exercise price of $12.53.

Reclassifications:

Certain prior year amounts have been reclassified to conform to the 2005 consolidated financial statement presentation.

Recent Accounting Pronouncements:

On December 19, 2005, the Financial Accounting Standards Board issued FASB Staff Position (FSP) SOP 94-61, “Terms of Loan Products That May Give Rise to a Concentration of Credit Risk.” This FSP emphasizes the requirement to periodically assess the effect of changes in market or economic conditions on the adequacy of disclosures for all lending practices. Management does not believe that this FSP had an impact on the financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Effects of Recent Accounting Pronouncements:

In December 2004, the Financial Accounting Standards Board (the “FASB”) issued a revision to SFAS No. 123 which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily on accounting for transactions in which an entity obtains employee services in share-based transactions. This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, with limited exceptions. That cost will be recognized over the period during which an employee is required to provide services in exchange for the awarded - the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met.

Initially, the cost of employee services received in exchange for an award of liability instruments will be measured based on current fair value; the fair value of that award will be remeasured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

Excess tax benefits, as defined by SFAS 123R, will be recognized as an addition to additional paid in capital. Cash retained as a result of those excess tax benefits will be presented in the statement of cash flows as financing cash inflows. The write-off of deferred tax assets relating to unrealized tax benefits associated with recognized compensation cost will be recognized as income tax expense unless there are excess tax benefits from previous awards remaining in additional paid in capital to which it can be offset.

Compensation cost is required to be recognized beginning in the first annual period that begins after December 15, 2005 or January 1, 2006 as to the Corporation.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, reporting of a change in accounting principle. It is effective for fiscal years beginning after December 31, 2005 or January 1, 2006 as to the Corporation.

Management does not believe that any of the recently issued but not yet effective accounting standards will have a material effect on the financial statements when adopted in 2006.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE B - INVESTMENT SECURITIES

Available-for-Sale:

The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values for available-for-sale securities are summarized as follows:

	December 31, 2005
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(In thousands)
FHLMC common stock	$22	$1,416	$—	$1,438
Mortgage-backed securities	11,711	—	(479)	11,232
U.S. Agencies - callable:
Due after one year to five years	10,500	—	(135)	10,365
Due after five to ten years	6,000	4	(137)	5,867
Due after ten years	2,000	—	(43)	1,957

TOTALS	$30,233	$1,420	$(794)	$30,859

	December 31, 2004
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(In thousands)
FHLMC common stock	$24	$1,818	$—	$1,842
Mortgage-backed securities	16,367	2	(486)	15,883
U.S. Agencies - callable:
Due after one year to five years	4,000	—	(34)	3,966
Due after five to ten years	4,000	—	(61)	3,939
Due after ten years	3,999	20	(25)	3,994
Other	15	—	—	15

TOTALS	$28,405	$1,840	$(606)	$29,639

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE B - INVESTMENT SECURITIES (CONTINUED)

Unrealized losses on securities have not been recognized into income because management has the intent and the Company has the ability to hold the securities for the foreseeable future and the decline in fair value is due to increases in market interest rates. The fair value is expected to recover as the securities approach their maturity date and/or market interest rates decline.

Held-to-Maturity:

The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values for securities held-to-maturity are summarized as follows:

	December 31, 2005
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(In thousands)
U.S. Agencies - callable:
Due after one year to five years	$9,000	$—	$(156)	$8,844
Due after five to ten years	4,000	—	(69)	3,931
Due after ten years	—	—	—	—
Mortgage-backed and related securities	94	—	—	94

TOTALS	$13,094	$—	$(225)	$12,869

	December 31, 2004
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(In thousands)
U.S. Agencies - callable:
Due after one year to five years	$10,000	$5	$(35)	$9,970
Due after five to ten years	8,000	1	(29)	7,972
Due after ten years	—	—	—	—
Mortgage-backed and related securities	148	1	—	149

TOTALS	$18,148	$7	$(64)	$18,091

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE B - INVESTMENT SECURITIES (CONTINUED)

The table below indicates the length of time individual securities have been in a continuous unrealized loss position at December 31, 2005.

	Less than Twelve Months		More than Twelve Months
	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
Held to maturity:
U.S. Agencies	$3,943	$(57)	$8,832	$(168)

Available for sale:
Mortgage-backed securities	2,677	(69)	8,555	(410)
U.S. Agencies	9,444	(56)	8,745	(255)

TOTALS	$16,064	$(182)	$26,132	$(833)

During 2005, the Association sold available-for-sale securities for total proceeds of $560,000 resulting in gross realized gains of $542,000, including the sale of stock held in a data processing company from which proceeds were $360,000 and the gain was $345,000.

During 2004, the Association sold available-for-sale securities for total proceeds of $1.7 million resulting in gross realized gains of $283,000.

NOTE C - LOANS RECEIVABLE

The composition of the loan portfolio is as follows:

	December 31
	2005	2004
	(In thousands)
Real estate mortgage (primarily one-to-four family residential)	$34,381	$30,405
Construction and development	792	2,967
Commercial real estate	9,890	8,046
Consumer and other	512	403
Home equity lines of credit	2,266	1,776
Loans on deposits	82	112

	47,923	43,709
Less allowance for loan losses	743	743

TOTALS	$47,180	$42,966

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE C - LOANS RECEIVABLE (CONTINUED)

In the ordinary course of business, the Association has granted loans to some of its officers, directors and their related interests. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans was approximately $1.5 million and $1.7 million at December 31, 2005 and 2004, respectively. During the years ended December 31, 2005 and 2004, loans of $108,000 and $204,000, respectively, were made to officers, directors and their related interests, while principal repayments of $331,000 and $230,000 were received from related parties during 2005 and 2004, respectively.

The Association’s lending efforts have historically focused on one-to-four family residential real estate loans and construction loans, which comprise approximately $34.7 million, or 72%, of the total loan portfolio at December 31, 2005, and $32.2 million, or 74% of the total portfolio at December 31, 2004. Historically, such loans have been conservatively underwritten with cash down payments sufficient to provide the Association with adequate collateral coverage in the event of default. Nevertheless, the Association, as with any lending institution, is subject to the risk that real estate values or economic conditions could deteriorate in its primary lending areas within Ohio, thereby impairing collateral values.

The activity in the allowance for loan losses is summarized as follows:

	December 31
	2005	2004
	(In thousands)
Balance at beginning of year	$743	$759
Provision reflected in operations	—	—
Less loans charged off	—	(16)
Recovery	—	—

BALANCE AT END OF YEAR	$743	$743

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE D - REAL ESTATE INVESTMENT - LIMITED PARTNERSHIP

The Association holds an interest in a limited partnership formed to construct and operate multi-family housing units. Due to the ability to exercise significant control over operations, the Association accounts for the investment in the limited partnership using the equity method. Under the terms of the limited partnership agreement, the Association made a capital contribution of $500,000 and is allocated tax losses and affordable housing federal income tax credits based upon that investment.

Condensed financial information extracted from preliminary accounting information for year 2005 and unaudited information for year 2004 for the entire partnership is summarized as of and for the years ended December 31, 2005 and 2004 as follows:

	2005	2004
	(In thousands)
Balance Sheet:
Investment in real estate	$3,554	$3,760
Total assets	3,665	3,869
Mortgage payable	2,616	2,679
Partners’ equity	278	483

Operations:
Rental income	593	589
Net loss	205	126

NOTE E - PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31
	2005	2004
	(In thousands)
Land	$32	$32
Building and building improvements	523	514
Furniture and equipment	378	311

	933	857
Less accumulated depreciation	603	568

TOTALS	$330	$289

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE F - DEPOSITS

Substantially all deposits are interest bearing. The type of deposit accounts are summarized as follows:

	December 31
	2005	2004
	(In thousands)
Savings and transaction accounts	$26,047	$27,243
Certificates of deposit	34,755	34,215

TOTALS	$60,802	$61,458

Deposits in excess of $100,000 are not federally insured. At December 31, 2005 and 2004, the aggregate amount of individual deposits in excess of $100,000 was $18.2 million and $16.9 million, respectively.

Scheduled maturities of certificates of deposit are as follows:

	December 31
	2005	2004
	(In thousands)
Within one year	$23,601	$19,027
One to two years	9,380	8,961
Two to three years	1,774	4,902
Three to four years	—	1,325
Four to five years	—	—

TOTALS	$34,755	$34,215

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE G - FEDERAL INCOME TAXES

	Year Ended December 31
	2005	2004
	(In thousands)
Income tax expense is summarized as follows:
Federal:
Current	$452	$444
Deferred	(11)	4

TOTALS	$441	$448

The provision for federal income taxes on earnings differ from that computed at the statutory rate of 34% as follows:

	Year Ended December 31
	2005	2004
	(In thousands)
Federal taxes computed at statutory rate	$506	$503
Increase (decrease) resulting from:
Limited partnership tax credits	(78)	(78)
Dividends received deduction	(9)	(8)
Other	22	31

FEDERAL INCOME TAX PROVISION	$441	$448

Effective federal income tax rate	29.7%	30.3%

The components of the net deferred federal income tax asset (liability) are as follows:

	December 31
	2005	2004
	(In thousands)
Deferred tax liabilities:
Federal Home Loan Bank stock dividends	$(172)	$(152)
Depreciation	(13)	—
Unrealized gains on securities available for sale	(213)	(420)

TOTAL DEFERRED TAX LIABILITIES	(398)	(572)
Deferred tax assets:
Deferred compensation	134	134
Allowance for loan losses	252	252
Imputed loan interest	81	61
ESOP	26	27
Loan fees	46	28
Depreciation	—	3
Sale of FHLMC options	—	6

TOTAL DEFERRED TAX ASSETS	539	511

NET DEFERRED FEDERAL
INCOME TAX ASSET (LIABILITY)	$141	$(61)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE G - FEDERAL INCOME TAXES (CONTINUED)

The Association was previously allowed a special bad debt deduction based on a percentage of earnings, generally limited to 8% of otherwise taxable income, or the amount of qualifying and nonqualifying loans outstanding and subject to certain limitations based on aggregate loans and savings account balances at the end of the calendar year. If the amounts that qualified as deductions for federal income tax purposes are later used for purposes other than for bad debt losses, including distributions in liquidation, such distributions will be subject to federal income taxes at the then current corporate income tax rate. Retained earnings at December 31, 2005, includes approximately $2.5 million for which federal income taxes have not been provided. The amount of the unrecognized deferred tax liability relating to the cumulative percentage of earnings bad debt deduction totaled approximately $863,000 at December 31, 2005.

The Association’s tax credits arise from an investment in a qualified low-income housing limited partnership. The credit is subject to partial recapture in the event the project fails to comply with regulations pertaining to qualifying basis. At December 31, 2005, the partnership had maintained its qualifying basis. In the event of recapture, the Association would have to repay $245,000 of credits used plus nondeductible interest.

NOTE H - FEDERAL HOME LOAN BANK ADVANCES AND OTHER DEBT

Federal Home Loan Bank (FHLB) advances are secured by qualifying one-to-four family residential and multi-family mortgage loans up to 125% of outstanding advances, or $25.6 million at December 31, 2005. Advances issued by the FHLB are at either a variable or fixed rate of interest or at a fixed rate for an initial period until a quarterly option exercisable by the FHLB may convert the issue to a variable rate. Each advance is subject to a prepayment penalty if paid prior to its maturity date, except for when prior to maturity, an advance is converted to a variable rate. In the event of such conversion, the advance may be prepaid without penalty at conversion and on a quarterly basis thereafter. The following table summarizes the advances.

Interest Rate	Maturity	Convertible to Variable Rate	Amount (in thousands)
3.12%	August, 2006	N/A (fixed)	$1,000
4.60%	April, 2007	N/A (variable)	2,000
5.01%	December, 2010	March, 2002	3,000
5.20%	December, 2010	December, 2003	2,000
4.60%	January, 2011	January, 2002	2,000
4.93%	February, 2011	February, 2004	2,000
4.71%	February, 2011	February, 2002	1,000
5.20%	March, 2011	March, 2006	1,000
4.08%	April, 2011	April, 2002	2,000
4.16%	May, 2011	May, 2002	2,000
4.09%	May, 2011	May, 2002	1,000
4.52%	August, 2011	August, 2004	1,500

Weighted - average 4.59%		TOTAL	$20,500

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE H - FEDERAL HOME LOAN BANK ADVANCES AND OTHER DEBT (CONTINUED)

At December 31, 2005, the outstanding advances from FHLB totaled $20.5 million at a weighted-average rate of 4.59%.

The Association maintains a $3.2 million unsecured line of credit with another financial institution. At December 31, 2005 and 2004, the line of credit was not used and was fully available.

NOTE I - EMPLOYEE BENEFIT PLANS

Stock Option Plan:

The Board of Directors adopted a Stock Option Plan that provided for the issuance of 175,440 shares of authorized, but unissued shares of common stock at fair value at the date of grant. During 1999, the Company granted options to purchase 157,896 shares at an exercise price of $12.53 per share.

A summary of the status of the Company’s stock option plan as of December 31, 2005 and 2004 and changes during the period ended on those dates is presented below:

	2005		2004
	Shares	Weighted-Average Exercise Price	Shares	Weighted-Average Exercise Price
Outstanding at beginning of year	55,971	$12.53	110,472	$12.53
Granted	—	—	—	—
Exercised	—	—	54,151	12.53
Forfeited	—	—	350	—

Outstanding at end of year	55,971	$12.53	55,971	$12.53

Options exercisable at year-end	55,971	$12.53	55,971	$12.53

The following information applies to options outstanding at December 31, 2005:

Number outstanding	55,971
Weighted-average exercise price	$12.53
Weighted-average remaining contractual life	6.3 years

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE I - EMPLOYEE BENEFIT PLANS (CONTINUED)

Pro Forma Disclosure of the Effect of Stock-Based Compensation:

The Company accounts for its stock option plan in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation,” which contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, SFAS No. 123 permits entities to continue to account for stock options and similar equity instruments under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net earnings and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied.

Pro forma effects on earnings arising from stock based compensation have been omitted for 2005 and 2004 in that no options were granted in those years.

Employee Stock Ownership Plan:

The Company has an Employee Stock Ownership Plan (“ESOP”) which provides retirement benefits for all employees who have completed one year of service and have attained the age of 21. The Company accounts for the ESOP in accordance with Statement of Position (“SOP”) 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” SOP 93-6 requires the measure of compensation expense recorded by employers to equal the average fair value of ESOP shares allocated to participants during a given fiscal year. The shares released to participant accounts are based upon the principal and interest payments of the underlying debt. As shares are committed to be released, the Company reports compensation expense equal to the current market price of the shares and the shares become outstanding for earnings per share computation. The expense related to the ESOP totaled $177,000 and $209,000 for years 2005 and 2004, respectively. Dividends paid on unallocated shares are used to pay debt service. At December 31, 2005 and 2004, the ESOP held 57,280 and 73,912 unallocated shares with a fair market value of $.9 million and $1.3 million, respectively, for each year. Shares allocated since inception through December 31, 2005 and 2004 were 144,305 and 127,613, respectively. The remaining unpaid cost of the original unallocated shares at December 31, 2005 and 2004 is $390,000 and $503,000, respectively, which is presented as common stock purchased by the Employee Stock Ownership Plan in stockholders’ equity.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE I - EMPLOYEE BENEFIT PLANS (CONTINUED)

Nonqualified Deferred Compensation Plan:

The Directors of the Association had approved a nonqualified deferred compensation plan for certain officers which provided for retirement benefits of specified amounts for each executive. The agreements had been subject to annual renewal, however, the Directors elected to terminate this agreement at the conclusion of the plan year ended August 31, 1998. Accrued deferred compensation in the amount of $396,000 at December 31, 2005 and 2004 is payable in a lump sum upon the executive’s death, disability, voluntary resignation, or termination by the Association without cause.

NOTE J - TREASURY STOCK

During 2003, the Board of Directors authorized two repurchase plans of up to 69,865 and 141,477 shares, respectively, of its common stock in the open market or private transaction. The repurchased shares are to be held in the treasury and used for general corporate purposes including use in the Company’s benefit plans. During 2004, the Company purchased 68,908 shares at a cost of $1.2 million. There was no common stock repurchased or repurchase plans authorized by the Board of Directors during 2005.

NOTE K - COMMITMENTS AND CONTINGENCIES

The Association is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial condition. The contract or notional amounts of the commitments reflect the extent of the Association’s involvement in such financial instruments.

The Association’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Association uses the same credit policies in making commitments and conditional obligations as those utilized for on-balance sheet instruments.

At December 31, 2005, the Association had outstanding commitments of approximately $2.1 million to originate fixed and variable rate residential real estate loans and $2.0 million of variable rate home equity lines of credit. The average interest rate of loan commitments and home equity lines of credit was 6.4% at December 31, 2005. In the opinion of management, the outstanding loan commitments equaled or exceeded prevalent market interest rates and such loans were underwritten in accordance with normal underwriting policies, and all commitments will be funded via cash flow from operations and existing excess liquidity.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE K - COMMITMENTS AND CONTINGENCIES (CONTINUED)

From time to time, and in the ordinary course of business, the Company becomes a party to matters of litigation. In the opinion of the Company’s counsel, there are no claims, asserted or unasserted, the resolution of which would have a material affect on the Company’s consolidated financial statements.

NOTE L - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table shows carrying values and the related estimated fair values of financial instruments at December 31, 2005 and 2004.

	December 31
	2005		2004
	Carrying Amounts	Estimated Fair Value	Carrying Amounts	Estimated Fair Value
	(In thousands)
Cash and equivalents	$4,591	$4,591	$6,178	$6,178
Securities:
Available-for-sale	30,859	30,859	29,639	29,639
Held-to-maturity	13,094	12,869	18,148	18,091
Federal Home Loan Bank stock	1,199	1,199	1,141	1,141
Loans	47,180	47,253	42,966	43,212
Accrued interest receivable	579	579	579	579
Deposits:
Checking, savings and money market	(26,047)	(26,047)	(27,243)	(27,243)
Certificates of deposit	(34,755)	(34,695)	(34,215)	(34,384)
Accrued interest payable	(152)	(152)	(130)	(130)
Federal Home Loan Bank advances	(20,500)	(20,732)	(20,500)	(21,426)

For purposes of the above disclosures of estimated fair value, the following assumptions were used: the estimated fair value for cash and equivalents and accrued interest was considered to approximate cost; the estimated fair value for securities was based on quoted market values for the individual securities or for equivalent securities; the estimated fair value for loans was based on estimates of the rate the Association would charge for similar loans at December 31, 2005 and 2004, respectively, applied over estimated payment periods; the estimated fair value for demand and savings deposits was based on their carrying value; the estimated fair value for certificates of deposit was based on estimates of the rate the Company would pay on such obligations at December 31, 2005 and 2004, respectively, applied for the time period until maturity; the fair value of the advances at December 31, 2005 and December 31, 2004 was determined with reference to rates in effect for similar lending arrangements; and the estimated fair value of commitments was not material.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE L - FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

While these estimates of fair values are based on management’s judgment of appropriate factors, there is no assurance that, if the Company had disposed of such items at December 31, 2005 or 2004, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 2005 should not be considered to apply at any subsequent date.

NOTE M - REGULATORY CAPITAL

The Association is subject to minimum capital requirements promulgated by the Office of Thrift Supervision (“OTS”). Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Such minimum capital standards generally require the maintenance of regulatory capital sufficient to meet each of three tests, hereinafter described as the tangible capital requirement, the tier 1 core capital requirement and the total risk-based capital requirement. The tangible capital requirement provides for minimum tangible capital (defined as stockholders’ equity less all intangible assets) equal to 1.5% of adjusted total assets. The tier 1 core capital requirement provides for minimum core capital (tangible capital plus certain forms of supervisory goodwill and other qualifying intangible assets) generally equal to 4.0% of adjusted total assets except for those associations with the highest examination rating and acceptable levels of risk.

The total risk-based capital requirement currently provides for the maintenance of core capital plus general loan loss allowances equal to 8.0% of risk-weighted assets. In computing risk-weighted assets, the Association multiplies the value of each asset on its statement of financial condition by a defined risk-weighting factor, e.g., one-to four-family residential loans carry a risk-weighted factor of 50%.

During the year 2005, the Association was notified by the OTS that it was categorized as “well capitalized” under the framework for prompt corrective action. To be categorized as “well capitalized,” the Association must maintain capital ratios as set forth in the following schedule.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE M - REGULATORY CAPITAL (CONTINUED)

As of December 31, 2005 and 2004, management believes that the Association met all capital adequacy requirements to which it was subject.

2005:

	Actual		To be Adequately Capitalized				To be “Well- Capitalized” under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio		Amount		Ratio
	(Dollars in thousands)
Tier 1 core capital	$14,846	15.4%	≥	$3,869	≥	4.0%	≥	$4,836	≥	5.0%
Total risk-based capital	$16,019	37.5%	≥	$3,414	≥	8.0%	≥	$4,268	≥	10.0%
Tier 1 risk-based capital	$14,846	34.8%	≥	$1,707	≥	4.0%	≥	$2,561	≥	6.0%
Tangible capital	$14,846	15.4%	≥	$1,451	≥	1.5%		*		*

2004:

	Actual		To be Adequately Capitalized				To be “Well- Capitalized” under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio		Amount		Ratio
	(Dollars in thousands)
Tier 1 core capital	$13,623	14.2%	≥	$3,842	≥	4.0%	≥	$4,802	≥	5.0%
Total risk-based capital	$14,963	36.9%	≥	$3,249	≥	8.0%	≥	$4,060	≥	10.0%
Tier 1 risk-based capital	$13,623	33.6%	≥	$1,624	≥	4.0%	≥	$2,436	≥	6.0%
Tangible capital	$13,623	14.2%	≥	$1,441	≥	1.5%		*		*

*	Ratio is not required under regulations

The Association’s management believes that, under the current regulatory capital regulations, the Association will continue to meet its minimum capital requirements in the foreseeable future. However, events beyond the control of the Association, such as increased interest rates or a downturn in the economy in the primary market area, could adversely affect future earnings and, consequently, the ability to meet future minimum regulatory capital requirements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE M - REGULATORY CAPITAL (CONTINUED)

The Association is subject to regulations imposed by the OTS regarding the amount of capital distributions payable to the Company. Generally, the Association’s payment of dividends is limited, without prior OTS approval, to net earnings for the current calendar year plus the two preceding calendar years, less capital distributions paid over the comparable time period. Insured institutions are required to file an application with the OTS for capital distributions in excess of this limitation.

NOTE N - CONDENSED FINANCIAL STATEMENTS OF FIRST NILES FINANCIAL, INC.

The following condensed financial statements summarize the financial position of First Niles Financial, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended.

First Niles Financial, Inc.

STATEMENTS OF FINANCIAL CONDITION

December 31, 2005 and 2004

(In thousands)

	2005	2004
ASSETS

Cash and cash equivalents:
Noninterest bearing	$238	$9
Interest bearing	520	1,576

	758	1,585
Mortgage loan receivable	283	289
Account receivable from Home Federal Savings and Loan Association of Niles	3	63
Investment in Home Federal Savings and Loan Association of Niles	15,259	14,437
Accrued interest receivable	2	2
Prepaid federal income tax	119	65

TOTAL ASSETS	$16,424	$16,441

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accrued expenses	$28	$28

TOTAL LIABILITIES	28	28
Stockholders’ equity	16,396	16,413

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,424	$16,441

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE N - CONDENSED FINANCIAL STATEMENTS OF FIRST NILES FINANCIAL, INC. (CONTINUED)

First Niles Financial, Inc.

CONDENSED STATEMENTS OF INCOME

For the years ended December 31, 2005 and 2004

(In thousands)

	2005	2004
Revenue:
Interest income	$52	$26

TOTAL REVENUE	52	26

General and administrative expenses	320	243

LOSS BEFORE INCOME TAX CREDITS AND EQUITY IN EARNINGS OF SUBSIDIARY	(268)	(217)

Income tax credits	(91)	(74)

LOSS BEFORE EQUITY IN EARNINGS OF SUBSIDIARY	(177)	(143)

Equity in earnings of subsidiary	1,223	1,175

NET INCOME	$1,046	$1,032

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FIRST NILES FINANCIAL, INC. AND SUBSIDIARY

December 31, 2005 and 2004

NOTE N - CONDENSED FINANCIAL STATEMENTS OF FIRST NILES FINANCIAL, INC. (CONTINUED)

First Niles Financial, Inc.

CONDENSED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2005 and 2004

(In thousands)

	2005	2004
Cash flows from operating activities:
Net income for the period	$1,046	$1,032
Adjustments to reconcile net income to net cash provided by operating activities:
Excess distributions (undistributed income of) from consolidated subsidiary	(1,223)	325
Net decrease in due from subsidiary, accrued interest and prepaid expenses	182	649
Decrease in accounts payable and accrued expense	—	(9)

NET CASH PROVIDED BY OPERATING ACTIVITIES	5	1,997

Cash flows from investing activities:
Net decrease in loans receivable	6	5
Net (increase) decrease in interest bearing deposits	1,057	(700)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,063	(695)

Cash flows from financing activities:
Exercise of options	—	679
Dividends paid	(839)	(794)
Purchase of treasury stock	—	(1,199)

NET CASH USED IN FINANCING ACTIVITIES	(839)	(1,314)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	229	(12)

Cash and cash equivalents at beginning of period	9	21

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$238	$9

Noncash transaction:
Employee stock benefit plan transactions	$177	$209

Tax benefits from stock option plan	$—	$44

FIRST NILES FINANCIAL, INC.

SHAREHOLDER INFORMATION

ANNUAL MEETING

The annual meeting of shareholders will be held at 2:00 p.m. local time, Wednesday, April 26, 2006, at the main office of First Niles, located at 55 North Main Street, Niles, Ohio.

COMMON STOCK AND DIVIDENDS

First Niles Financial, Inc.’s common stock trades on The Nasdaq SmallCap Market under the symbol “FNFI.” At December 31, 2005, there were 1,754,411 shares of common stock issued, 1,384,553 shares of common stock outstanding and 431 shareholders of record.

The table below presents the quarterly range of high and low sales prices of First Niles’ common stock for 2004 and 2005, as well as the amount of cash distributions declared during the stated periods. The price information set forth in the table below was provided by the Nasdaq Stock Market.

	CASH DIVIDENDS
	HIGH	LOW	DECLARED
First Quarter (ended March 31, 2004)	$18.25	$16.67	$0.15
Second Quarter (ended June 30, 2004)	$19.30	$16.51	$0.15
Third Quarter (ended September 30, 2004)	$20.70	$16.85	$0.15
Fourth Quarter (ended December 31, 2004)	$19.90	$17.30	$0.16

First Quarter (ended March 31, 2005)	$18.29	$14.69	$0.16
Second Quarter (ended June 30, 2005)	$18.00	$14.50	$0.16
Third Quarter (ended September 30, 2005)	$17.32	$14.00	$0.16
Fourth Quarter (ended December 31, 2005)	$15.98	$12.00	$0.16

Dividend payment decisions are made with consideration of a variety of factors including earnings, financial condition, market considerations and regulatory restrictions. Restrictions on dividend payments are described in Note M of the Notes to Consolidated Financial Statements included in this Annual Report.

SHAREHOLDER AND GENERAL INQUIRIES	TRANSFER AGENT

Lawrence Safarek, Vice President First Niles Financial, Inc. 55 North Main Street Niles, Ohio 44446 (330) 652-2539	Computershare Investor Services LLC 2 North Lasalle Street Chicago, Illinois 60602 (888) 294-8217 (toll free)

PROXY

FIRST NILES FINANCIAL, INC.

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby constitutes and appoints the Board of Directors of First Niles Financial, Inc. (“First Niles”), and its survivor, as proxy with full power of substitution, to vote the number of shares of common stock of First Niles Financial, Inc. which the undersigned would be entitled to vote if personally present at the special meeting of shareholders (the “Special Meeting”) to be held on December 14, 2006, at our main office located at 55 North Main Street in Niles, Ohio at 3: 30 p.m. local time, and at any adjournment or postponement thereof upon the proposal described in the Proxy Statement and the Notice of Special Meeting of Shareholders dated November 17, 2006, the receipt of which is acknowledged in the manner specified below.

1.	To vote on the Articles of Amendment providing for the reclassification of each share of First Niles common stock held by record holders of 300 or fewer shares into one share of Series A Preferred Stock.

FOR	☐	AGAINST	☐	ABSTAIN	☐

2.	To vote on the adjournment of the Special Meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of the Articles of Amendment or attendance at the meeting.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	In the discretion of the proxies on such other matters that are unknown to First Niles’ board of directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Special Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO FIRST NILES’ BOARD OF DIRECTORS AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                         , 2006

Signature

Signature if held jointly

THIS PROXY IS SOLICITED BY FIRST NILES’ BOARD OF DIRECTORS AND

MAY BE REVOKED PRIOR TO ITS EXERCISE.

Optional:                                              I                      do                      do not plan to attend the Special Meeting.